Exhibit 4.7

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “Supplemental Indenture”), dated as of November 21, 2017 (the “Effective Date”), is by and among Sunnova Energy Corporation (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”), relating to those certain 12.00% Senior Secured Notes due 2018 (each a “Note” and collectively, the “Notes”) of the Issuer, issued pursuant to the Indenture, dated as of April 24, 2017 (the “Indenture”), by and between the Issuer, the Trustee and Wilmington Trust, National Association, as collateral trustee.

INTRODUCTION

WHEREAS, the Board of Directors of the Issuer has approved the Issuer’s issuance of up to $40,000,000 of a new series of senior convertible preferred equity (together with the proceeds of any liquidation preference, whether now existing or hereinafter accruing, in respect thereof, the “Senior Convertible Preferred Equity”) pursuant to the Certificate of Incorporation of the Issuer (as amended and restated from time to time, the “Restated Certificate”), attached hereto as Exhibit A-1, and as further described pursuant to that certain Unanimous Written Consent in Lieu of a Meeting of the Board of Directors of the Issuer, dated as of November 6, 2017, attached hereto as Exhibit A-2;

WHEREAS, the Board of Directors of the Issuer has approved and the holders of the Notes have consented to the Issuer’s incurrence of up to $15,000,000 in new subordinated indebtedness (together with any PIK payments in respect thereof, the “New Subordinated Indebtedness”) pursuant to the promissory note (the “New Subordinated Indebtedness Note”) attached hereto as Exhibit B;

WHEREAS, the Issuer wishes that the Trustee acknowledge and agree to a limited waiver of the notice period set forth in Section 3.03 of the Indenture in order to waive the requirement that the Issuer provide notice to the Trustee at least 30 days in advance of the redemption date (as contemplated therein) and instead provide such notice at least 15 days in advance of the redemption date, subject to the terms and conditions hereof;

WHEREAS, the Issuer wishes that the Trustee acknowledge and agree, if and to the extent that each of the issuance of the Senior Convertible Preferred Equity, any future issuances of Equity Interests permitted under Section 4.07(b)(ii) of the Indenture and the execution, delivery and performance of any related subscription agreements with the Sponsors constitute a Default or a breach of any limitation set forth in the last sentence of Section 4.07 of the Indenture, that such breach or Default is deemed to be waived;

WHEREAS, the Issuer wishes that, in connection with the bring down of the representations and warranties set forth in the Note Documents pursuant to Section 3 hereof;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, Section 9.03 of the Indenture provides that a waiver to the Indenture shall become effective upon the requisite consents of the holders of the Notes, the receipt by the Trustee of the Opinion of Counsel and Officers’ Certificate required under Sections 9.05 and 14.04 of the Indenture and the execution by the Trustee of the waiver; and WHEREAS, all actions and documents required for the execution and delivery of this Supplemental Indenture have been provided and this Supplemental Indenture is authorized pursuant to the Indenture, as applicable.

NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Supplemental Indenture, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Indenture and used herein without definition shall have the meaning assigned to such term in the Indenture, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Supplemental Indenture, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Supplemental Indenture shall refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Supplemental Indenture as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Supplemental Indenture and shall not be used in the interpretation of any provision of this Supplemental Indenture.

Section 2. Consent and Acknowledgement

(a) Subject to the terms and conditions of this Supplemental Indenture and pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee acknowledge and agree that (i) the issuance of the Senior Convertible Preferred Equity, (ii) any future issuances of Equity Interests of the Issuer to the Sponsor or any portfolio company of the Sponsor that conform to the requirements of Section 4.07(b)(ii) of the Indenture and (iii) the execution, delivery and performance of any related subscription agreements with the Sponsor for such Equity Interests, if and solely to the extent that such actions are prohibited under the last sentence of Section 4.07 of the Indenture, such breach of such prohibition (and the resulting Default) is hereby deemed to be waived; provided, however, that (1) the foregoing shall not permit issuances of Equity Interests of the Issuer to any portfolio company of the Sponsor to the extent that such portfolio companies would beneficially own more than twenty percent (20%) in the aggregate of the outstanding Voting Stock of the Issuer (calculated on a fully diluted basis) and (2) nothing contained in this Supplemental Indenture shall be deemed to permit the Issuer to declare or pay any dividend or make any distribution on account of any such Equity Interests or to make any cash payment to the holders of any such Equity Interests, except, for the avoidance of doubt, as permitted by Section 4.04 of the Indenture.

(b) The parties hereby acknowledge and agree that, together with the funding of the Preferred Stock Commitment on October 3, 2017 in accordance with Section 4.20(a) of the Indenture, upon the funding of the Senior Convertible Preferred Equity on or about the date hereof resulting in net proceeds of at least $40,000,000 to the Issuer, the Issuer shall have satisfied the covenant to fund an additional subscription by any or all of the Issuer’s stockholders for Equity Interests of the Issuer (other than Disqualified Stock) resulting in net proceeds to the Issuer (taken together with the amount funded in respect of the Preferred Stock Commitment) of at least $80,000,000 in accordance with Section 4.20(b) of the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The parties agree, to the extent the incurrence of the New Subordinated Indebtedness is, or when incurred was, a breach or a Default of Sections 4.03 and 4.07 of the Indenture, such breach or Default is deemed to be waived.

(d) The Trustee acknowledges the terms and conditions of the New Subordinated Indebtedness and consents to the Issuer’s entry into, incurrence of and performance of its obligations thereunder (the consents and waivers set forth in Section 2(c) and this Section 2(d), collectively, the “Consent and Waiver”); provided, however, that the Consent and Waiver is specific to the New Subordinated Indebtedness as described and authorized under this Supplemental Indenture and, until the Notes have been paid in full, no refinancing, modification or cash payment (whether at Maturity or otherwise) of the New Subordinated Indebtedness or transfer or assignment of the rights or obligations with respect thereto by the Issuer or the Sponsors shall be permitted hereunder and any such refinancing, modification, transfer, cash payment or assignment shall be a breach of the Indenture and this Agreement.

(e) The Issuer and the Trustee hereby consent to a limited waiver of the notice period in Section 3.03 of the Indenture in order to waive the requirement that the Issuer provide notice to the Trustee at least 30 days in advance of the redemption date (as contemplated therein) and instead provide such notice at least 15 days in advance of the redemption date.

(f) With respect to the Notice of Conditional Full Redemption, dated September 14, 2017, delivered by the Issuer to the holders of Notes (as it may be supplemented from time to time), and the related notice in the form of an Officers’ Certificate, the Issuer and the Trustee hereby consent to a limited waiver of the notice period in Section 3.05(b) of the Indenture in order to waive the requirement that the Issuer provide notice to the Trustee at least 5 Business Days prior to the date on which the Trustee will provide notice to holders (as contemplated therein) and instead provide such notice on the same Business Day on which the Trustee will provide notice to holders of Notes, subject to the terms and conditions hereof and provided that the Trustee has received a draft of the notice in form satisfactory to it prior to the date such notice is to be sent by the Trustee.

Section 3. Representations and Warranties

(a) The Issuer hereby represents and warrants that: (i) after giving effect to this Supplemental Indenture and the First Amendment to Purchase Agreement, dated as of the date hereof, by and among the Issuer and the holders of the Notes, the representations and warranties contained in Article III of the Purchase Agreement and in each other Note Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be true and correct in all respects, as of such earlier date; (ii) after giving effect to this Supplemental Indenture, no Event of Default has occurred and is continuing; (iii) the execution, delivery and performance of this Supplemental Indenture are within the corporate power and authority of Issuer and have been duly authorized by appropriate corporate action and proceedings; (iv) this Supplemental Indenture constitutes the legal, valid, and binding obligation of the Issuer enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Supplemental Indenture; and (vi) the security interests under the Security Documents are valid and subsisting and secure the Issuer’s obligations under the Notes Documents.

Section 4. Acknowledgements and Agreements.

(a) The Issuer does hereby adopt, ratify, and confirm Indenture and the other Note Documents and acknowledges and agrees that the Indenture and the other Note Documents are and remain in full force and effect, and the Issuer acknowledges and agrees that its respective liabilities and obligations under the Indenture and the other Note Documents are not impaired in any respect by this Supplemental Indenture.

(b) The Issuer hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to the Trustee Indenture or in any other Note Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

(c) For the avoidance of doubt, the Issuer hereby also agrees and acknowledges that Section 2 above shall not operate as a waiver of or otherwise prejudice any of the rights and remedies of the Trustee otherwise other than as expressly provided in Section 2. The Trustee hereby expressly reserves all of its rights, remedies, and claims under the Note Documents. Nothing in this Supplemental Indenture shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Note Documents, (ii) any of the agreements, terms or conditions contained in any of the Note Documents (other than this Supplemental Indenture), (iii) any rights or remedies of the Trustee with respect to the Note Documents (other than this Supplemental Indenture) or (iv) the rights of the Trustee to collect the full amounts owing under the Note Documents as and when such amounts are due and payable under the terms of the Note Documents.

(d) This Supplemental Indenture is a Note Document for the purposes of the provisions of the other Note Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Supplemental Indenture shall be a Default or Event of Default, as applicable, under the Indenture.

(e) The Issuer shall indemnify and hold harmless the Trustee from and against any and all damages, losses, costs, and expenses (including, without limitation, legal fees and expenses) relating to this Supplemental Indenture in accordance with Section 7.07 of the Indenture.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) The Issuer covenants and agrees to pay the Trustee’s fees and expenses in connection with the execution and delivery of this Supplemental Indenture in accordance with Section 7.07 of the Indenture.

Section 5. Conditions to Effectiveness. This Supplemental Indenture shall become effective and enforceable against the parties hereto on the Effective Date, with respect to the consents granted in Sections 2(a) and 2(b) herein, and as of August 25, 2017, with respect to the consents granted in Sections 2(c) through 2(f) herein, upon the satisfaction of the following conditions precedent:

(a) the Trustee shall have received this Supplemental Indenture duly executed by the Issuer and the Trustee;

(b) the Issuer shall have paid on the Effective Date all costs and expenses which are payable pursuant to Section 7.07 of the Indenture; and

(c) the Trustee shall have received the documents required to be delivered to it pursuant to the Indenture, including evidence of the consent of Cede & Co., nominee for The Depository Trust Company, to the execution and delivery of this Supplemental Indenture.

Section 6. Counterparts. This Supplemental Indenture may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Supplemental Indenture shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 7. Successors and Assigns. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Purchase Agreement and Indenture.

Section 8. Invalidity. In the event that any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Supplemental Indenture.

Section 9. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10. Record Date. The Issuer informs the Trustee that the voting record date for purposes of this Supplemental Indenture shall be November 7, 2017 (the “Record Date”).

Section 11. Entire Agreement. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE OTHER NOTE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ISSUER:

SUNNOVA ENERGY CORPORATION

By:	/s/ Jordan Kozar
Name: Jordan Kozar
Title: Chief Financial Officer

Signature Page to

Supplemental Indenture

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

Signature Page to

Supplemental Indenture

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A-1

Certificate of Incorporation

[Attached]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “SUNNOVA ENERGY CORPORATION”, FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 2017, AT 1:11 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUNNOVA ENERGY CORPORATION

Sunnova Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies:

FIRST. The name of the corporation is Sunnova Energy Corporation. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 22, 2012. The corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 21, 2012. The corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 20, 2013. The corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 16, 2016. The corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 24, 2017.

SECOND. This Fifth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and in accordance with Article Fourth, restates, integrates and amends the provisions of the corporation’s Certificate of Incorporation, as amended and restated.

THIRD. Upon the filing of this Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the series of stock that was designated as the “Convertible Preferred Stock” in the Fourth Amended and Restated Certificate of Incorporation shall be redesignated as the “Series A Convertible Preferred Stock”. All references to the previously designated “Convertible Preferred Stock” in this Fifth Amended and Restated Certificate of Incorporation have been adjusted to reflect the foregoing.

FOURTH. This Fifth Amended and Restated Certificate of Incorporation hereby amends and restates the corporation’s Fourth Amended and Restated Certificate of Incorporation to read in its entirety as set forth in Annex A hereto.

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[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Certificate of Incorporation on this 9th of November 2017.

SUNNOVA ENERGY CORPORATION

By:	/s/ William J. (John) Berger
Name: William J. (John) Berger
Title: Chief Executive Officer

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Annex A

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUNNOVA ENERGY CORPORATION

ARTICLE I

NAME

Section I.1 The name of the Corporation is “Sunnova Energy Corporation” (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section II.1 The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE

Section III.1 The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

Section IV.1 The total number of shares of capital stock which the Corporation shall have the authority to issue shall be (i) one hundred and sixteen million (116,000,000) shares of convertible preferred stock having a par value of $0.01 per share (“Convertible Preferred Stock”), (a) of which one hundred and five million (105,000,000) shares are designated as the “Series A Convertible Preferred Stock” and (b) of which eleven million (11,000,000) shares are designated as the “Series B Convertible Preferred Stock”; and (ii) one hundred and eighty million (180,000,000) shares of common stock having a par value of $0.01 per share (“Common Stock”). The voting power, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of the above classes of stock are as specified below.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section IV.2 COMMON STOCK

The Corporation shall have two classes of Common Stock: Series A Common Stock and Series B Common Stock. The Corporation shall have the authority to issue one hundred and sixty million (160,000,000) shares of Series A Common Stock and twenty million (20,000,000) shares of Series B Common Stock.

The designations and the powers, preferences and rights of the Common Stock are as follows

(a) Voting.

(i) The holders of shares of Series A Common Stock shall be entitled to one vote for each share of Series A Common Stock upon all matters presented to the stockholders and shall have the right to vote for the election of directors and for all other purposes; provided, however, that except as otherwise required by law, holders of Series A Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Convertible Preferred Stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

(ii) The holders of shares of Series B Common Stock shall be nonvoting and shall not have the right to vote on any matter involving the Corporation, except as required by applicable law.

(iii) The number of authorized shares of Common Stock, or of any class or classes of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b) Dividends. The holders of the Common Stock shall be entitled to such dividends in respect thereof (on a pro rata basis based upon the number of then-outstanding shares of Common Stock) as may from time to time be declared by the Board of Directors of the Corporation (the “Board of Directors”), but only when and as declared by the Board of Directors, out of any funds legally available for declaration of dividends, and subject to any provisions of this Certificate of Incorporation, any Certificate of Designation and any resolutions of the Board of Directors adopted pursuant to authority contained herein and therein requiring that dividends be declared, paid or set aside upon the outstanding shares of Convertible Preferred Stock of any series or upon the outstanding shares of any other class of capital stock ranking senior to the Common Stock as to dividends or that the Corporation fulfill any obligations it may have with respect to the redemption of any outstanding Convertible Preferred Stock as a condition to the declaration and/or payment of any dividend on the Common Stock; provided, however, that no dividends may be declared, paid or set aside upon the outstanding shares of Common Stock unless and until all declared and unpaid dividends upon the outstanding shares of Convertible Preferred Stock, if any, have been paid.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share pro rata (based upon the number of then-outstanding shares of Common Stock) in the net assets available for distribution to holders of Common Stock after satisfaction of the prior claims of the holders of shares of Convertible Preferred Stock of any series and shares of any other class of capital stock ranking senior to the Common Stock as to assets, in accordance with the provisions of this Certificate of Incorporation, any Certificate of Designation and any resolutions of the Board of Directors adopted pursuant to authority herein contained.

(d) Uncertificated Shares. Nothing in this Certificate of Incorporation or any Certificate of Designation limits or will be interpreted to limit the power of the Board of Directors under the DGCL to provide that some or all of any or all classes or series of Convertible Preferred Stock or Common Stock shall be uncertificated.

Section IV.3 CONVERTIBLE PREFERRED STOCK

One hundred and five million (105,000,000) shares of the authorized and unissued Convertible Preferred Stock of the Corporation are hereby designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and eleven million (11,000,000) shares of the authorized and unissued Convertible Preferred Stock of the Corporation are hereby designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”).

The designations and the powers, preferences and rights, and restrictions, qualifications and limitations, of the Convertible Preferred Stock are as follows:

(a) Dividends.

(i) From and after the date of the issuance of any shares of Series A Preferred Stock, dividends in the amount of 6% per annum on the sum of the Series A Preferred Original Issue Price (as defined below) plus the amount of previously accrued dividends, measured quarterly, shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (all such accrued dividends, the “Accruing Series A Preferred Dividends”). Accruing Series A Preferred Dividends shall accrue quarterly, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section IV.3(a)(i) or in Section IV.3(b)(i), such Accruing Series A Preferred Dividends shall be payable in cash only when, as and if declared by the Board of Directors and the Corporation otherwise shall be under no obligation to pay such Accruing Series A Preferred Dividends. The Corporation shall not declare, pay or set aside any dividends on Common Stock (other than dividends on shares of Common Stock payable in shares

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount equal to the sum of (i) the amount of the aggregate Accruing Series A Preferred Dividends then accrued on such share of Series A Preferred Stock and not previously paid, and (ii) that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of Series A Common Stock and (2) the number of shares of Series A Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend. The “Series A Preferred Original Issue Price” shall mean $5.3246735 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

(ii) From and after the date of the issuance of any shares of Series B Preferred Stock, the Company shall automatically increase the Series B Preferred Original Issue Price (as defined below) of each outstanding share of Series B Preferred Stock, on a quarterly basis, by an amount equal to 14% per annum (the “Series B PIK Accretion”). The “Series B Preferred Original Issue Price” shall mean $3.73 per share, subject to appropriate adjustment for any Series B PIK Accretion and in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

(b) Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(i) Preferential Payments to Holders of Convertible Preferred Stock. Upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), subject to the rights of any class or series of capital stock of the Corporation ranking senior to the Convertible Preferred Stock in respect of payments on liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event:

(A) Each holder of shares of Series B Preferred Stock then outstanding shall be entitled to payment out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to the holders of Series A Preferred Stock, Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock by reason of their ownership thereof in respect of payment on liquidation, dissolution or winding up or any Deemed Liquidation Event, in an amount per share of Series B Preferred Stock (such amount, the “Series B Liquidation Preference”) equal to the greater of (1) the Series B Preferred Original Issue Price, or (2) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Series A Common Stock pursuant to Section IV.3(d) immediately prior to such liquidation, dissolution, winding up or Deemed

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section IV.3(b)(i)(A) Section IV.3(b)(i), the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(B) After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to payment out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to the holders of Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock by reason of their ownership thereof in respect of payment on liquidation, dissolution or winding up or any Deemed Liquidation Event, in an amount per share of Series A Preferred Stock (such amount, the “Series A Liquidation Preference”) equal to the greater of (1) the sum of (x) the Series A Preferred Original Issue Price, plus (y) any Accruing Series A Preferred Dividends accrued but unpaid to the date fixed for liquidation, dissolution or winding up or of the Deemed Liquidation Event (it being understood that the Series A Liquidation Preference as of any date shall for all purposes hereunder be deemed to include Accruing Series A Preferred Dividends that have accrued thereon, whether or not declared, since the dividend payment date immediately preceding the date of such liquidation, dissolution or winding up or Deemed Liquidation Event to the extent unpaid as of such date) or (2) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Series A Common Stock pursuant to Section IV.3(d) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section IV.3(b)(i)(B), the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Convertible Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(iii) Deemed Liquidation Events.

(A) Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 75% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) elect otherwise by written notice sent to the Corporation at least three (3) days prior to the effective date of any such event:

(1) a merger or consolidation in which

(I) the Corporation is a constituent party or

(II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(2) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation;

provided, however, that a transaction or series of related transactions shall not constitute a Deemed Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the stockholders who held the Corporation’s securities immediately prior to such transaction or series of related transactions.

(B) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section IV.3(b)(iii)(A)(1)(1) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section IV.3(b)(i) and Section IV.3(b)(ii).

(C) In the event of a Deemed Liquidation Event referred to in Section IV.3(b)(iii)(A)(1)(II) or Section IV.3(b)(iii)(A)(2), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Convertible Preferred Stock; and (ii) if the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Convertible Preferred Stock at a price per share equal

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to Series A Preferred Liquidation Amount or the Series B Preferred Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Convertible Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Convertible Preferred Stock to the fullest extent of such Available Proceeds in conformity with the priorities set forth in Section IV.3(b)(i) and Section IV.3(b)(ii), and shall redeem the remaining shares as soon as it may lawfully do so under the DGCL governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section IV.3(b)(iii)(C), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(D) If the amount deemed paid or distributed under this Section IV.3(b)(iii) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(1) For securities not subject to investment letters or other similar restrictions on free marketability,

(I) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

(II) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such transaction; or

(III) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(2) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (1) above so as to reflect the approximate fair market value thereof.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(3) If holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) object to the valuation determined by the Board of Directors, then the value shall be the fair market value as mutually determined by the Corporation and such holders of Convertible Preferred Stock, and if the Corporation and such holders are unable to reach agreement, then the fair market value shall be established by an independent nationally recognized investment bank reasonably acceptable to both the Corporation and such holders of Convertible Preferred Stock.

(E) In the event of a Deemed Liquidation Event pursuant to Section IV.3(b)(iii)(A)(1)(I), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section IV.3(b)(i) and Section IV.3(b)(ii) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section IV.3(b)(i) and Section IV.3(b)(ii) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section IV.3(b)(iii)(E), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(c) Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting):

(i) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of those shares of Series B Preferred Stock and Common Stock entitled to vote on a particular matter, as a single class.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) Notwithstanding anything to the contrary, until the expiration or early termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the acquisition of Series B Preferred Stock by Energy Capital Partners III-C, LP (“ECP III-C”) as contemplated by the Subscription Agreements (the “Series B Subscription Agreements”), dated as of November 9, 2017, by and between the Corporation, one the one hand, and ECP III-C and the other holders of the Series B Preferred Stock, on the other hand (the “HSR Act Approval”), each holder of outstanding shares of Series B Preferred Stock shall not be entitled to any voting rights. Upon obtaining HSR Act Approval, each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (with the shares of Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Preferred Stock shall vote together with the holders of those shares of Series A Preferred Stock and Common Stock entitled to vote on a particular matter, as a single class.

(d) Optional Conversion. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i) Right to Convert.

(A) Conversion Ratio.

(1) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Series A Common Stock as is determined by dividing the Series A Preferred Original Issue Price by the Series A Preferred Conversion Price (as defined below) in effect at the time of conversion. The “Series A Preferred Conversion Price” shall initially be equal to $5.3246735. Such initial Series A Preferred Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Series A Common Stock, shall be subject to adjustment as provided below.

(2) Upon obtaining HSR Act Approval, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, at or after the earlier of (i) November 9, 2018, and (ii) immediately prior to the consummation of a “Sale of the Company” (as defined in the Investors Agreement (as defined below)), and without the payment

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Series A Common Stock as is determined by dividing the Series B Preferred Original Issue Price by the Series B Preferred Conversion Price (as defined below) in effect at the time of conversion. The “Series B Preferred Conversion Price” shall initially be equal to $3.73. Such initial Series B Preferred Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Series A Common Stock, shall be subject to adjustment as provided below.

(B) Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of the applicable series of Convertible Preferred Stock.

(ii) Fractional Shares. No fractional shares of Series A Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Series A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Convertible Preferred Stock that the holder is at the time converting into Series A Common Stock and the aggregate number of shares of Series A Common Stock issuable upon such conversion.

(iii) Mechanics of Conversion.

(A) Notice of Conversion. In order for a holder of Convertible Preferred Stock to voluntarily convert shares of Convertible Preferred Stock into shares of Series A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Convertible Preferred Stock and, if applicable, any event on which such conversion is contingent and (ii) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Convertible Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Series A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Series A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Convertible Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Series A Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Convertible Preferred Stock represented by any surrendered certificate that were not converted into Series A Common Stock, (ii) pay in cash such amount as provided in Section IV.3(d)(ii) in lieu of any fraction of a share of Series A Common Stock otherwise issuable upon such conversion and (iii) pay all applicable declared but unpaid dividends on the shares of Convertible Preferred Stock converted.

(B) Reservation of Shares. The Corporation shall, at all times when the Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Series A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Series A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Preferred Conversion Price or the Series B Preferred Conversion Price, as applicable, below the then par value of the shares of Series A Common Stock issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Series A Common Stock at such adjusted Series A Preferred Conversion Price or Series B Preferred Conversion Price, respectively.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(C) Effect of Conversion. All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Series A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided Section IV.3(d)(ii) and to receive payment of any dividends declared but unpaid thereon. Any shares of Convertible Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Convertible Preferred Stock accordingly.

(D) No Further Adjustment. Upon any such conversion, no adjustment to the Series A Preferred Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or the Series A Common Stock delivered upon conversion.

(E) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Common Stock upon conversion of shares of Convertible Preferred Stock pursuant to this Section IV.3(d). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Series A Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(iv) Adjustments to Conversion Price for Diluting Issues.

(A) Special Definitions. For purposes of this ARTICLE TV, the following definitions shall apply:

(1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(2) “Series B Convertible Preferred Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section IV.3(d)(iv)(C) below, deemed to be issued) by the Corporation after the Series B Convertible Preferred Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempt Securities”):

(I) shares of Common Stock or Convertible Preferred Stock issued or issuable under the Purchase and Exchange Agreement, dated as of March 16, 2016, by and among the Corporation and the initial holders of Convertible Preferred Stock party thereto (the “Purchase and Exchange Agreement”) or under the Series B Subscription Agreements (or any preemptive rights with respect thereto); shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section IV.3(d)(v), (vi), (vii) or (viii);

(II) shares of Common Stock, Options or Convertible Securities issued or issuable upon conversion of any of the Convertible Preferred Stock, or as a dividend or distribution on the Convertible Preferred Stock;

(III) shares of Common Stock, Options or Convertible Securities issued or issuable upon the conversion of any Convertible Security (but only to the extent that the original issuance of such Convertible Security was subject to adjustment pursuant to this Section IV.3(d)(iv));

(IV) shares of Common Stock, Options or Convertible Securities issued or issuable to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries (including any shares of Common Stock, Options or Convertible Securities issued upon the conversion or exchange thereof) pursuant to any plan, agreement or arrangement approved by the Board of Directors;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(V) shares of Common Stock, Options or Convertible Securities issued or issuable pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or a business line, unit or division or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors; or

(VI) shares of Common Stock, Options or Convertible Securities issued or issuable in any firmly underwritten public offering of shares of Common Stock, Options or Convertible Securities of the Corporation pursuant to a registration statement under the Securities Act of 1933 (an “IPO”).

(B) No Adjustment of Conversion Price. No adjustment in the Series A Preferred Conversion Price or the Series B Preferred Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(C) Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time or from time to time after the Series B Convertible Preferred Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempt Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Preferred Conversion Price or the Series B Preferred Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Series A Preferred Conversion Price or the Series B Preferred Conversion Price to an amount which exceeds the lower of (i) the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempt Securities), the issuance of which did not result in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D) (either because the consideration per share (determined pursuant to Section IV.3(d)(iv)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) then in effect, or because such Option or Convertible Security was issued before the Series B Convertible Preferred Original Issue Date), are revised after the Series B Convertible Preferred Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section IV.3(d)(iv)(C)(1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D), the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be readjusted to such Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) provided for in this Section IV.3(d)(iv)(C) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section IV.3(d)(iv)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) that would result under the terms of this Section IV.3(d)(iv)(C)) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) that such issuance or amendment took place at the time such calculation can first be made.

(D) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B Convertible Preferred Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section IV.3(d)(iv)(C)), without consideration or for a consideration per share less than the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately prior to such issue, then the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” shall mean the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately after such issue of Additional Shares of Common Stock;

(2) “CP1” shall mean the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately prior to such issue of Additional Shares of Common Stock;

(3) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Convertible Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(4) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPO; and

(5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(E) Determination of Consideration. For purposes of this Section IV.3(d)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section IV.3(d)(iv)(C), relating to Options and Convertible Securities, shall be determined by dividing:

(I) The total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(F) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section IV.3(d)(iv)(D), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Convertible Preferred Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series B Convertible Preferred Original Issue Date combine the outstanding shares of Common Stock, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Convertible Preferred Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Convertible Preferred Stock simultaneously receive a dividend or other distribution of shares of Series A Common Stock in a number equal to the number of shares of Series A Common Stock as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Series A Common Stock on the date of such event.

(vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Convertible Preferred Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section IV.3(a) do not apply to such dividend or distribution, then and in each such event the holders of Convertible Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Series A Common Stock on the date of such event.

(viii) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section IV.3(d)(iv), (vi) or (vii)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Convertible Preferred Stock shall thereafter be convertible in lieu of the Series A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Series A Common Stock of the Corporation issuable upon conversion of one share of Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section IV.3(d) with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth in this Section IV.3(d) (including provisions with respect to changes in and other adjustments of the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock)) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock. For the avoidance of doubt, nothing in this Section IV.3(d)(viii) shall be construed as preventing the holders of Convertible Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Section IV.3(d)(viii) be deemed conclusive evidence of the fair value of the shares of Convertible Preferred Stock in any such appraisal proceeding.

(ix) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to this Section IV.3(d), the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Convertible Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Convertible Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) then in effect, and (ii) the number of shares of Series A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Convertible Preferred Stock.

(x) Notice of Record Date. In the event:

(A) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(B) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(C) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Convertible Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Convertible Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

(e) Mandatory Conversion.

(i) Trigger Events. Upon either (x) the closing of the sale of shares of Common Stock to the public at a price of at least 1.25 times the Series A Preferred Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) with aggregate gross proceeds, net of the underwriting discount and commissions, to the Corporation of not less than $100 million, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (y) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section 1V.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) (the time of such closing, or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (A) upon an event specified in clause (x) or (y) above, all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Series A Common Stock, in each case at the then effective conversion rate as calculated pursuant to Section IV.3(d)(i)(A) and (B) such shares of Series A Preferred Stock and Series B Preferred Stock converted pursuant to this Section IV.3(e)(i) may not be reissued by the Corporation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) Procedural Requirements. All holders of record of shares of Series A Preferred Stock and Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 1V.3(e). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock and Series B Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock and Series B Preferred Stock converted pursuant to Section IV.3(e)(i), including the rights, if any, to receive notices and vote (other than as a holder of Series A Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section IV.3(e)(ii). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock and Series B Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section IV.3(d)(ii) in lieu of any fraction of a share of Series A Common Stock and Series B Preferred Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock and Series B Preferred Stock converted. Such converted Series A Preferred Stock and Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock and Series B Preferred Stock accordingly.

(f) Redemption.

(i) General. At any time after the ninety-first (91st) day after the earlier of the maturity date of the Senior Notes (as defined below) (but only if all obligations under the Senior Notes have been repaid in full on such date) or the date the Senior Notes are no longer outstanding, and unless prohibited by Delaware law

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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governing distributions to stockholders, shares of Series B Preferred Stock may be redeemed by the Corporation, in its sole and absolute discretion, at a price equal to the Series B Preferred Original Issue Price per share (the “Redemption Price”), and the date of such redemption shall be referred to as the “Redemption Date.” If on the Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series B Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. “Senior Notes” shall mean such notes set forth in the Indenture dated as of April 24, 2017, by and between the Corporation and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

(ii) Redemption Notice. The Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Series B Preferred Stock not less than five (5) days prior to the Redemption Date. The Redemption Notice shall state:

(A) the number of shares of Series B Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(B) the Redemption Date and the Redemption Price;

(C) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section IV.3(f)(iii)); and

(D) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

(iii) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section IV.3(f)(ii), the Conversion Rights of the shares of Series B Preferred Stock designated for redemption shall terminate at the close of business on the last full day preceding the Redemption Date, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares of Series B Preferred Stock shall continue until such price is paid in full.

(iv) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section IV.3(d), shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such holder.

(v) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(g) Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

(h) Series B Preferred Stock Protective Provisions. At any time when at least fifty (50) percent of the shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) originally issued pursuant to the Series B Subscription Agreement are outstanding, the Corporation shall not, either directly or indirectly, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty (50) percent of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) purchase, redeem or exchange or retire for value (or permit any subsidiary to purchase, redeem, exchange or retire for value) any shares of capital stock of the Corporation; or

(ii) pay or declare any dividend or make any distribution or payment on any shares of capital stock of the Corporation;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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other than, in the case of clauses (i) and (ii), (x) redemptions of or dividends or distributions on the Series B Preferred Stock or (y) conversion of the Convertible Preferred Stock, in each case as expressly authorized herein.

ARTICLE V

ADDITIONAL POWERS OF THE CORPORATION

Section V.1 In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) subject to the limitations and exceptions, if any, contained in the By-laws of the Corporation (the “By-laws”), the By-laws may be adopted, amended or repealed by the Board of Directors;

(b) elections of directors need not be by written ballot; and

(c) subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the By-laws.

ARTICLE VI

EXISTENCE

Section VI.1 The Corporation is to have perpetual existence.

ARTICLE VII

INDEMNIFICATION

Section VII.1 The Corporation shall indemnify and hold harmless, to the fullest extent not prohibited by the DGCL, each person (a “Covered Person”) who is or was made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding (each, a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an executive officer or director of the Corporation, against all liability, claims, damages, costs and losses suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. The Corporation may, in its sole and absolute discretion, indemnify such other persons as it may deem desirable or necessary, to the fullest extent not prohibited by the DGCL. For purposes of this ARTICLE VII, each of the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice Presidents, the Treasurer and the Secretary of the Corporation shall be deemed to be an executive officer.

Section VII.2 The Corporation shall, to the fullest extent not prohibited by the DGCL, pay the expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding in advance of final disposition; provided, however, that to the extent required by the DGCL, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts so advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified under this ARTICLE VII or otherwise.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section VII.3 The rights conferred on any Covered Person pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights such Covered Person may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section VII.4 The rights conferred on any Covered Person pursuant to this ARTICLE VII shall continue as to a person who has ceased to be a Covered Person (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors, administrators, legatees and distributees of such person.

Section VII.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE VII, the By-laws, the DGCL, or any other applicable law.

Section VII.6 The provisions of this ARTICLE VII shall be a contract between the Corporation, on the one hand, and each Covered Person and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Covered Person or other person intend to be, and shall be, legally bound. No amendment, repeal or modification of this ARTICLE VII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section VII.7 If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this ARTICLE VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section VII.8 The Corporation hereby acknowledges that the Investors (as defined in the Second Amended & Restated Investors Agreement, dated as of November 9, 2017, by and among the Corporation and the stockholders of the Corporation party thereto (as amended from time to time, the “Investors Agreement”)), the ECP Directors and the Non-ECP Directors (each as defined in the Investors Agreement) and their respective heirs or representatives (each, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Investors or their affiliates (collectively, the “Indemnitors”) and that, notwithstanding anything to the contrary contained herein (including as set forth in this ARTICLE VII): (i) the Corporation is the indemnitor of first resort and the Indemnitors are the indemnitors of last resort in connection with any claims for indemnification from the Indemnitees, (ii) the Corporation will be required to advance the full amount of expenses incurred by each Indemnitee and will be liable for the full amount of all losses, judgments, penalties, fines and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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amounts paid in settlement to the extent legally permitted and as required by this ARTICLE VII without regard to any rights each Indemnitee may have against any particular Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary herein, no advancement or payment by any Indemnitor on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and such Indemnitor will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. The Indemnitees and Indemnitors are express third party beneficiaries of the terms of this Section VII.8.

ARTICLE VIII

LIMITATIONS ON LIABILITY

Section VIII.1 No member of the Board of Directors shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section VIII.2 Neither the amendment nor repeal of this ARTICLE VIII shall eliminate or reduce the effect of this ARTICLE VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE VIII would accrue or arise, prior to such amendment or repeal.

ARTICLE IX

CORPORATE OPPORTUNITIES

Section IX.1 The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Convertible Preferred Stock or any of its affiliates or any of their respective partners, members, managers, directors, equityholders, employees or agents, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-30

ARTICLE X

AMENDMENT

Section X.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation and all rights conferred upon stockholders herein are granted subject to this reservation.

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[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-31

Exhibit A-2

Unanimous Written Consent

[Attached]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Unanimous Written Consent

In Lieu of a Meeting of the Board of Directors of

SUNNOVA ENERGY CORPORATION

November 9, 2017

The undersigned, being all of the members of the Board of Directors (the “Board”) of Sunnova Energy Corporation, a Delaware corporation (the “Company”), do hereby, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, waive notice of a meeting and do hereby consent to, affirm, ratify and adopt the actions and resolutions of the Company as set forth in Exhibit A, attached hereto, in lieu of a special meeting of the Board, such resolutions to have the same force and effect as if duly adopted at a meeting of the Board which was duly called and held.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the undersigned directors have executed this content as of the date set forth above.

/s/ William J. Berger
William J. Berger

/s/ Michael C. Morgan
Michael C. Morgan

/s/ C. Park Shaper
C. Park Shaper

/s/ Doug Kimmelman
Doug Kimmelman

/s/ Rahman D’Argenio
Rahman D’Argenio

/s/ Rahul Advani
Rahul Advani

/s/ Matthew DeNichilo
Matthew DeNichilo

(Signature Page to the SEC UWC – Series B Preferred Stock)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Unanimous Written Consent

In Lieu of a Meeting of the Board of Directors of

SUNNOVA ENERGY CORPORATION

November 9, 2017

WHEREAS, the Board of Directors (the “Board”) of Sunnova Energy Corporation, a Delaware corporation (the “Company”), have reviewed a draft of the Form of Subscription Agreement, pursuant to which the Company proposes to issue up to an aggregate 10,724,000 shares of a newly created series of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Convertible Preferred Stock”), in one or more issuances, at a price of $3.73 per share, to certain of its existing stockholders, a draft of which ash been provided to the Board (each, together with all schedules, exhibits and agreements thereto and contemplated therein, a “Subscription Agreement” and together the “Subscription Agreements”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Board deems the Subscription Agreements and the transactions contemplated thereby to be advisable and in the Company’s best interests; and

WHEREAS, in connection with the transactions contemplated by the Subscription Agreements, the Board deems it advisable and in the Company’s best interests to authorize and empower the officers of the Company (the “Company Authorized Officers”), for and on behalf of the Company, to take, or cause to be taken, any and all actions and to enter into, and execute deliver any agreements, instruments and other documents as may be necessary, appropriate or advisable to effectuate and carry out the following resolutions and the transactions contemplated herein

Amendment and Restatement of the Company’s Certificate of Incorporation

WHEREAS, in connection with the Subscription Agreements and to provide for the issuance of the Series B Convertible Preferred Stock pursuant to the Subscription Agreements and any additional securities issuable upon conversion thereof, the Stockholders have been presented with a draft of the Fifth Amended and Restated Certificate of Incorporation of the Corporation in substantially the form presented to the Board and set forth in Annex A (the “Restated Certificate”) which Restated Certificate will amend and restate the Corporation’s Certificate of Incorporation as currently in effect (the “Existing Certificate”) to, among other things,(i) rename the existing class of Convertible Preferred Stock to be the “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”), (ii) create and authorize a new series of preferred stock of the Company designated as the “Series B Convertible Preferred Stock,” par value $0.01 per share, of the Company with the rights, preferences and limitations as set forth in the Restated Certificate, (iii) establish 11,000,000 authorized of shares of Series B Convertible Preferred Stock, (iv) increase the authorized shares of Common Stock from 170,000,000 to 180,000,000 and (v) increase the authorized shares of Series A Common Stock from 150,000,000 to 160,000,000;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, the Corporation’s adoption of the Restated Certificate is a condition to the Closing (as defined in the Subscription Agreement); and

WHEREAS, the Board has declared the advisability of the Restated Certificate and determined it is in the best interests of the Corporation and its stockholders to amend and restate the Existing Certificate in the form of the Restated Certificate;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes, approves, adopts and ratifies in all respects the Restated Certificate; and further

RESOLVED, that the Existing Certificate be amended and restated to read as set forth in the Restated Certificate to, among other things, (i) rename the existing class of Convertible Preferred Stock to be the “Series A Convertible Preferred Stock”, (ii) create and authorize a new series of preferred stock of the Company designated as the “Series B Convertible Preferred Stock,” par value $0.01 per share, of the Company with the rights, preferences and limitations as set forth in the Restated Certificate, (iii) establish 11,000,000 authorized shares of Series B Convertible Preferred Stock, (iv) increase the authorized shares of Common Stock from 170,000,000 to 180,000,000 and (v) increase the authorized shares of Series A Common Stock from 150,000,000 to 160,000,000; and further

RESOLVED, that in accordance with the provisions of the Restated Certificate and subject to the approval of the Company’s stockholder of the Restated Certificate, the aggregate number of shares of capital stock that the Company shall have authority to issue is (i) 11,000,000 shares of Series B Convertible Preferred Stock, (ii) 105,000,000 shares of Series A Convertible Preferred Stock, and (iii) 180,000,000 shares of Common Stock, including 160,000,000 shares of Series A Common Stock and 20,000,000 shares of Series B Common Stock; and further

RESOLVED, that the Company Authorized Officers are and each of them hereby is authorized and directed to deliver on behalf of the Company, the Restated Certificate to the stockholders of the Company for approval, in such form and with such changes as may be approved by such Company Authorized Officer; and further

RESOLVED, that, if approved by the stockholders of the Company, the Company Authorized Officers are and each of them hereby is authorized and instructed to promptly execute and file with the appropriate Delaware authorities the Restated Certificate and any other documents he or they deem necessary or appropriate to effect and accomplish the effects of the Restated Certificate, including payment of all fees and charges of the Delaware authorities and legal fees incurred thereto;

Subscription Agreements; Issuance of Series B Convertible Preferred Stock

WHEREAS, the Board has been presented with a draft of the Form of Subscription Agreement, pursuant to which the Company proposes to issue and sell up to an aggregate 10,724,000 shares of Series B Convertible Preferred Stock, in one or more issuances, on the terms set forth in the Subscription Agreements to certain of its existing stockholders at an original issue price of at least $3.73 per share and having an initial conversion price of at least $3.73 per share;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, pursuant to Section 6.8(h) of that certain Amended and Restated Investors Agreement, dated as of April 26, 2016, by and among the Company and stockholders of the Company named therein (the “Investors Agreement”), the Company may not enter into agreements with or for the benefit of any Affiliate of the Company or any of its Subsidiaries without the prior affirmative vote of 70% of the Board members, such vote to include the affirmative vote of at least one Non-ECP Director that is not the Chief Executive Officer or President of the Company (a “Board Supermajority”); and

WHEREAS, pursuant to Section 4.1(g) of the Investors Agreement, the Company may comply with the provisions of Article IV of the Investors Agreement with respect to any Preemptive Rights Offer by making an offer to sell to the Principal Investors that do not participate in the initial offering of the Series B Convertible Preferred Stock (and do not waive their related preemptive rights) their respective Proportionate Percentage (as defined in the Investors Agreement) of Series B Convertible Preferred Stock;

WHEREAS, in connection with the closing of the sale of Series B Convertible Preferred Stock pursuant to the Subscription Agreements, the Company may be required under Article IV of the Investors Agreement to offer shares of Series B Convertible Preferred Stock to certain Principal Investors (as defined in the Investors Agreement) on the terms set forth in such Article IV (the “Preemptive Rights Offers”);

WHEREAS, certain of the Company’s existing investors, including the ECP Investors (as defined in the Investors Agreement), are expected to subscribe, in one or more issuances, for the Series B Convertible Preferred Stock pursuant to the Subscription Agreements; and

WHEREAS, the Board has determined that the Subscription Agreements, the transactions contemplated by the Subscription Agreements and any related Preemptive Rights Offers are in the best interests of the Company, including the issuance and sale of up to an aggregate 10,724,000 shares of Series B Convertible Preferred Stock, in one or more issuances, on the terms set forth in the Subscription Agreements to certain of the existing stockholders;

NOW, THEREFORE, BE IT RESOLVED, that the execution and delivery by the Company of the Subscription Agreements and the performance of the transactions contemplated by the Subscription Agreements, including the issuance of the Series B Convertible Preferred Stock (a) are in furtherance of the proper purposes of the Company, (b) will benefit the Company and (c) are hereby approved, authorized and ratified in all respects; and further

RESOLVED, that (a) the Board hereby adopts, approves and authorizes the form, terms and provisions of the Subscription Agreements and (b) each of the Company Authorized Officers be and each of them hereby is authorized and empowered to enter into, execute and deliver the Subscription Agreements with such amendments, supplements, modifications and other changes thereto as shall be approved by any such Company Authorized Officer, such Company Authorized Officer’s execution and delivery thereof to be conclusive evidence of the approval of the Board; and further

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

RESOLVED, that the Board hereby authorizes and approves in all respects the issuance and sale of up to an aggregate 10,724,000 shares of a newly created series of Series B Convertible Preferred Stock, in one or more issuances, at an original issue price of at least $3.73 per share and having an initial conversion price of at least $3.73 per share to certain of the existing stockholders, including the ECP Investors, in the manner provided in and in exchange for the consideration described in each of the Subscription Agreements, and such shares, when issued in accordance with the Subscription Agreement against payment therefor, shall constitute validly issued, fully paid and non-assessable shares of Series B Convertible Preferred Stock; and further

Reservation of Series A Common Stock

RESOLVED, that an aggregate of 10,724,000 shares of the authorized but unissued shares of the Company’s Series A Common Stock are hereby reserved for issuance upon conversion of such Series B Convertible Preferred Stock issuable pursuant to the rights of the Series B Convertible Preferred Stock contained in the Restated Certificate, subject to adjustment from time to time, and when such shares of Series A Common Stock (and any additional shares of Series A Common Stock that may be issued pursuant to the rights of the Series B Convertible Preferred Stock contained in the Restated Certificate) are issued upon conversion of such Series A Convertible Preferred Stock, such shares of Series A Common Stock shall be validly issued, fully paid and nonassessable; and further

RESOLVED, that the Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Common Stock such number of shares as shall from time to time be sufficient to effect the conversion of the Series B Convertible Preferred Stock, subject to adjustment from time to time; and further

RESOLVED, that Company Authorized Officers are and each of them hereby is authorized and directed to perform all acts or obligations, to execute, deliver or file all such additional agreements, certificates, instruments and other documents which such Company Authorized Officer deems necessary or desirable to implement transactions contemplated by the Subscription Agreements, to carry out the purposes and intent of these resolutions, to perform the obligations of the Company under the Subscription Agreements and to consummate the closing of the transactions contemplated thereby; and further

RESOLVED, that the Board authorizes and directs the reservation of 10,724,000 shares of Series A Common Stock to be issued as may be necessary or appropriate at such time and in such specific amounts with respect to the conversion of shares of Series B Convertible Preferred Stock pursuant to the Restated Certificate, and upon such issuance, such Series A Common Stock shall be duly authorized, validly issued, fully paid and non-assessable; and further

Blue Sky Filings

RESOLVED, that the Company Authorized Officers be, and each of them individually hereby is, authorized and empowered, in the name and on behalf of the Company, to take such actions as they deem necessary, appropriate or desirable to obtain all consents and approvals and otherwise to comply with the federal securities laws and the securities or Blue Sky laws of the various states and jurisdictions in which such consent, approval or compliance is

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

necessary in connection with the offering of Series B Convertible Preferred Stock contemplated hereby; and that the form of any resolution required by any state or other authority to be filed in connection with the offering of Series B Convertible Preferred Stock contemplated hereby is approved and adopted if, in the opinion of any of the Company Authorized Officers, upon advice of counsel, the adoption of such resolution is necessary, appropriate or desirable for the success of the offering of Series B Convertible Preferred Stock contemplated hereby; and that the Company Authorized Officers be, and each of them individually hereby is, authorized and empowered to date and execute any such form of resolution or certificate with respect to such resolutions, and to apply the company seal thereto, and to file copies of all such resolutions in the form so executed with the minutes of the proceedings of the Board, and thereupon such resolutions shall be deemed to have been adopted by the Board with the same force and effect as if presented to and adopted by the Board; and further

Investor Agreement

WHEREAS, in connection with the transactions contemplated by the Subscription Agreements, the Board has determined it is in the best interests of the Company to enter into an amendment and restatement of the Investors Agreement, in substantially the form presented to the Board as set forth in Annex B (the “Restated Investor Agreement”), by and among the parties thereto;

NOW THEREFORE BE IT RESOLVED, that the execution and delivery by the Company of the Restated Investor Agreement and the performance of the transactions contemplated by the Restated Investor Agreement (a) are in furtherance of the proper purposes of the Company, (b) will benefit the Company and (c) are hereby approved, authorized and ratified in all respects, and further

RESOLVED, that (a) the Board hereby adopts, approves and authorizes the form, terms and provisions of the Restated Investor Agreement and (b) each of the Company Authorized Officers be and each of them hereby is authorized and empowered to enter into, execute and deliver the Restated Investor Agreement with such amendments, supplements, modifications and other changes thereto as shall be approved by any such Company Authorized Officer, such Company Authorized Officer’s execution and delivery thereof to be conclusive evidence of the approval of the Board; and further

First Supplemental Indenture to Senior Secured Notes Indenture;

First Amendment to Purchase Agreement

WHEREAS, the Company previously issued its 12.00% Senior Secured Notes due 2018 (the “Senior Secured Notes”) pursuant to the Indenture, dated as of April 24, 2017, by and between the Company, Wilmington Trust, National Association (the “Trustee”), as trustee and collateral trustee (as amended and modified from time to time, including by the Waiver and Consent Agreement (as defined below), the “Indenture”);

WHEREAS, execution of a waiver, consent or similar agreement under the Indenture in order to permit the issuance of the Series B Convertible Preferred Stock pursuant to the Subscription Agreements is a condition to closing in the Subscription Agreements;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, the Board has been presented with a draft of a First Supplemental Indenture (the “First Supplemental Indenture”) to be entered into among the Company, the Trustee and certain holders of the Senior Secured Notes (the “Noteholders”), pursuant to which the Noteholders would consent to, among other things, (i) the issuance of the Series B Preferred Stock and agree that such issuance shall be permitted under the last sentence of Section 4.07 of the Indenture so long as such issuance conforms to the requirements of Section 4.07(b)(ii) of the Indenture and (ii) any future issuances of Equity Interests of the Issuer that conform to the requirements of Section 4.03 and Section 4.07(b)(ii) of the Indenture; and

WHEREAS, the Company and certain of the Noteholders are parties to that certain Purchase Agreement, dated as of April 24, 2017 (the “Purchase Agreement”);

WHEREAS, the Board has been presented with a draft of a First Amendment to Purchase Agreement (the “First Amendment to Purchase Agreement”) to be entered into among the Company and the Noteholders;

WHEREAS, certain of the Noteholders are Affiliates (as defined in the Investors Agreement) of the Company and, pursuant to Section 6.8(h) of the Investors Agreement, the Company may not enter into agreements with or for the benefit of any Affiliate of the Company or any of its Subsidiaries without the prior affirmative vote of a Board Supermajority;

NOW THEREFORE BE IT RESOLVED, that the negotiation, execution and delivery by the Company of each of the First Supplemental Indenture and the First Amendment to Purchase Agreement (a) is in furtherance of the proper purposes of the Company, (b) will benefit the Company and (c) is hereby approved, authorized and ratified in all respects; and further

RESOLVED, that the form, terms and provisions of each of the First Supplemental Indenture and the First Amendment to Purchase Agreement are hereby approved in all respects and the Company Authorized Officers be and each of them hereby is authorized and empowered to execute and deliver each of the First Supplemental Indenture and the First Amendment to Purchase Agreement with such changes therein, additions thereto and deletions therefrom as shall be approved by any such Company Authorized Officer, such Company Authorized Officer’s execution and delivery thereof to be conclusive evidence of the approval of the Board; and further

Miscellaneous

RESOLVED, that all prior actions of the Company Authorized Officers, or any of them, and any representative of the Company acting in connection with the direction of any Company Authorized Officer, in connection with the transactions contemplated by these resolutions be, and each of them hereby is, approved, ratified and confirmed; and further

RESOLVED, that the Company Authorized Officers be, and each of them hereby is, authorized and empowered to take or cause to be taken all such further action and to sign, execute, acknowledge, certify, attest, deliver, accept, record and file all such further documents, amendments, amendments and restatements, supplements, certificates and instruments in the name and on behalf of the Company as such officer, in such officer’s sole discretion, may determine to be necessary, desirable or advisable to fulfil the intent and accomplish the purposes of the foregoing resolutions, such determinations to be conclusively evidenced by the taking of any such further action or the execution and delivery of any such further documents; and further

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

RESOLVED, that the foregoing powers and authorizations shall continue in full force and effect until revoked in writing by the Company; and further

RESOLVED, that each Company Authorized Officer is hereby authorized, empowered and directed to cause the Company to perform its obligations under the Subscription Agreement, the Restated Investors Agreement and the Waiver and Consent Agreement in accordance with their respective terms.

[Remainder of Page Intentionally Left Blank]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Annex A

Restated Certificate

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUNNOVA ENERGY CORPORATION

Sunnova Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies:

FIRST. The name of the corporation is Sunnova Energy Corporation. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 22, 2012. The corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 21, 2012. The corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 20, 2013. The corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 16, 2016. The corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 24, 2017.

SECOND. This Fifth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and in accordance with Article Fourth, restates, integrates and amends the provisions of the corporation’s Certificate of Incorporation, as amended and restated.

THIRD. Upon the filing of this Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the series of stock that was designated as the “Convertible Preferred Stock” in the Fourth Amended and Restated Certificate of Incorporation shall be redesignated as the “Series A Convertible Preferred Stock”. All references to the previously designated “Convertible Preferred Stock” in this Fifth Amended and Restated Certificate of Incorporation have been adjusted to reflect the foregoing.

FOURTH. This Fifth Amended and Restated Certificate of Incorporation hereby amends and restates the corporation’s Fourth Amended and Restated Certificate of Incorporation to read in its entirety as set forth in Annex A hereto.

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[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Certificate of Incorporation on this 9th of November 2017.

SUNNOVA ENERGY CORPORATION

By:	/s/ Jordan Kozar
	Name:	Jordan Kozar
	Title:	Chief Financial Officer

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Annex A

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUNNOVA ENERGY CORPORATION

ARTICLE I

NAME

Section I.1 The name of the Corporation is “Sunnova Energy Corporation” (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section II.1 The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE

Section III.1 The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

Section IV.1 The total number of shares of capital stock which the Corporation shall have the authority to issue shall be (i) one hundred and sixteen million (116,000,000) shares of convertible preferred stock having a par value of $0.01 per share (“Convertible Preferred Stock”), (a) of which one hundred and five million (105,000,000) shares are designated as the “Series A Convertible Preferred Stock” and (b) of which eleven million (11,000,000) shares are designated as the “Series B Convertible Preferred Stock”; and (ii) one hundred and eighty million (180,000,000) shares of common stock having a par value of $0.01 per share (“Common Stock”). The voting power, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of the above classes of stock are as specified below.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section IV.2 COMMON STOCK

The Corporation shall have two classes of Common Stock: Series A Common Stock and Series B Common Stock. The Corporation shall have the authority to issue one hundred and sixty million (160,000,000) shares of Series A Common Stock and twenty million (20,000,000) shares of Series B Common Stock.

The designations and the powers, preferences and rights of the Common Stock are as follows

(a) Voting.

(i) The holders of shares of Series A Common Stock shall be entitled to one vote for each share of Series A Common Stock upon all matters presented to the stockholders and shall have the right to vote for the election of directors and for all other purposes; provided, however, that except as otherwise required by law, holders of Series A Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Convertible Preferred Stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

(ii) The holders of shares of Series B Common Stock shall be nonvoting and shall not have the right to vote on any matter involving the Corporation, except as required by applicable law.

(iii) The number of authorized shares of Common Stock, or of any class or classes of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b) Dividends. The holders of the Common Stock shall be entitled to such dividends in respect thereof (on a pro rata basis based upon the number of then-outstanding shares of Common Stock) as may from time to time be declared by the Board of Directors of the Corporation (the “Board of Directors”), but only when and as declared by the Board of Directors, out of any funds legally available for declaration of dividends, and subject to any provisions of this Certificate of Incorporation, any Certificate of Designation and any resolutions of the Board of Directors adopted pursuant to authority contained herein and therein requiring that dividends be declared, paid or set aside upon the outstanding shares of Convertible Preferred Stock of any series or upon the outstanding shares of any other class of capital stock ranking senior to the Common Stock as to dividends or that the Corporation fulfill any obligations it may have with respect to the redemption of any outstanding Convertible Preferred Stock as a condition to the declaration and/or payment of any dividend on the Common Stock; provided, however, that no dividends may be declared, paid or set aside upon the outstanding shares of Common Stock unless and until all declared and unpaid dividends upon the outstanding shares of Convertible Preferred Stock, if any, have been paid.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share pro rata (based upon the number of then-outstanding shares of Common Stock) in the net assets available for distribution to holders of Common Stock after satisfaction of the prior claims of the holders of shares of Convertible Preferred Stock of any series and shares of any other class of capital stock ranking senior to the Common Stock as to assets, in accordance with the provisions of this Certificate of Incorporation, any Certificate of Designation and any resolutions of the Board of Directors adopted pursuant to authority herein contained.

(d) Uncertificated Shares. Nothing in this Certificate of Incorporation or any Certificate of Designation limits or will be interpreted to limit the power of the Board of Directors under the DGCL to provide that some or all of any or all classes or series of Convertible Preferred Stock or Common Stock shall be uncertificated.

Section IV.3 CONVERTIBLE PREFERRED STOCK

One hundred and five million (105,000,000) shares of the authorized and unissued Convertible Preferred Stock of the Corporation are hereby designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and eleven million (11,000,000) shares of the authorized and unissued Convertible Preferred Stock of the Corporation are hereby designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”).

The designations and the powers, preferences and rights, and restrictions, qualifications and limitations, of the Convertible Preferred Stock are as follows:

(a) Dividends.

(i) From and after the date of the issuance of any shares of Series A Preferred Stock, dividends in the amount of 6% per annum on the sum of the Series A Preferred Original Issue Price (as defined below) plus the amount of previously accrued dividends, measured quarterly, shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (all such accrued dividends, the “Accruing Series A Preferred Dividends”). Accruing Series A Preferred Dividends shall accrue quarterly, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section IV.3(a) or in Section IV.3(b)(i), such Accruing Series A Preferred Dividends shall be payable in cash only when, as and if declared by the Board of Directors and the Corporation otherwise shall be under no obligation to pay such Accruing Series A Preferred Dividends. The Corporation shall not declare, pay or set aside any dividends on Common Stock (other than dividends on shares of Common Stock payable in shares

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount equal to the sum of (i) the amount of the aggregate Accruing Series A Preferred Dividends then accrued on such share of Series A Preferred Stock and not previously paid, and (ii) that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of Series A Common Stock and (2) the number of shares of Series A Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend. The “Series A Preferred Original Issue Price” shall mean $5.3246735 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

(ii) From and after the date of the issuance of any shares of Series B Preferred Stock, the Company shall automatically increase the Series B Preferred Original Issue Price (as defined below) of each outstanding share of Series B Preferred Stock, on a quarterly basis, by an amount equal to 14% per annum (the “Series B PIK Accretion”). The “Series B Preferred Original Issue Price” shall mean $3.73 per share, subject to appropriate adjustment for any Series B PIK Accretion and in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

(b) Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(i) Preferential Payments to Holders of Convertible Preferred Stock. Upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), subject to the rights of any class or series of capital stock of the Corporation ranking senior to the Convertible Preferred Stock in respect of payments on liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event:

(A) Each holder of shares of Series B Preferred Stock then outstanding shall be entitled to payment out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to the holders of Series A Preferred Stock, Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock by reason of their ownership thereof in respect of payment on liquidation, dissolution or winding up or any Deemed Liquidation Event, in an amount per share of Series B Preferred Stock (such amount, the “Series B Liquidation Preference”) equal to the greater of (1) the Series B Preferred Original Issue Price, or (2) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Series A Common Stock pursuant to Section IV.3(d) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

amount payable pursuant to this sentence is hereinafter referred to as the “Series B Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section IV.3(b)(i) Section IV.3(b)(i), the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(B) After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to payment out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to the holders of Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock by reason of their ownership thereof in respect of payment on liquidation, dissolution or winding up or any Deemed Liquidation Event, in an amount per share of Series A Preferred Stock (such amount, the “Series A Liquidation Preference”) equal to the greater of (1) the sum of (x) the Series A Preferred Original Issue Price, plus (y) any Accruing Series A Preferred Dividends accrued but unpaid to the date fixed for liquidation, dissolution or winding up or of the Deemed Liquidation Event (it being understood that the Series A Liquidation Preference as of any date shall for all purposes hereunder be deemed to include Accruing Series A Preferred Dividends that have accrued thereon, whether or not declared, since the dividend payment date immediately preceding the date of such liquidation, dissolution or winding up or Deemed Liquidation Event to the extent unpaid as of such date) or (2) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Series A Common Stock pursuant to Section IV.3(d) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section IV.3(b)(i)(B), the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Convertible Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(iii) Deemed Liquidation Events.

(A) Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 75% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) elect otherwise by written notice sent to the Corporation at least three (3) days prior to the effective date of any such event:

(1) a merger or consolidation in which

(I) the Corporation is a constituent party or

(II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(2) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation;

provided, however, that a transaction or series of related transactions shall not constitute a Deemed Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the stockholders who held the Corporation’s securities immediately prior to such transaction or series of related transactions.

(B) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section IV.3(b)(iii)(A)(1)(I) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section IV.3(b)(i) and Section IV.3(b)(ii).

(C) In the event of a Deemed Liquidation Event referred to in Section IV.3(b)(iii)(A)(1)(II) or Section IV.3(b)(iii)(A)(2), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Convertible Preferred Stock; and (ii) if the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Convertible Preferred Stock at a price per share equal to Series A Preferred Liquidation Amount or the Series B Preferred

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Convertible Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Convertible Preferred Stock to the fullest extent of such Available Proceeds in conformity with the priorities set forth in Section IV.3(b)(i) and Section IV.3(b)(ii), and shall redeem the remaining shares as soon as it may lawfully do so under the DGCL governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section IV.3(b)(iii)(C), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(D) If the amount deemed paid or distributed under this Section IV.3(b)(iii) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(1) For securities not subject to investment letters or other similar restrictions on free marketability,

(I) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

(II) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such transaction; or

(III) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(2) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (1) above so as to reflect the approximate fair market value thereof.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3) If holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) object to the valuation determined by the Board of Directors, then the value shall be the fair market value as mutually determined by the Corporation and such holders of Convertible Preferred Stock, and if the Corporation and such holders are unable to reach agreement, then the fair market value shall be established by an independent nationally recognized investment bank reasonably acceptable to both the Corporation and such holders of Convertible Preferred Stock.

(E) In the event of a Deemed Liquidation Event pursuant to Section IV.3(b)(iii)(A)(1)(I), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section IV.3(b)(i) and Section IV.3(b)(ii) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section IV.3(b)(i) and Section IV.3(b)(ii) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section IV.3(b)(iii)(E), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(c) Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting):

(i) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of those shares of Series B Preferred Stock and Common Stock entitled to vote on a particular matter, as a single class.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) Notwithstanding anything to the contrary, until the expiration or early termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the acquisition of Series B Preferred Stock by Energy Capital Partners III-C, LP (“ECP III-C”) as contemplated by the Subscription Agreements (the “Series B Subscription Agreements”), dated as of November [•], 2017, by and between the Corporation, one the one hand, and ECP III-C and the other holders of the Series B Preferred Stock, on the other hand (the “HSR Act Approval”), each holder of outstanding shares of Series B Preferred Stock shall not be entitled to any voting rights. Upon obtaining HSR Act Approval, each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (with the shares of Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Preferred Stock shall vote together with the holders of those shares of Series A Preferred Stock and Common Stock entitled to vote on a particular matter, as a single class.

(d) Optional Conversion. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i) Right to Convert.

(A) Conversion Ratio.

(1) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Series A Common Stock as is determined by dividing the Series A Preferred Original Issue Price by the Series A Preferred Conversion Price (as defined below) in effect at the time of conversion. The “Series A Preferred Conversion Price” shall initially be equal to $5.3246735. Such initial Series A Preferred Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Series A Common Stock, shall be subject to adjustment as provided below.

(2) Upon obtaining HSR Act Approval, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, at or after the earlier of (i) November [•], 2018, and (ii) immediately prior to the consummation of a “Sale of the Company” (as defined in the Investors Agreement (as defined below)), and without the payment

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Series A Common Stock as is determined by dividing the Series B Preferred Original Issue Price by the Series B Preferred Conversion Price (as defined below) in effect at the time of conversion. The “Series B Preferred Conversion Price” shall initially be equal to $3.73. Such initial Series B Preferred Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Series A Common Stock, shall be subject to adjustment as provided below.

(B) Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of the applicable series of Convertible Preferred Stock.

(ii) Fractional Shares. No fractional shares of Series A Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Series A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Convertible Preferred Stock that the holder is at the time converting into Series A Common Stock and the aggregate number of shares of Series A Common Stock issuable upon such conversion.

(iii) Mechanics of Conversion.

(A) Notice of Conversion. In order for a holder of Convertible Preferred Stock to voluntarily convert shares of Convertible Preferred Stock into shares of Series A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Convertible Preferred Stock and, if applicable, any event on which such conversion is contingent and (ii) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Convertible Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Series A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Series A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Convertible Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Series A Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Convertible Preferred Stock represented by any surrendered certificate that were not converted into Series A Common Stock, (ii) pay in cash such amount as provided in Section IV.3(d)(ii) in lieu of any fraction of a share of Series A Common Stock otherwise issuable upon such conversion and (iii) pay all applicable declared but unpaid dividends on the shares of Convertible Preferred Stock converted.

(B) Reservation of Shares. The Corporation shall, at all times when the Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Series A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Series A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Preferred Conversion Price or the Series B Preferred Conversion Price, as applicable, below the then par value of the shares of Series A Common Stock issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Series A Common Stock at such adjusted Series A Preferred Conversion Price or Series B Preferred Conversion Price, respectively.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(C) Effect of Conversion. All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Series A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided Section IV.3(d)(ii) and to receive payment of any dividends declared but unpaid thereon. Any shares of Convertible Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Convertible Preferred Stock accordingly.

(D) No Further Adjustment. Upon any such conversion, no adjustment to the Series A Preferred Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or the Series A Common Stock delivered upon conversion.

(E) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Common Stock upon conversion of shares of Convertible Preferred Stock pursuant to this Section IV.3(d). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Series A Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(iv) Adjustments to Conversion Price for Diluting Issues.

(A) Special Definitions. For purposes of this ARTICLE IV, the following definitions shall apply:

(1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(2) “Series B Convertible Preferred Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section IV.3(d)(iv)(C) below, deemed to be issued) by the Corporation after the Series B Convertible Preferred Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempt Securities”):

(I) shares of Common Stock or Convertible Preferred Stock issued or issuable under the Purchase and Exchange Agreement, dated as of March 16, 2016, by and among the Corporation and the initial holders of Convertible Preferred Stock party thereto (the “Purchase and Exchange Agreement”) or under the Series B Subscription Agreements (or any preemptive rights with respect thereto);

(II) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section IV.3(d)(v), (vi), (vii) or (viii);

(III) shares of Common Stock, Options or Convertible Securities issued or issuable upon conversion of any of the Convertible Preferred Stock, or as a dividend or distribution on the Convertible Preferred Stock;

(IV) shares of Common Stock, Options or Convertible Securities issued or issuable upon the conversion of any Convertible Security (but only to the extent that the original issuance of such Convertible Security was subject to adjustment pursuant to this Section IV.3(d)(iv));

(V) shares of Common Stock, Options or Convertible Securities issued or issuable to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries (including any shares of Common Stock, Options or Convertible Securities issued upon the conversion or exchange thereof) pursuant to any plan, agreement or arrangement approved by the Board of Directors;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(VI) shares of Common Stock, Options or Convertible Securities issued or issuable pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or a business line, unit or division or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors; or

(VII) shares of Common Stock, Options or Convertible Securities issued or issuable in any firmly underwritten public offering of shares of Common Stock, Options or Convertible Securities of the Corporation pursuant to a registration statement under the Securities Act of 1933 (an “IPO”).

(B) No Adjustment of Conversion Price. No adjustment in the Series A Preferred Conversion Price or the Series B Preferred Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(C) Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time or from time to time after the Series B Convertible Preferred Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempt Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Preferred Conversion Price or the Series B Preferred Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Series A Preferred Conversion Price or the Series B Preferred Conversion Price to an amount which exceeds the lower of (i) the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempt Securities), the issuance of which did not result in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D) (either because the consideration per share (determined pursuant to Section IV.3(d)(iv)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) then in effect, or because such Option or Convertible Security was issued before the Series B Convertible Preferred Original Issue Date), are revised after the Series B Convertible Preferred Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section IV.3(d)(iv)(C)(1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D), the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be readjusted to such Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) provided for in this Section IV.3(d)(iv)(C) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section IV.3(d)(iv)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) that would result under the terms of this Section IV.3(d)(iv)(C)) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) that such issuance or amendment took place at the time such calculation can first be made.

(D) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B Convertible Preferred Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section IV.3(d)(iv)(C)), without consideration or for a consideration per share less than the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately prior to such issue, then the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” shall mean the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately after such issue of Additional Shares of Common Stock;

(2) “CP1” shall mean the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately prior to such issue of Additional Shares of Common Stock;

(3) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Convertible Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(4) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(E) Determination of Consideration. For purposes of this Section IV.3(d)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section IV.3(d)(iv)(C), relating to Options and Convertible Securities, shall be determined by dividing:

(I) The total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(F) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to the terms of Section IV.3(d)(iv)(D), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Convertible Preferred Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series B Convertible Preferred Original Issue Date combine the outstanding shares of Common Stock, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Convertible Preferred Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Convertible Preferred Stock simultaneously receive a dividend or other distribution of shares of Series A Common Stock in a number equal to the number of shares of Series A Common Stock as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Series A Common Stock on the date of such event.

(vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Convertible Preferred Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section IV.3(a) do not apply to such dividend or distribution, then and in each such event the holders of Convertible Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Series A Common Stock on the date of such event.

(viii) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section IV.3(d)(iv), (vi) or (vii)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Convertible Preferred Stock shall thereafter be convertible in lieu of the Series A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Series A Common Stock of the Corporation issuable upon conversion of one share of Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section IV.3(d) with respect to

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth in this Section IV.3(d) (including provisions with respect to changes in and other adjustments of the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock)) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock. For the avoidance of doubt, nothing in this Section IV.3(d)(viii) shall be construed as preventing the holders of Convertible Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Section IV.3(d)(viii) be deemed conclusive evidence of the fair value of the shares of Convertible Preferred Stock in any such appraisal proceeding.

(ix) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) pursuant to this Section IV.3(d), the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Convertible Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Convertible Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Preferred Conversion Price (in the case of the Series A Preferred Stock) or the Series B Preferred Conversion Price (in the case of the Series B Preferred Stock) then in effect, and (ii) the number of shares of Series A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Convertible Preferred Stock.

(x) Notice of Record Date. In the event:

(A) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(B) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(C) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Convertible Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Convertible Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

(e) Mandatory Conversion.

(i) Trigger Events. Upon either (x) the closing of the sale of shares of Common Stock to the public at a price of at least 1.25 times the Series A Preferred Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) with aggregate gross proceeds, net of the underwriting discount and commissions, to the Corporation of not less than $100 million, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (y) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (with the shares of Series A Preferred Stock and Series B Preferred Stock voting on an “as converted basis” as if such shares had been converted into Series A Common Stock pursuant to Section IV.3(d) (whether or not such shares of Series B Preferred Stock are then convertible)) (the time of such closing, or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (A) upon an event specified in clause (x) or (y) above, all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Series A Common Stock, in each case at the then effective conversion rate as calculated pursuant to Section IV.3(d)(i)(A) and (B) such shares of Series A Preferred Stock and Series B Preferred Stock converted pursuant to this Section IV.3(e)(i) may not be reissued by the Corporation.

(ii) Procedural Requirements. All holders of record of shares of Series A Preferred Stock and Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

all such shares of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section IV.3(e). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock and Series B Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock and Series B Preferred Stock converted pursuant to Section IV.3(e)(i), including the rights, if any, to receive notices and vote (other than as a holder of Series A Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section IV.3(e)(ii). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock and Series B Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section IV.3(d)(ii) in lieu of any fraction of a share of Series A Common Stock and Series B Preferred Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock and Series B Preferred Stock converted. Such converted Series A Preferred Stock and Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock and Series B Preferred Stock accordingly.

(f) Redemption.

(i) General. At any time after the ninety-first (91st) day after the earlier of the maturity date of the Senior Notes (as defined below) (but only if all obligations under the Senior Notes have been repaid in full on such date) or the date the Senior Notes are no longer outstanding, and unless prohibited by Delaware law governing distributions to stockholders, shares of Series B Preferred Stock may be redeemed by the Corporation, in its sole and absolute discretion, at a price equal to the Series B Original Issue Price per share (the “Redemption Price”), and the date

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of such redemption shall be referred to as the “Redemption Date.” If on the Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series B Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. “Senior Notes” shall mean such notes set forth in the Indenture dated as of April 24, 2017, by and between the Corporation and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

(ii) Redemption Notice. The Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Series B Preferred Stock not less than five (5) days prior to the Redemption Date. The Redemption Notice shall state:

(A) the number of shares of Series B Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(B) the Redemption Date and the Redemption Price;

(C) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section IV.3(f)(iii)); and

(D) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

(iii) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section IV.3(f)(ii), the Conversion Rights of the shares of Series B Preferred Stock designated for redemption shall terminate at the close of business on the last full day preceding the Redemption Date, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares of Series B Preferred Stock shall continue until such price is paid in full.

(iv) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section IV.3(d), shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such holder.

(v) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(g) Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

(h) Series B Preferred Stock Protective Provisions. At any time when at least fifty (50) percent of the shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) originally issued pursuant to the Series B Subscription Agreement are outstanding, the Corporation shall not, either directly or indirectly, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty (50) percent of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) purchase, redeem or exchange or retire for value (or permit any subsidiary to purchase, redeem, exchange or retire for value) any shares of capital stock of the Corporation; or

(ii) pay or declare any dividend or make any distribution or payment on any shares of capital stock of the Corporation;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other than, in the case of clauses (i) and (ii), (x) redemptions of or dividends or distributions on the Series B Preferred Stock or (y) conversion of the Convertible Preferred Stock, in each case as expressly authorized herein.

ARTICLE V

ADDITIONAL POWERS OF THE CORPORATION

Section V.1 In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) subject to the limitations and exceptions, if any, contained in the By-laws of the Corporation (the “By-laws”), the By-laws may be adopted, amended or repealed by the Board of Directors;

(b) elections of directors need not be by written ballot; and

(c) subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the By-laws.

ARTICLE VI

EXISTENCE

Section VI.1 The Corporation is to have perpetual existence.

ARTICLE VII

INDEMNIFICATION

Section VII.1 The Corporation shall indemnify and hold harmless, to the fullest extent not prohibited by the DGCL, each person (a “Covered Person”) who is or was made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding (each, a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an executive officer or director of the Corporation, against all liability, claims, damages, costs and losses suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. The Corporation may, in its sole and absolute discretion, indemnify such other persons as it may deem desirable or necessary, to the fullest extent not prohibited by the DGCL. For purposes of this ARTICLE VII, each of the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice Presidents, the Treasurer and the Secretary of the Corporation shall be deemed to be an executive officer.

Section VII.2 The Corporation shall, to the fullest extent not prohibited by the DGCL, pay the expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding in advance of final disposition; provided, however, that to the extent required by the DGCL, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts so advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified under this ARTICLE VII or otherwise.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section VII.3 The rights conferred on any Covered Person pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights such Covered Person may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section VII.4 The rights conferred on any Covered Person pursuant to this ARTICLE VII shall continue as to a person who has ceased to be a Covered Person (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors, administrators, legatees and distributees of such person.

Section VII.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE VII, the By-laws, the DGCL, or any other applicable law.

Section VII.6 The provisions of this ARTICLE VII shall be a contract between the Corporation, on the one hand, and each Covered Person and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Covered Person or other person intend to be, and shall be, legally bound. No amendment, repeal or modification of this ARTICLE VII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section VII.7 If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this ARTICLE VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section VII.8 The Corporation hereby acknowledges that the Investors (as defined in the Second Amended & Restated Investors Agreement, dated as of November [•], 2017, by and among the Corporation and the stockholders of the Corporation party thereto (as amended from time to time, the “Investors Agreement”)), the ECP Directors and the Non-ECP Directors (each as defined in the Investors Agreement) and their respective heirs or representatives (each, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Investors or their affiliates (collectively, the “Indemnitors”) and that, notwithstanding anything to the contrary contained herein (including as set forth in this ARTICLE VII): (i) the Corporation is the indemnitor of first resort and the Indemnitors are the indemnitors of last resort in connection with any claims for indemnification from the Indemnitees, (ii) the Corporation will be required to advance the full amount of expenses incurred by each Indemnitee and will be liable for the full amount of all losses, judgments,

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this ARTICLE VII without regard to any rights each Indemnitee may have against any particular Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary herein, no advancement or payment by any Indemnitor on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and such Indemnitor will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. The Indemnitees and Indemnitors are express third party beneficiaries of the terms of this Section VII.8.

ARTICLE VIII

LIMITATIONS ON LIABILITY

Section VIII.1 No member of the Board of Directors shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section VIII.2 Neither the amendment nor repeal of this ARTICLE VIII shall eliminate or reduce the effect of this ARTICLE VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE VIII would accrue or arise, prior to such amendment or repeal.

ARTICLE IX

CORPORATE OPPORTUNITIES

Section IX.1 The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Convertible Preferred Stock or any of its affiliates or any of their respective partners, members, managers, directors, equityholders, employees or agents, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE X

AMENDMENT

Section X.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation and all rights conferred upon stockholders herein are granted subject to this reservation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Annex B

Investor Agreement

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A-1

SECOND AMENDED AND RESTATED

INVESTORS AGREEMENT

Dated as of November 9, 2017

by and among

SUNNOVA ENERGY CORPORATION

and

THE OTHER PARTIES HERETO

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

i

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ii

SECOND AMENDED AND RESTATED INVESTORS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS AGREEMENT (as amended, supplemented and/or restated from time to time, this “Agreement”) is entered into as of November 9, 2017 (the “Effective Date”) by and among Sunnova Energy Corporation, a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule I, and each other Person (as defined below) who executes a Joinder Agreement (as defined below) from time to time.

RECITALS

WHEREAS, each Preferred Stock Investor (as defined below) party hereto holds Preferred Stock (as defined below) in the respective amounts set forth opposite such Preferred Stock Investor’s name on Schedule I;

WHEREAS, certain employees, consultants and directors of the Company or one or more Subsidiaries (each, a “Management Investor”) currently hold shares of Series A Common Stock (as defined below);

WHEREAS, the Company has issued or may hereafter issue to certain Management Investors shares of Series B Common Stock (as defined below) as a result of the exercise by such Management Investors of vested Options (as defined below) (“Vested Options”);

WHEREAS, the Company and the then holders of its Preferred Stock and Common Stock (as defined below) previously entered into that certain Investors Agreement, dated as of March 16, 2016 (the “Original Agreement”), setting forth certain rights and restrictions with respect to the Sunnova Securities (as defined below);

WHEREAS, the Company and the then holders of its Preferred Stock and Common Stock previously entered into that certain Amended and Restated Investors Agreement, dated as of April 26, 2016 (the “First Amended and Restated Agreement”), setting forth certain rights and restrictions with respect to the Sunnova Securities;

WHEREAS, in connection with the offering and issuance of a new series of Preferred Stock to the Principal Investors (as defined below), the Company and the Principal Investors wish to amend and restate the First Amended and Restated Agreement in its entirety as set forth herein effective as of the Effective Date.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, and their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE I

CERTAIN DEFINED TERMS

As used in this Agreement, the following terms have the following meanings:

“Additional Election Amount” has the meaning set forth in Section 4.1(b).

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, which with respect to the Company shall include, but not be limited to, the Subsidiaries. For purposes of this Agreement, (i) “Affiliates” of GSO Funds shall (x) include any funds managed, advised or sub-advised by GSO Capital Partners LP or any of its Affiliates and (y) exclude any portfolio companies in which any funds managed, advised or sub-advised by GSO Capital Partners LP or any of its Affiliates have invested and (ii) “Affiliates” of the ECP Investors shall (x) include any funds managed, advised or sub-advised by Energy Capital Partners III, LLC or any of its Affiliates and (y) exclude any portfolio companies in which any funds managed, advised or sub-advised by Energy Capital Partners III, LLC or any of its Affiliates have invested.

“Agreement” has the meaning set forth in the Caption.

“as-converted basis” means, when used with respect to the Series A Common Stock, those shares of Series A Common Stock that would be outstanding after the conversion of all Preferred Stock (assuming all such Preferred Stock is then convertible).

“Bankruptcy” means, with respect to a Person, (i) the entry of a decree or order for relief against such Person by a court of competent jurisdiction in any involuntary case brought against such Person under any Debtor Relief Laws, (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for such Person or for any substantial part of its assets or property, (iii) the ordering of the winding up or liquidation of such Person’s affairs, (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 60 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law), (v) the commencement by such Person of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, (vi) the consent by such Person to the entry of an order for relief in an involuntary case under any Debtor Relief Law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Law for such Person or for any substantial part of its assets or property or (vii) the making by such Person of any general assignment for the benefit of its creditors.

“Board” means the Board of Directors of the Company.

“Board Adjustment Event” has the meaning set forth in Section 6.2(a)(ii).

“Board Supermajority” has the meaning set forth in Section 6.8.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Business Day” means any day of the year on which national banking institutions in Houston, Texas are open to the public for conducting business and are not required or authorized to close.

“Call Notice” has the meaning set forth in Section 5.1(a).

“Call Repurchase Price” has the meaning set forth in Section 5.1(a).

“Call Right” has the meaning set forth in Section 5.1(a).

“Cause” has the meaning set forth in the employment agreement, if any, between a Management Investor and the Company, or, if there is not such agreement, means, with respect to any Management Investor (i) such Management Investor’s willful failure to substantially perform such Management Investor’s material duties (other than any such failure resulting from such Management Investor’s Disability), (ii) such Management Investor’s willful failure to carry out, or comply with, in any material respect, any lawful and reasonable directive of the Board, (iii) such Management Investor’s commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude, excluding driving or traffic-related felonies, (iv) such Management Investor’s indictment for any driving or traffic-related felony where the effect of such indictment is materially adverse to the Company or its operations, reputation or conditions, (v) such Management Investor’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing such Management Investor’s duties and responsibilities, (vi) such Management Investor’s commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, conversion of assets of the Company or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof) or (vii) such Management Investor’s material breach of this Agreement, any employment agreement or offer letter executed by each of such Management Investor and the Company or any equity award agreement between such Management Investor and the Company; and which, in the case of clauses (i), (ii) and (vii), continues beyond thirty (30) days after the Company has provided such Management Investor written notice of such failure or breach (to the extent that, in the reasonable judgment of the Board, such failure or breach can be cured by such Management Investor). For purposes of this definition, the term “Company” shall mean Sunnova Energy Corporation and any of its Subsidiaries or Affiliates as may employ the Management Investor from time to time, and any successor(s) thereto. Whether or not an event giving rise to “Cause” occurs will be determined by the Board.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commencement Date” has the meaning set forth in Section 3.4(h)(i).

“Common Stock” means the Series A Common Stock and the Series B Common Stock.

“Company” has the meaning set forth in the Caption.

“Confidential Information” has the meaning set forth in Section 10.6.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

“Debtor Relief Laws” means any bankruptcy, insolvency or other similar law, including any solvency action brought by the State of Texas, generally affecting the rights of creditors and relief of debtors now or hereafter in effect.

“Disability” has the meaning set forth in the employment agreement, if any, between a Management Investor and the Company, or, if there is not such agreement, means, with respect to any Management Investor, such Management Investor’s inability to engage in any substantial gainful activity, even with reasonable accommodation, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.

“Disability Notice” has the meaning set forth in Section 5.3(b).

“Drag-Along Investors” has the meaning set forth in Section 3.5(a).

“Drag-Along Notice” has the meaning set forth in Section 3.5(a).

“Drag-Along Right” has the meaning set forth in Section 3.5(a).

“Drag-Along Sale” has the meaning set forth in Section 3.5(a).

“Drag Breach Notice” has the meaning set forth in Section 3.5(a).

“Drag Breaching Investor” has the meaning set forth in Section 3.5(a).

“ECP Call Right” has the meaning set forth in Section 5.1(c).

“ECP Involuntary Transfer Repurchase Right” has the meaning set forth in Section 5.2(c).

“ECP Director” has the meaning set forth in Section 6.2(a)(i)(1).

“ECP Investors” means Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Energy Capital Partners III (Sunnova Co-Invest), LP and any Affiliated funds thereof.

“ECP Representative” means Energy Capital Partners GP III, LP, a Delaware limited partnership, or, upon written notice to the Company from the ECP Investors, any other Person appointed in lieu of Energy Capital Partners GP III, LP (or any subsequent ECP Representative) to be the “ECP Representative” by the ECP Investors.

“Election Notice” has the meaning set forth in Section 4.1(b).

“Election Period” has the meaning set forth in Section 4.1(b).

“Eligible Shares” has the meaning set forth in Section 5.1(c).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

“Entity” means any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative and foreign associations of like structure.

“Equity Incentive Plan” means any stock option, stock issuance, stock appreciation rights, restricted stock, phantom stock, stock purchase plan or other equity incentive plan for the directors, officers and/or employees of, and/or consultants to, the Company and/or its Subsidiaries.

“Estate” means and includes the executors or administrators of a deceased Investor, and any and all Persons who may claim any interest in the Investor’s property under such deceased Investor’s will or by virtue of any laws of descent and distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Securities” has the meaning set forth in Section 4.2.

“Exempt Transfer” has the meaning set forth in Section 3.1(b).

“Fair Market Value” of Common Stock, as of any date of determination, shall be determined by the Board as follows:

(i) if the Common Stock is listed on one or more national securities exchanges registered with the U.S. Securities and Exchange Commission under Section 6 of the Exchange Act, each share of Common Stock to be repurchased shall be valued at the closing price of a share of Common Stock on the principal exchange on which the shares are then trading on the most recent trading day preceding such date of determination; or

(ii) if the Common Stock is not publicly traded on a national securities exchange registered with the U.S. Securities and Exchange Commission under Section 6 of the Exchange Act, the Fair Market Value of the Common Stock to be repurchased shall be reasonably determined in good faith by the Board.

“Financing Documents” has the meaning set forth in Section 5.3(a)(iii).

“First Amended and Restated Agreement” has the meaning set forth in the recitals.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Gain” has the meaning set forth in Section 5.4.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a transnational, federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

“GSO Funds” means FS Investment Corporation, a Maryland corporation, FS Investment Corporation II, a Maryland corporation, FS Investment Corporation III, a Maryland corporation, FS Energy and Power Fund, a Delaware statutory trust, and each of their respective Subsidiaries.

“Initial Closing” has the meaning set forth in the Purchase and Exchange Agreement.

“Investors” means all Persons who hold issued and outstanding Sunnova Securities and who have executed this Agreement or a Joinder Agreement.

“Involuntary Transfer” has the meaning set forth in Section 5.2(a).

“Involuntary Transfer Notice” has the meaning set forth in Section 5.2(a).

“Involuntary Transfer Repurchase Notice” has the meaning set forth in Section 5.2(b).

“Involuntary Transfer Repurchase Price” has the meaning set forth in Section 5.2(b).

“Involuntary Transfer Repurchase Right” has the meaning set forth in Section 5.2(b).

“Involuntary Transferee” has the meaning set forth in Section 5.2(a).

“IPO Investors” has the meaning set forth in Section 3.8(a).

“IPO Notice” has the meaning set forth in Section 3.8(c).

“Joinder Agreement” means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

“Lien” means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation whether written or oral and whether or not relating in any way to credit or the borrowing of money.

“Lock-up Expiration Date” has the meaning set forth in Section 3.1(a).

“Management Investor” has the meaning set forth in the recitals.

“New Interest” has the meaning set forth in Section 4.1(a).

“Non-ECP Director” has the meaning set forth in Section 6.2(a)(i)(2).

“Non-ECP Investors” means all Investors other than the ECP Investors.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6

“Non-ECP Lead Investor Group” means Triangle Peak Partners II, LP, SEIS Holdings LLC and MTP Energy Master Fund Ltd.

“Notice” has the meaning set forth in Section 10.4.

“Observer” has the meaning set forth in Section 6.3.

“Offer” means a bona fide, arms’ length written offer from a Person other than the Company or an Affiliate of the Transferring Investor.

“Offer Period” has the meaning set forth in Section 3.4(b).

“Offered Securities” has the meaning set forth in Section 3.2.

“Offeror” means any Person who has made an Offer to a Transferring Investor to purchase any Sunnova Securities owned by such Transferring Investor.

“Option” means an option to purchase Series B Common Stock issued to a Management Investor pursuant to an Equity Incentive Plan.

“Original Agreement” has the meaning set forth in the recitals.

“Original Agreement Date” means March 16, 2016.

“Other Investments” has the meaning set forth in Section 10.19.

“Permitted Transferee” means, (i) in the case of an Investor who is a natural Person, (a) an Investor’s Estate and heirs, (b) any estate planning trust of an Investor or such Investor’s Permitted Transferee provided that the Investor is the trustee of such trust, (c) such other personal estate or tax planning vehicle or device of which the Investor is the controlling Person with respect to the voting and the disposition of the Sunnova Securities held thereby or (d) pursuant to those certain Amended and Restated Pledge and Security Agreements entered into by and between certain employees of the Company and Greenway LoanCo, LLC, dated as of even date herewith, and (ii) in the case of an Investor that is not a natural Person, (a) any wholly owned Subsidiary of such Investor, (b) any Entity of which such Investor is a wholly owned Subsidiary (each an “Investor’s Parent”), (c) any Entity which is a wholly owned Subsidiary of such Investor’s Parent, and (d) any Entity controlled or managed by the Person(s) directly or indirectly controlling or managing such Investor or an Affiliate of such managing or controlling Person, but in any event excluding any portfolio companies. For purposes of the foregoing clause (d), a Person has the ability to control or manage another Person if such first Person (A) is the sole general partner of such second Person, (B) has the right (by contract or by law) to designate for election a majority of the members on the board of directors, board of managers or similar governing body of such second Person or (C) has the right to manage such second Person pursuant to a management agreement, investment advisory agreement or similar agreement. Notwithstanding the foregoing, with respect to any Person set forth in clause (ii) of this definition, such Person shall not be a Permitted Transferee if any Transfer to such Person requires the consent, approval, order or authorization of any regulatory body under applicable law or any third party.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Person” means any individual or Entity.

“Preemptive Right” has the meaning set forth in Section 4.1(a).

“Preemptive Right Closing Date” has the meaning set forth in Section 4.1(d).

“Preemptive Right Election Amount” has the meaning set forth in Section 4.1(b).

“Preemptive Right Notice” has the meaning set forth in Section 4.1(b).

“Preemptive Right Participating Principal Investor” has the meaning set forth in Section 4.1(c).

“Preferred Stock” means the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of the Company, as more fully described in the Restated Certificate.

“Preferred Stock Investor” means any Person who holds Preferred Stock.

“Principal Investor” means any Investor that owns Convertible Preferred Stock or Series A Common Stock. With respect to any Principal Investor who is also a Management Investor, he or she will only be considered a Principal Investor with respect to his or her Series A Common Stock.

“Proportionate Percentage” means, (i) for purposes of Section 3.4, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Series A Common Stock held by the applicable Principal Investor (calculated on a fully-diluted as-converted basis) and the denominator of which is the total number of shares of Series A Common Stock held by all Principal Investors other than the Transferring Investor (calculated on a fully-diluted as-converted basis), (ii) for purposes of Section 3.6, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Series A Common Stock and Series B Common Stock being purchased from the Transferring Investor (calculated on a fully-diluted as-converted basis), and the denominator of which is the total number of shares of Series A Common Stock and Series B Common Stock held by the Transferring Investor (calculated on a fully-diluted as-converted basis) and (iii) for purposes of Article IV, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Series A Common Stock held by the applicable Investor (calculated on a fully-diluted as-converted basis) and the denominator of which is the total number of shares of Series A Common Stock then outstanding (calculated on a fully-diluted as-converted basis).

“Public Sale” means any sale of Common Stock pursuant to a public offering registered under applicable securities laws.

“Purchase and Exchange Agreement” means that certain Purchase and Exchange Agreement, dated as of March 16, 2016, by and among the Company and the other parties thereto, as amended, supplemented and/or restated from time to time.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8

“Qualified Public Offering” means any sale of Common Stock pursuant to an underwritten public offering registered under applicable securities laws (i) for which the aggregate gross cash proceeds to be received by the Company from such offering (without deducting underwriting discounts, expenses and commissions) are at least $100,000,000 at a per share public offering price of at least $6.6558 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting any shares of Common Stock) and (ii) pursuant to which the Common Stock is listed for trading on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market.

“Registration Rights Agreement” has the meaning set forth in Section 3.8(a).

“Reinstatement Notice” has the meaning set forth in Section 5.3(b).

“Renounced Business Opportunities” has the meaning set forth in Section 10.19.

“Representatives” has the meaning set forth in Section 10.6.

“Repurchase Deadline” has the meaning set forth in Section 5.1(a).

“Repurchase Disability” has the meaning set forth in Section 5.3(a).

“Required IPO” has the meaning set forth in Section 3.8(a).

“Required IPO Structure” has the meaning set forth in Section 3.8(b).

“Requisite Investors” means Investors holding at least 75% of the outstanding Series A Common Stock on a fully-diluted as-converted basis at the time of determination.

“Restated Bylaws” means the Amended and Restated Bylaws of the Company dated as of the Original Agreement Date, as amended, restated or supplemented from time to time.

“Restated Certificate” means the Fifth Amended and Restated Certificate of Incorporation of the Company, dated as of November 9, 2017, as amended, restated or supplemented from time to time.

“Restrictive Covenants” has the meaning set forth in Section 5.1(a).

“ROFO Offer” has the meaning set forth in Section 3.4(b).

“Russell Gordy Investors” means Minion Trail Ltd. and Elk Mountain, Ltd.

“Sale of the Company” means (a) any sale (in one or a series of related transactions) of the equity of the Company following which any Person (or group of Persons acting in concert), other than the Investors on the date of this Agreement and their Permitted Transferees, beneficially owns, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the Company, (b) any sale (in one or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole or (c) any plan of reorganization, recapitalization, merger or consolidation involving the Company or any of its Subsidiaries, except for a reorganization, recapitalization, merger or consolidation where the Investors on the date of this Agreement and their Permitted Transferees collectively beneficially own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, recapitalization, merger or consolidation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Secondary PSA” has the meaning set forth in the recitals.

“Securities” means, with respect to any Person, such Person’s capital shares or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital shares or other equity or equity-linked interests, including phantom shares and share appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Common Stock” means the voting Series A Common Stock of the Company, as more fully described in the Restated Certificate.

“Series B Common Stock” means the non-voting Series B Common Stock of the Company, as more fully described in the Restated Certificate.

“Spousal Consent” has the meaning set forth in Section 10.16.

“Subsidiary” means with respect to any Person, any Entity in which such Person, directly or indirectly (including, without limitation through one or more Subsidiaries), (a) holds stock or other ownership interests representing more than fifty percent (50%) of the economic interest of all outstanding stock or ownership interests of such Entity or (b) has the right to control such Entity. The term “control,” as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Entity. For purposes of this Agreement, the Subsidiaries of the Company as of the date hereof include, without limitation, each of Sunnova Intermediate Holdings, LLC, Sunnova Energy Yield GP, LLC, Sunnova Energy Yield LP, Sunnova Management, LLC, Sunnova TE Management I, LLC, Sunnova SSA Management, LLC, Sunnova SLA Management, LLC, Sunnova ABS Holdings, LLC, Sunnova ABS Management, LLC, Sunnova Energy Puerto Rico, LLC, Sunnova Asset Portfolio 4, LLC, Sunnova Lease Vehicle 3, LLC, Sunnova Lease Vehicle 3-BG, LLC, Sunnova Leave Vehicle 3-HI, LLC, Sunnova Asset Portfolio 5 Holdings, LLC, Sunnova Asset Portfolio 5, LLC, Sunnova AP5-A, LLC, Helios Depositor, LLC, Helios Issuer, LLC, Sunnova Asset Portfolio 6 Holdings, LLC, Sunnova Asset Portfolio 6, LLC, Sunnova AP 6 Warehouse II, LLC, Sunnova Asset Portfolio 7 Holdings, LLC, Sunnova EZ-Own Portfolio, LLC, Sunnova LAP Holdings, LLC, Sunnova LAP I, LLC, Sunnova LAP II, LLC, Sunnova TEP I Developer, LLC, Sunnova TEP I Holdings, LLC, Sunnova SAP I, LLC, Sunnova TEP I Manager, LLC and Sunnova TEP I, LLC, Sunnova Helios II Issuer, LLC and Sunnova Helios II Depositor, LLC.

“Sunnova Securities” means any Securities of the Company.

“Supplemental Preemptive Notice” has the meaning set forth in Section 4.1(c).

“Tag-Along Investor” has the meaning set forth in Section 3.6(a).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Tag-Along Notice” has the meaning set forth in Section 3.6(a).

“Tag-Along Right” has the meaning set forth in Section 3.6(a).

“Tag-Along Sale” has the meaning set forth in Section 3.6(a).

“Tag-Along Securities” has the meaning set forth in Section 3.6(a).

“Termination of Employment” means, with respect to any Management Investor, the time when the employee-employer relationship between such Management Investor and the Company or one of its Subsidiaries is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, Disability, death or retirement, but excluding a termination where there is a simultaneous re-employment by the Company or one of its Subsidiaries. The committee appointed to administer the Equity Incentive Plan (or the Board) shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether a particular leave of absence constitutes a Termination of Employment. Termination of Employment.

“Third Party Offering Period” has the meaning set forth in Section 4.1(e).

“Transaction Agreements” means this Agreement and the Registration Rights Agreement.

“Transfer” means any direct or indirect transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, either voluntarily or involuntarily, by operation of law or otherwise, or entrance into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Sunnova Securities owned by a Person, or of any beneficial or economic interest therein.

“Transfer” when used as a verb shall have a correlative meaning.

“Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Transfer Notice” has the meaning set forth in Section 3.2.

“Transferring Investor” has the meaning set forth in Section 3.2.

“Unsubscribed Amount” has the meaning set forth in Section 4.1(c).

“Vested Options” has the meaning set forth in the recitals.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Investor Representations and Warranties. Each of the Investors represents and warrants, severally and not jointly, to each of the other Investors and to the Company that:

(a) Organization and Standing. If the Investor is an Entity, the Investor has been duly formed, organized or incorporated, as applicable, and is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, organization or incorporation, as applicable.

(b) Authority; Execution and Delivery; Enforceability. Each Investor has full power and authority to enter into the Transaction Agreements to which it is a party. The execution and delivery by the Investor of the Transaction Agreements to which it is a party has been duly authorized by all necessary action. If the Investor is an Entity, all action on the part of the officers of Investor necessary for the execution and delivery of the Transaction Agreements to which the Investor is a party and the performance of all obligations of the Investor under the Transaction Agreements to which the Investor is a party to be performed as of the Effective Date has been taken or will be taken prior to the Effective Date. The Transaction Agreements to which the Investor is a party, when executed and delivered by the Investor and all other signatories thereto in accordance with the terms thereof, shall constitute the valid and legally binding obligations of the Investor, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

ARTICLE III

GENERAL RESTRICTIONS ON DISPOSITION OF SUNNOVA SECURITIES

Section 3.1 Transfer of Securities.

(a) Except for Transfers to Permitted Transferees or Transfers by Principal Investors pursuant to a Public Sale, no Investor shall Transfer Common Stock, Preferred Stock or other Sunnova Securities prior to the second (2nd) anniversary of the Original Agreement Date (the “Lock-up Expiration Date”) without the prior affirmative vote of a Board Supermajority.

(b) After the Lock-up Expiration Date, no Investor shall Transfer any Sunnova Securities except pursuant to (i) in the case of Principal Investors, a Public Sale, (ii) a Transfer to a Permitted Transferee, (iii) in the case of Principal Investors, a Transfer which has complied with Sections 3.2, 3.4, 3.5 and 3.6 or (iv) a right or obligation of a Drag-Along Investor or Tag-Along Investor under Sections 3.5 and 3.6 (each of the foregoing other than clause (iii), an “Exempt Transfer”).

(c) The provisions of this Agreement shall be binding upon all Sunnova Securities now owned or hereafter acquired by each Investor and shall be binding upon all subsequent holders of Sunnova Securities who execute a Joinder Agreement or execute a counterpart signature page to this Agreement. Except for Transfers that constitute Public Sales,

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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neither the Company nor any Investor shall Transfer any Sunnova Securities to a Person not already a party to this Agreement as an Investor (including Permitted Transferees) unless and until (i) such Person executes and delivers to the Company a Joinder Agreement or counterpart signature page to this Agreement pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement and (ii) such Transfer is otherwise made in compliance with this Agreement. Upon the execution of Joinder Agreement or counterpart signature page to this Agreement, a Transferee of a Management Investor shall be deemed to be a Management Investor for all purposes of this Agreement except that, (A) in the case of a Transfer to a Permitted Transferee, all provisions that relate to Termination of Employment of a Management Investor and the effects thereof shall continue to apply to such Management Investor transferor and not to such Permitted Transferee and (B) in the case of a Transfer to a Person other than a Permitted Transferee, Article V of this Agreement shall cease to apply following such Transfer (other than Section 5.1(b), which shall continue to apply).

(d) Any attempted Transfer of Sunnova Securities other than in accordance with this Agreement shall be null and void and the Company shall not recognize any such Transfer and shall not reflect on its records any change in record ownership of Sunnova Securities pursuant to any such Transfer. In the event that any Investor materially breaches or violates the terms of this Article III and such breach or violation is not promptly cured (or waived by the other Investors), such Investor (and its attempted Transferee) shall have no voting rights as an equity holder in the Company (including, without limitation, pursuant to Section 6.9 hereof) unless and until such time as such breach or violation is cured (or waived by the other Investors).

Section 3.2 Transfer Notice. In advance of any proposed Transfer of Sunnova Securities, other than an Exempt Transfer, the transferring Investor (the “Transferring Investor”) shall deliver written notice to the Company and each other Investor stating that the Transferring Investor desires to Transfer Sunnova Securities. Such notice (the “Transfer Notice”) shall be provided prior to the proposed Transfer and shall disclose the number of Sunnova Securities to be sold (the “Offered Securities”).

Section 3.3 Legending Requirement. Unless otherwise determined by the Board (upon advice from legal counsel), each certificate evidencing Sunnova Securities, if any, shall be stamped or otherwise imprinted with a legend containing substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTORS AGREEMENT DATED AS OF NOVEMBER 9, 2017, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE COMPANY’S INVESTORS, AS THE SAME MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME. THE TERMS OF SUCH INVESTORS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF SUCH INVESTORS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 3.4 Right of First Offer.

(a) At any time after the Lock-up Expiration Period, and subject to the terms and conditions specified in this Section 3.4, each Principal Investor shall have a right of first offer if any other Investor proposes to Transfer any Sunnova Securities owned by it to any third party, excluding Permitted Transferees. Each time the Transferring Investor proposes to Transfer any Offered Securities (other than Transfers to a Permitted Transferee and Transfers made pursuant to a Public Sale), the Transferring Investor shall first offer the Offered Securities to the Principal Investors (other than such Transferring Investor) in accordance with the provisions of this Section 3.4.

(b) The Transferring Investor shall provide a Transfer Notice to the Principal Investors stating its intention to Transfer the Offered Securities. Within thirty (30) days (the “Offer Period”) after receipt of the Transfer Notice by the Principal Investors, each Principal Investor, either alone or with one or more other Principal Investors, shall have a right to make an offer to purchase (i) all, but not less than all, of the Offered Securities or (ii) their Proportionate Percentage of Offered Securities (the “ROFO Offer”), provided that if the Transferring Investor is transferring greater than twenty-five percent (25%) of the Series A Common Stock (calculated on a fully-diluted as-converted basis), the ROFO Offer must be an offer to purchase all of the Offered Securities.

(c) Each ROFO Offer (i) shall set forth the proposed amount and form of consideration and terms and conditions of payment offered by the Investor or Investors and a summary of any other material terms pertaining to the Transfer and (ii) must remain open for at least sixty (60) days following the date on which the Transferring Investor receives the ROFO Offer.

(d) If the Transferring Investor does not receive any ROFO Offer within the Offer Period, or if all Principal Investors inform the Transferring Investor in writing that they will not be exercising their right of first offer rights hereunder, then the Transferring Investor may, subject to the requirements of Sections 3.4(h) and 3.6, transfer all of the Offered Securities to a third party at a price and on terms and conditions acceptable to such Transferring Investor.

(e) If the Transferring Investor receives only one ROFO Offer within the Offer Period, the Transferring Investor may accept or reject such ROFO Offer in its sole discretion. If the Transferring Investor receives more than one ROFO Offer for all of the Offered Securities, the Transferring Investor may accept the highest such ROFO Offer and reject the other ROFO Offers or reject all ROFO Offers in its sole discretion. If the Transferring Investor receives more than one ROFO Offer and at least one such ROFO Offer is for a Principal Investor’s Proportionate Percentage of the Offered Securities, the Transferring Investor may accept one or more of the highest ROFO Offer(s) and reject the other ROFO Offers or reject all ROFO Offers in its sole discretion; provided that, if the Transferring Investor accepts one or more Principal Investors’ ROFO Offers for their respective Proportionate Percentages of the Offered Securities, then the Company shall notify the remaining Principal Investors of such acceptance and the remaining Principal Investors shall have the opportunity to make a new ROFO Offer within five (5) Business Days of receipt of such notice from the Company for the Offered Securities which are not subject to any accepted ROFO Offer.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f) If a Transferring Investor accepts a ROFO Offer, then the Transferring Investor and the applicable Principal Investor shall negotiate in good faith to consummate the ROFO Offer as promptly as reasonably practicable and in any event within sixty (60) days from the date of the ROFO Offer, and shall not transfer any Offered Securities described in such ROFO Offer to any third party purchaser.

(g) If the Transferring Investor rejects all ROFO Offers from the Principal Investors, or if the Transferring Investor does not accept ROFO Offers with respect to all Offered Securities, then the Transferring Investor may, subject to the requirements of Sections 3.4(h) and 3.6, sell any Offered Securities which are not subject to any accepted ROFO Offer to a third party purchaser at a price higher than that offered in all of the rejected ROFO Offers, and on such terms and conditions which, when taken as a whole, are at least as favorable in the aggregate to the Transferring Investor as those set forth in the most favorable rejected ROFO Offer.

(h) The Transferring Investor may only sell Offered Securities to a third party purchaser as permitted under Section 3.4(d) and Section 3.4(g), and the Transferring Investor shall:

(i) enter into a letter of intent or similar arrangement with such third party purchaser within sixty (60) days from the date that is the later of (x) the date of the last ROFO Offer and (y) the expiration of the Offer Period (such later date, the “Commencement Date”);

(ii) enter into a definitive agreement with such third party purchaser within one hundred twenty (120) days of the Commencement Date; and

(iii) consummate such sale within one hundred eighty (180) days of the Commencement Date; provided that to the extent the Transferring Investor has used commercially reasonable efforts to obtain all required approvals and consents prior to the expiration of such 180-day period, the Transferring Investor may extend such 180-day period by up to sixty (60) days if necessary to obtain any required regulatory approvals or third party consents.

(i) If the Transferring Investor does not meet any of the deadlines described in Section 3.4(h), then any proposed transfer by such Transferring Investor shall once again be subject to the terms and conditions of this Section 3.4.

(j) In the event of a potential sale by a Transferring Investor to a third party purchaser pursuant to the terms of Section 3.4(h), the directors and officers of the Company shall (i) permit such potential third party purchaser, after executing a confidentiality agreement in a form satisfactory to the Board, to conduct a due diligence review of the Company and its business, operations, prospects, assets, liabilities, financial condition and results of operations, and (ii) make available the officers and technical personnel of the Company, during normal business hours, upon reasonable advance notice and at such Transferring Investor’s sole cost and expense, for the purpose of making presentations to, and answering questions from, such potential third party purchaser.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15

Section 3.5 Drag-Along Right.

(a) After the Lock-up Expiration Date, except for any Transfer to a Permitted Transferee, if any Principal Investor or group of Principal Investors desires to make a Transfer of Sunnova Securities constituting seventy-five percent (75%) or more of the outstanding Series A Common Stock (on a fully-diluted, as-converted basis) to any third party and such Transferring Investor(s) has satisfied the requirements of Section 3.4, each remaining Investor (the “Drag-Along Investors”) shall, at the option of the Transferring Investor(s) (the “Drag-Along Right”), Transfer their Sunnova Securities (including Series B Common Stock issuable upon exercise of any Vested Options and any options that vest as a result of the consummation of the Transfer to the third party but not including any Series B Common Stock issuable upon exercise of any unvested Options) on the same terms and conditions as the Transfer of Offered Securities in the proposed Transfer (a “Drag-Along Sale”). The Company may require a Management Investor that is a Drag-Along Investor to exercise such Management Investor’s Vested Options, in whole or in part, prior to or simultaneously with the closing of any transaction or transactions described in this Section 3.5. If the Transferring Investor(s) elects to exercise its Drag-Along Right under this Section 3.5, then it shall so notify each Drag-Along Investor in writing (“Drag-Along Notice”). Each Drag-Along Notice shall (i) set forth the number of Offered Securities, (ii) specify in reasonable detail the identity of the Offeror, (iii) specify in reasonable detail the amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Transferring Investor as may be reasonably necessary for the Drag-Along Investors and the Company to properly analyze the economic value and investment risk of such non-cash consideration) and (iv) specify any other material terms and conditions of the proposed Transfer. Upon receipt of any Drag-Along Notice, each Drag-Along Investor shall, subject to the provisions of this Section 3.5, cooperate and use its commercially reasonable efforts to facilitate the Transfer and shall sign such instruments and take such action as may be reasonably required to consummate the Transfer. If, and only if, a Drag-Along Investor breaches the immediately preceding sentence and has not cured such breach within five (5) Business Days after receipt of written notice thereof from the Transferring Investor with a specific explanation of the alleged breach and the required corrective action (such notice a “Drag Breach Notice” and such Drag-Along Investor, a “Drag Breaching Investor”), then such Drag Breaching Investor is deemed to hereby make, constitute and appoint the Transferring Investor, with full power of substitution and re-substitution, as such Drag Breaching Investor’s true and lawful attorney-in-fact for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any and all documents and to take any actions to the extent required to be taken by the Drag Breaching Investor pursuant to the immediately preceding sentence and set forth in the Drag Breach Notice. The parties hereto acknowledge that any such power of attorney is coupled with an interest and is irrevocable. Notwithstanding the foregoing, in the event that more than fifty percent (50%) of the proceeds to be received by the Drag-Along Investors is not cash, the Transferring Investor will not have the right to exercise the Drag-Along Right unless approved by a Board Supermajority.

(b) The proceeds of the Drag-Along Sale shall be allocated to the Transferring Investors and the Drag-Along Investors in accordance with Article IV.3(b) of the Restated Certificate as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate) and (B) the Offered Securities sold in accordance with this Section 3.5 were the only Sunnova Securities outstanding. For purposes of this Section 3.5(b), a Management Investor that

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16

holds Vested Options that are not exercised prior to or simultaneously with the closing of the transaction shall receive, with respect to such Vested Options, the consideration that would otherwise be payable with respect to the shares of Series B Common Stock underlying such Vested Options, minus the aggregate exercise price of such Vested Options.

Section 3.6 Tag-Along Right.

(a) After the Lock-up Expiration Date, except for any Transfer to a Permitted Transferee and any proposed Transfer governed by Section 3.5, if any Investor or group of Investors desires to make a Transfer of (x) thirty-five percent (35%) or more, with respect to Tag-Along Rights of Principal Investors and (y) fifty percent (50%) or more, with respect to Tag-Along Rights of Management Investors, of the outstanding Series A Common Stock (on a fully-diluted as-converted basis) (as described herein, a “Tag-Along Sale”), each other Investor (a “Tag-Along Investor”) shall have the right (the “Tag-Along Right”) to require that the proposed purchaser in connection with the Tag-Along Sale purchase such Tag-Along Investor’s Proportionate Percentage of its Sunnova Securities (including Series B Common Stock issuable upon exercise of any Vested Options and any options that vest as a result of the consummation of the Transfer to the third party but not including any Series B Common Stock issuable upon exercise of any unvested Options) (the “Tag-Along Securities”), on the same terms and conditions as the Tag-Along Sale as set forth in the Transfer Notice, which, for purposes of this Section 3.6(a), shall (i) disclose the Offered Securities and (ii) specify in reasonable detail the amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Transferring Investor as may be reasonably necessary for the other Investors to properly analyze the economic value and investment risk of such non-cash consideration) and the other terms and conditions of the proposed Transfer. The Company may require a Management Investor that is a Tag-Along Investor to exercise such Management Investor’s Vested Options, in whole or in part, prior to or simultaneously with the closing of the transaction or transactions described in this Section 3.6. If a Tag-Along Investor elects to exercise its Tag-Along Right under this Section 3.6, then he, she or it shall so notify the Transferring Investor in writing (the “Tag-Along Notice”) within five (5) Business Days after the later of (i) the expiration of the Tag-Along Investor’s Offer Period, as applicable, and (ii) the last day on which the Transferring Investors are required to send notice of the exercise of Drag-Along Rights, if applicable. In the event that the purchaser in the Tag-Along Sale does not purchase all the Tag-Along Securities pursuant to this Section 3.6, then the Transferring Investor shall not be permitted to sell any of its Offered Securities to such purchaser unless the Transferring Investor purchases from the Tag-Along Investors all of the Tag-Along Securities, at the price and on comparable terms to what the Tag-Along Investors would have received if the purchaser in the Tag-Along Sale had purchased all such Tag-Along Securities.

(b) The proceeds of the Tag-Along shall be allocated to the Transferring Investors and the Tag-Along Investors in accordance with Article IV.3(b) of the Restated Certificate as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate) and (B) the Offered Securities sold in accordance with this Section 3.6 were the only Sunnova Securities outstanding. For purposes of this Section 3.6(b), a Management Investor that holds Vested Options that are not exercised prior to or simultaneously with the closing of the transaction shall receive, with respect to such Vested Options, the consideration that would otherwise be payable with respect to the shares of Series B Common Stock underlying such Vested Options, minus the aggregate exercise price of such Vested Options.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 3.7 Cooperation.

(a) In the event of (i) the exercise of a Drag-Along Right pursuant to Section 3.5, each Investor, or (ii) the exercise of a Tag-Along Right pursuant to Section 3.6, each Tag Along Investor exercising its Tag Along Right, shall consent to and raise no objections against the transaction and shall take all actions that the Board reasonably deems necessary or desirable in connection with the consummation of the transaction. Without limiting the generality of the foregoing, each such Investor agrees to: (A) execute any purchase agreement, merger agreement or other agreement entered into with the purchaser and any ancillary agreement with respect thereto; (B) vote the Sunnova Securities held by the Investor in favor of the transaction; and (C) refrain from the exercise of, and waive, dissenters’ appraisal rights with respect to the transaction.

(b) The obligations of the Drag-Along Investors and Tag-Along Investors are subject to the following terms and conditions:

(i) subject to Section 3.7(b)(v), if any Investor is given an option as to the form and amount of consideration to be received, all Drag-Along Investors or Tag-Along Investors, as applicable, shall be given the same option;

(ii) no Drag-Along Investor or Tag-Along Investor, as applicable, shall be required to provide any representations, warranties or indemnities in connection with the Transfer, other than customary (including with respect to qualifications) representations and warranties, subject to any exceptions set forth on a disclosure schedule, concerning (i) such Investor’s valid title to and ownership of the Sunnova Securities, free and clear of all Liens (excluding those arising under applicable securities laws), (ii) such Investor’s authority, power and right to enter into and consummate such Transfer, and (iii) the absence of any violation of law to which such Investor is subject or by which its assets are bound, which in each case shall be on a several basis, and not on a joint or joint and several basis; provided that such representations, warranties or indemnities shall not be required to be made or given unless the Transferring Investors make or give such representations, warranties or indemnities;

(iii) no Drag-Along Investor or Tag-Along Investor, as applicable, shall be liable for, or obligated with respect to, the inaccuracy of any representation, warranty or covenant made by another Person other than the Company in connection with the Transfer;

(iv) no Drag-Along Investor or Tag-Along Investor, as applicable, or any of its Affiliates (other than an Investor that is an employee or consultant of the Company or one or more of its Subsidiaries) shall be required to execute an agreement with a non-competition, non-solicitation, no-hire or other similar restrictive covenant provisions applicable to such Investor or any of its Affiliates, and any confidentiality provision shall be substantially similar to the confidentiality provision to which the Investors or any of their Affiliates is subject hereunder;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(v) unless otherwise approved by a Board Supermajority, no Drag-Along Investor or Tag-Along Investors, as applicable, will have any liability in respect of such Transfer for any breach in excess of its ratable share of any purchase price escrow, except for the Investor’s representations and warranties with respect to itself set forth in Section 3.7(b)(ii), which liability for breaches of such representation and warranties will not exceed the net purchase price actually received by such Investor, other than in the case of fraud;

(vi) any indemnification obligations will be on a several, and not joint, basis and a Drag-Along Investor’s or Tag-Along Investor’s, as applicable, aggregate liability will not exceed the net purchase price actually received by such Investor and shall be allocated among the Investors in a manner necessary to preserve the liquidation preference of the Convertible Preferred Stock, such that any such indemnification obligations shall be allocated first to the holders of Common Stock on a pro rata basis, with any remainder being allocated to the holders of the Convertible Preferred Stock on a pro rata basis, other than in the case of fraud; and

(vii) if all or part of the consideration proposed to be paid to Investors in a Transfer includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each Investor that is not then an “accredited investor” (as such term is defined in Rule 501 under the Securities Act) may be required (notwithstanding Section 3.7(b)(i)), at the request and election of the Transferring Investor, to (i) appoint a purchaser representative (as defined in Rule 501 under the Securities Act) reasonably acceptable to such Transferring Investor or (ii) accept cash in lieu of any securities such Investor would otherwise receive in an amount equal to the fair market value of such securities. For the avoidance of doubt, any Transfer contemplated by this Section 3.7(b)(vii) that would result in any Drag-Along Investor receiving less than fifty percent (50%) of the aggregate consideration such Drag-Along Investor is entitled to receive under this Section 3.7(b)(vii) in a form other than cash must be approved by a Board Supermajority.

(c) Each Investor participating in a Drag-Along Sale or Tag-Along Sale shall bear its pro rata share of the costs of any transaction in which it sells Sunnova Securities (based upon the net proceeds received by such Investor in such transaction), allocated pro rata among the Investors in a manner necessary to preserve the liquidation preference of the Convertible Preferred Stock, such that any such costs shall be allocated first to the holders of Common Stock on pro rata basis, with any remainder being allocated to the holders of the Convertible Preferred Stock on a pro rata basis, to the extent such costs are incurred for the benefit of all holders of Sunnova Securities and are not otherwise paid by the Company or the acquiring party.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19

Section 3.8 Right to Public Offering.

(a) Pursuant to the Registration Rights Agreement dated as of the Original Agreement Date (as such agreement may be amended from time to time, the “Registration Rights Agreement”), by and among the Company and the Investors, certain Investors (the “IPO Investors”) shall have the right, upon the terms and subject to the conditions set forth in the Registration Rights Agreement and this Section 3.8, to cause the Company to consummate an initial public offering (a “Required IPO”).

(b) In furtherance of such Required IPO, the Company shall, upon written request of the IPO Investor(s), implement a structure for the Required IPO as determined by the IPO Investor(s) (the “Required IPO Structure”). The Company shall cooperate in the Required IPO Structure as requested by the IPO Investor(s).

(c) Anything contained herein to the contrary notwithstanding, if at any time the IPO Investor(s) exercise their rights pursuant to the Registration Rights Agreement to cause a Required IPO, each other Investor shall consent to and raise no objections to the Required IPO. The IPO Investor(s) shall provide to each other Investor a notice (the “IPO Notice”), at least forty-five (45) days prior to the consummation of the proposed Required IPO, setting forth the proposed terms of such Required IPO.

(d) Upon the delivery of such IPO Notice, each Investor shall take all necessary and desirable actions reasonably requested by the Board or the IPO Investor(s) in connection with the consummation of the Required IPO, including executing such documents (including any necessary amendments to this Agreement and the Registration Rights Agreement) and taking such other actions reasonably necessary to (i) establish the Required IPO Structure; (ii) provide customary representations, warranties and indemnities with respect to (A) matters of ownership and title to the Sunnova Securities owned by such Investors and (B) the due authorization or capacity and due and valid execution and delivery by such Investors of documentation in respect of the Required IPO, as are executed by the IPO Investors; (iii) provide indemnities, covenants, conditions, escrow agreements and other reasonable provisions and agreements relating to such Required IPO (it being understood and agreed that no Investor shall be required to enter into a non-competition covenant); and (iv) subject to Section 3.8(e), to pay its pro rata portion (based on participation in such Required IPO) of the fees and expenses incurred in connection with such Required IPO, provided that (x) each Investor that has a right to sell Sunnova Securities in such Required IPO and elects to sell Sunnova Securities in such Required IPO will receive the same form and amount of consideration per Sunnova Security, and (y) no Investor shall be required to incur indemnification obligations in connection with such Required IPO other than those set forth in the Registration Rights Agreement or the applicable underwriting agreement.

(e) Without limiting the foregoing, each Investor shall take all necessary actions reasonably requested by the Board or the IPO Investor(s) in connection with the consummation of such initial public offering, including, without limitation, (i) compliance with the requirements of all laws and regulatory bodies that have jurisdiction over such initial public offering, (ii) compliance with the listing and other rules governing the securities exchange on which the Common Stock will be listed and waiving any approval rights in connection with such initial public offering, provided that in no event shall any Investor be required to take any action which would be in violation of or contravene any law, rule, regulation or other limitation of any governmental or regulatory body having jurisdiction over such Investor as reasonably determined by such Investor’s legal counsel and (iii) taking such actions as may be necessary to effect a reorganization of the Company in anticipation of such initial public offering.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE IV

PREEMPTIVE RIGHTS

Section 4.1 Sale of Securities.

(a) Except as set forth in Section 4.1(g), if the Company proposes to issue or causes to be issued (i) additional Sunnova Securities or any Securities of a Subsidiary of the Company (in each case other than Exempt Securities) or (ii) debt securities to any Investor or its Affiliates (determined without regard to the last sentence of the definition of “Affiliate”) (collectively, a “New Interest”), each Principal Investor shall have the right (the “Preemptive Right”), to purchase such Investor’s Proportionate Percentage of such New Interest at the time of the Preemptive Right Notice (defined below) and in accordance with the following procedures.

(b) The Company shall give each Principal Investor at least twenty (20) Business Days (the “Election Period”) prior written notice (the “Preemptive Right Notice”) of any proposed issuance of New Interests, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer to each such Principal Investor the opportunity to purchase its Proportionate Percentage of such New Interests at the same price, on the same terms and conditions and at the same time as the New Interests are proposed to be issued by the Company. If any such Principal Investor wishes to exercise its Preemptive Right, it must do so by delivering an irrevocable written notice (an “Election Notice”) to the Company before the end of the Election Period, which notice shall set forth (i) the dollar amount of New Interests such Principal Investor desires to purchase in connection with such Preemptive Notice, up to such Principal Investor’s Proportionate Percentage (the “Preemptive Right Election Amount”) and (ii) if such Principal Investor desires to purchase more than its Proportionate Percentage, the maximum dollar amount of New Interests such Principal Investor desires to purchase (the excess of such maximum dollar amount over the dollar amount of such Principal Investor’s Proportionate Percentage, such Principal Investor’s “Additional Election Amount”) which such Additional Election Amount, together with the dollar amount of such Principal Investor’s Proportionate Percentage, shall not exceed the dollar amount of the New Interests being offered.

(c) If one or more of such Principal Investors entitled to the Preemptive Right fails to subscribe for all of its Proportionate Percentage (the New Interests that comprise any such unsubscribed portions of such Principal Investor’s Proportionate Percentage, the “Unsubscribed Amount”), the Company shall deliver written notice thereof (a “Supplemental Preemptive Notice”) to each Principal Investor that delivered an Election Notice requesting an Additional Election Amount (a “Preemptive Right Participating Principal Investor”), which notice shall set forth (i) the Unsubscribed Amount and (ii) the Additional Election Amount required to be funded by the Preemptive Right Participating Principal Investor based on its Election Notice, provided, however, that if the sum of all Additional Election Amounts of the Preemptive Right Participating Principal Investors set forth in the Election Notices exceeds the Unsubscribed Amount, then the Additional Election Amount of each Preemptive Right Participating Principal Investor shall be reduced to an amount equal to the product of (x) the Unsubscribed Amount and (y) a fraction (expressed as a percentage), the numerator of which is the amount of such Preemptive Right Participating Principal Investor’s Additional Election Amount and the denominator of which is the sum of all Additional Election Amounts requested by the Preemptive Right Participating Principal Investors in the Election Notices delivered to the Company pursuant to Section 4.1(b).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d) At closing (which shall occur eleven (11) Business Days after the end of the Election Period or such other date as the Company and the Principal Investors who deliver an Election Notice pursuant to Section 4.1(b) may agree (such closing date, the “Preemptive Right Closing Date”)), each Principal Investor who delivers an Election Notice to the Company shall (i) purchase, for cash, the Preemptive Right Election Amount of New Interests indicated in the Election Notice of such Principal Investor, plus, if applicable, all or a portion of such Principal Investor’s Additional Election Amount of New Interests to the extent set forth in the Supplemental Preemptive Notice delivered to such Principal Investor pursuant to Section 4.1(c), and (ii) take all appropriate actions and execute such other instruments, in each case as shall be reasonably requested by the Company in connection with such New Interests. If any Principal Investor who delivers an Election Notice pursuant to Section 4.1(b) fails to make full payment to the Company on or prior to the Preemptive Right Closing Date for the purchase of its Preemptive Share Election Amount and Additional Election Amount (if any) of New Interests, as required under this Section 4.1(d), (a) such Principal Investor shall be entitled to purchase only such portion of its Preemptive Share Election Amount and Additional Election Amount (if any) covered by the dollar amount actually paid by such Principal Investor, (b) the portion of such Principal Investor’s Preemptive Share Election Amount and Additional Election Amount (if any) not so purchased shall be treated as an Unsubscribed Amount and the Company shall deliver a new Supplemental Preemptive Notice to each of the other Preemptive Right Participating Principal Investors with respect to such Unsubscribed Amount, (c) such Principal Investor’s election to purchase any additional New Interests pursuant to this Article IV shall be deemed null and void and (d) each other Principal Investor with a Preemptive Right any such additional New Interests not purchased (if any) shall be deemed to be part of the Unsubscribed Amount.

(e) If, following the end of the Election Period, there remains any Unsubscribed Amount that has not been subscribed for by one or more Principal Investors pursuant to Section 4.1(c) (or if following the Preemptive Right Closing Date there exists any Unsubscribed Amount), then for a period not exceeding one hundred eighty (180) days following the expiration of the Election Period (the “Third Party Offering Period”), any or all of such Unsubscribed Amount may be issued and sold to any purchaser at a price not less than the price at which they were offered to the Principal Investors and pursuant to other terms and conditions no more favorable in the aggregate to the purchasers thereof than those offered to the Principal Investors, in each case as specified in the Preemptive Right Notice. Any Unsubscribed Amount not so issued and sold to any purchaser during the Third Party Offering Period will thereafter again be subject to the Preemptive Rights provided for in this Article IV.

(f) If, in any instance, a Principal Investor elects not to exercise such Principal Investor’s rights under this Article IV, such election shall not constitute a waiver of such Principal Investor’s rights in the case of any subsequent transaction by the Company giving rise to the issuance of a Preemptive Right Notice hereunder.

(g) Notwithstanding anything herein in this Article IV to the contrary, if the Board determines that compliance with the time periods described in this Article IV would not be in the best interests of the Company because of the liquidity needs of the Company or to comply with covenants under any indebtedness of the Company, then, in lieu of offering any Sunnova Securities to the Principal Investors entitled to the Preemptive Right at the time such Sunnova Securities are otherwise being issued or sold to a purchaser of Sunnova Securities, the Company

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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may comply with the provisions of this Article IV by making an offer to sell to such Principal Investors their Proportionate Percentage (calculated as if the such Sunnova Securities had not been issued or sold) of the aggregate amount of such Sunnova Securities (including any Sunnova Securities offered pursuant to this Section 4.1(g)) promptly, and in no event later than thirty (30) Business Days, after such sale is consummated. In such event, for all purposes of this Article IV, each such Principal Investor’s Proportionate Percentage shall be determined taking into consideration the actual number of securities sold so as to achieve the same economic effect as if such offer would have been made prior to such sale.

(h) Notwithstanding anything in this Agreement to the contrary, any Principal Investor that is also a Management Investor shall lose his or her Preemptive Right on the date of such Management Investor’s Termination of Employment.

Section 4.2 Exempt Securities. The rights of the Investors under Section 4.1 shall not apply to the following Sunnova Securities (the “Exempt Securities”):

(a) Common Stock or Preferred Stock issued or issuable pursuant to the Purchase and Exchange Agreement (including pursuant to Section 9.2 thereof);

(b) Sunnova Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section IV.3(d)(v), (vi), (vii) or (viii) of the Restated Certificate;

(c) Sunnova Securities issued or issuable upon conversion of any of the Preferred Stock, or as a dividend or distribution on the Preferred Stock;

(d) Sunnova Securities issued or issuable upon the conversion of any debenture, warrant, option or other convertible security (but only to the extent that the original issuance of such debenture, warrant, option or other convertible security was subject to the preemptive rights set forth in this Section 4.1);

(e) Sunnova Securities issued or issuable to employees or directors of, or consultants or advisors to, the Company (including any Sunnova Securities issued upon the conversion, exercise or exchange thereof) pursuant to any plan approved by the Board;

(f) Sunnova Securities issued or issuable pursuant to the acquisition of another Entity by the Company by merger, purchase of substantially all of the assets or a business line, unit or division or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board;

(g) Any Securities of a Subsidiary of the Company issued to the Company or any Subsidiary of the Company; or

(h) Sunnova Securities issued or issuable in any firmly underwritten public offering of the Company pursuant to a registration statement under the Securities Act, including issuances solely for the purposes of effecting a Required IPO Structure in accordance with the terms of this Agreement and the Registration Rights Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE V

RIGHTS TO REPURCHASE SHARES

Section 5.1 Call Right.

(a) The Company shall have the option to repurchase any Sunnova Securities held by any Management Investor or his or her Permitted Transferees (the “Call Right”), exercisable any time during the period beginning on the date of such Management Investor’s Termination of Employment and ending on the date (the “Repurchase Deadline”) that is the first anniversary of the later of (i) the date of such Termination of Employment and (ii) the date of the exercise of any Vested Options held by such Management Investor as of the date of such Termination of Employment; provided, however, that, notwithstanding the foregoing, in no event shall the Company purchase any Sunnova Securities pursuant to the Call Right prior to the day immediately following the six (6) month anniversary of the date such Management Investor first purchased such Sunnova Securities (whether pursuant to the exercise of Vested Options or otherwise). The Call Right may be exercised more than once and may be exercised with respect to some or all of the Sunnova Securities outstanding on the date of any Call Notice. The repurchase price payable by the Company upon exercise of the Call Right (“Call Repurchase Price”) shall be the Fair Market Value of the Sunnova Securities subject to the Call Right on the date of the repurchase; provided, however, that, notwithstanding the foregoing, in the event of (A) except for Management Investors’ Series A Common Stock or any Management Investors’ Series B Common Stock acquired prior to the date hereof, a Management Investor’s resignation prior to the second (or third, in the case of the Chief Executive Officer of the Company) anniversary of the later of the date hereof and such Management Investor’s date of hire by the Company, (B) a Management Investor’s Termination of Employment at any time by the Company for Cause or (C) material breach by a Management Investor of any restrictive covenant (other than a nondisparagement covenant) in any employment agreement, Equity Incentive Plan or equity award agreement or other document to which such Management Investor is subject (“Restrictive Covenants”), the Call Repurchase Price shall be the lesser of (x) Fair Market Value of the Sunnova Securities subject to the Call Right on the date of the repurchase and (y) the purchase price paid by such Management Investor for such Sunnova Securities (or if no purchase price was paid, the price per Sunnova Security equal to the par value per Sunnova Security); provided, further, that a resignation of a Management Investor for Good Reason as defined in and pursuant to such Management Investor’s employment agreement with the Company shall be deemed to be a Termination of Employment by the Company or without Cause for purposes of determining the Call Repurchase Price. The Call Right shall be exercised by written notice to the Management Investor given in accordance with Section 10.4 of this Agreement (a “Call Notice”) on or prior to the Repurchase Deadline.

(b) In addition, the Company shall have a Call Right effective immediately prior to any Sale of the Company to occur following the date hereof. For purposes of the exercise of any such Call Right, the determination of Fair Market Value shall be made without regard to any discounts for illiquidity or lack of control.

(c) In the event that the Company elects not to exercise its Call Right under Section 5(a) with respect to all of the Sunnova Securities then held by a Management Investor or his or her Permitted Transferees (the “Eligible Shares”), (i) the Company shall provide written notice to the ECP Investors on or at any time prior to the Repurchase Deadline of (A) the

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Company’s decision not to purchase all of the Eligible Shares and (B) the number of Eligible Shares that were not purchased by the Company and (ii) the ECP Investors, for so long as the ECP Investors collectively own 40% (or, following the ECP Investors’ satisfaction of their commitment to purchase the full number of the Additional Shares, 50%) or more of the outstanding Series A Common Stock (on a fully-diluted as-converted basis), shall have the option to purchase some or all of such Eligible Shares (the “ECP Call Right”) at the Call Repurchase Price; provided that a Board Adjustment Event has not occurred. The ECP Call Right shall be exercised by a Call Notice on or prior to the later of (x) the thirtieth (30th) day following receipt by the ECP Investors of the written notice under clause (i) above and (y) the Repurchase Deadline.

(d) Subject to Section 5.3 below, the repurchase of Sunnova Securities pursuant to the exercise of a Call Right or ECP Call Right shall take place on a date specified by the Company or the ECP Investors, as applicable, but in no event following the later of (i) the sixtieth (60th) day following the date of the Call Notice and (ii) if applicable, the tenth (10th) day following the receipt by the Company of all necessary governmental approvals. On such date, the Management Investor or his or her Permitted Transferees shall transfer the Sunnova Securities subject to the Call Notice to the Company or the ECP Investors, as applicable, free and clear of all liens and encumbrances, by delivering the certificates representing the Sunnova Securities to be purchased, duly endorsed for transfer to the Company or the ECP Investors, as applicable, or accompanied by a stock power duly executed in blank, and the Company or the ECP Investors, as applicable, shall pay to such Management Investor the Call Repurchase Price. The Management Investor shall use all commercially reasonable efforts to assist the Company or the ECP Investors, as applicable, in order to expedite all proceedings described in this Article 5.

Section 5.2 Involuntary Transfers.

(a) In the case of any transfer of title or beneficial ownership of Sunnova Securities upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Management Investor (each, an “Involuntary Transfer”), such Management Investor shall promptly (but in no event later than two (2) days after the Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company indicating that the Involuntary Transfer has occurred, specifying the name and last known address, phone number, facsimile number and email address of the person to whom the shares were transferred (the “Involuntary Transferee”), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

(b) Upon the receipt of the Involuntary Transfer Notice, and for sixty (60) days thereafter, the Company shall have the right to repurchase, and the Involuntary Transferee shall have the obligation to sell, any of the Sunnova Securities acquired by the Involuntary Transferee for a repurchase price equal to the Fair Market Value of such Sunnova Securities as of the date of the repurchase (the “Involuntary Transfer Repurchase Price” and such right, the “Involuntary Transfer Repurchase Right”). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) to the Involuntary Transferee given in accordance with Section 10.4 of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised by the Company. The Involuntary Transfer Repurchase Right may be exercised more than once and may be exercised with respect to some or all of the Sunnova Securities.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) In the event that the Company elects not to exercise its Involuntary Transfer Repurchase Right under Section 5.2(b) with respect to all of the Sunnova Securities, (i) the Company shall provide written notice to the ECP Investors on or at any time prior to sixtieth (60th) day after receipt of the Involuntary Transfer Notice of (A) the Company’s decision not to purchase all of the Sunnova Securities acquired by the Involuntary Transferee and (B) the number of Sunnova Securities that were not purchased by the Company and (ii) the ECP Investors, for so long as the ECP Investors collectively own 40% (or, following the ECP Investors’ satisfaction of their commitment to purchase the full number of the Additional Shares, 50%) or more of the outstanding Series A Common Stock (on a fully-diluted as-converted basis), shall have the option to purchase, and the Involuntary Transferee shall have the obligation to sell, some or all of such Sunnova Securities (the “ECP Involuntary Transfer Repurchase Right”) at the Involuntary Transfer Repurchase Price; provided that a Board Adjustment Event has not occurred. The ECP Involuntary Transfer Repurchase Right shall be exercised by delivery of an Involuntary Transfer Repurchase Notice on or prior to the thirtieth (30th) day following receipt by the ECP Investors of the written notice under clause (A) above. The ECP Involuntary Transfer Repurchase Right may be exercised more than once and may be exercised with respect to some or all of the Sunnova Securities.

(d) Subject to Section 5.3 below, the repurchase of Sunnova Securities pursuant to the exercise of the Involuntary Transfer Repurchase Right or ECP Involuntary Transfer Repurchase Right shall take place on a date specified by the Company or the ECP Investors, as applicable, but in no event following the later of the sixtieth (60th) day following the date of the Involuntary Transfer Repurchase Notice or the tenth (10th) day following the receipt by the Company of all necessary governmental approvals. On such date, the Involuntary Transferee shall transfer the Sunnova Securities subject to the Involuntary Transfer Repurchase Notice to the Company or the ECP Investors, as applicable, free and clear of all liens and encumbrances, by delivering the certificates representing the Sunnova Securities to be purchased, duly endorsed for transfer to the Company or the ECP Investors, as applicable, or accompanied by a stock power duly executed in blank, and the Company or the ECP Investors, as applicable, shall pay the Involuntary Transfer Repurchase Price to the Involuntary Transferee. The Involuntary Transferee shall use all commercially reasonable efforts to assist the Company or the ECP Investors, as applicable, in order to expedite all proceedings described in this Section 5.2. If the Involuntary Transferee does not transfer the Sunnova Securities to the Company as required, the Company will cancel such Sunnova Securities and deposit the funds in a non-interest bearing account and make payment upon delivery.

(e) In addition to the restrictions set forth elsewhere in this Agreement, if the Company and the ECP Investors do not elect to purchase all of the Sunnova Securities pursuant to the exercise of the Involuntary Transfer Repurchase Right and the ECP Involuntary Transfer Repurchase Right, respectively, the Involuntary Transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Board. Upon the execution of an instrument of assumption by such Involuntary Transferee, such Involuntary Transferee shall be deemed to be a Management Investor for all purposes of this Agreement except that Article 5 shall cease to apply following such Transfer (other than Section 5.2, which shall continue to apply). If the Involuntary Transferee fails to execute an instrument of assumption in accordance with this Section 5.2(e) within thirty (30) days of receiving notice from the Company, the Company shall have the option to repurchase

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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some or all of the Sunnova Securities held by the Involuntary Transferee for Fair Market Value at any time upon notice to the Involuntary Transferee, and if the Involuntary Transferee fails to transfer any such Sunnova Securities to the Company, the Company will cancel such Sunnova Securities and deposit the funds in a non-interest bearing account and make payment upon delivery.

Section 5.3 Repurchase Disability.

(a) Notwithstanding anything to the contrary herein, except as otherwise provided by Section 5.3(c), the Company shall not be permitted to purchase any Sunnova Securities held by any Management Investor or Involuntary Transferee upon exercise of the Call Right or the Involuntary Transfer Repurchase Right if the Board determines that:

(i) the purchase of Sunnova Securities would render the Company or its Subsidiaries unable to meet their obligations in the ordinary course of business taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company, including, without limitation, any proposed acquisition of any other entity by the Company or any of its Subsidiaries;

(ii) the Company is prohibited from purchasing the Sunnova Securities by applicable law restricting the purchase by a corporation of its own shares; or

(iii) the purchase of Sunnova Securities would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party (the “Financing Documents”) or the Company is not able to obtain the requisite consent of any of its senior lenders to the purchase of the Sunnova Securities.

The events described in (i) through (iii) above each constitute a “Repurchase Disability.”

(b) Except as otherwise provided by Section 5.3(c), in the event of a Repurchase Disability, the Company shall notify in writing the Management Investor or Involuntary Transferee with respect to whom the Call Right or the Involuntary Transfer Repurchase Right has been exercised (a “Disability Notice”). The Disability Notice shall specify the nature of the Repurchase Disability. The Company shall thereafter repurchase the Sunnova Securities described in the Call Notice or Involuntary Transfer Repurchase Notice as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Sunnova Securities while any Repurchase Disabilities continue to exist). In the event the Company suspends its obligations to repurchase the Sunnova Securities pursuant to a Repurchase Disability: (i) the Company shall provide written notice to each applicable Management Investor or Involuntary Transferee as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (ii) the Fair Market Value of the Sunnova Securities subject to the Call Notice or Involuntary Transfer Repurchase Notice shall be determined as of the date the Reinstatement Notice is delivered to the Management Investor or Involuntary Transferee, which Fair Market Value shall be used to determine the Call Repurchase Price or Involuntary Transfer Repurchase Price in the manner described above; and (iii) the repurchase shall occur on a date specified by the Company within ten (10) days following the determination of the Fair Market Value of the Sunnova Securities to be repurchased as provided in clause (ii) above.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

27

(c) Notwithstanding Section 5.3(a) and Section 5.3(b), in the event of a Repurchase Disability, then, in the sole discretion of the Board, the Company may purchase the Sunnova Securities subject to the Call Right or Involuntary Transfer Repurchase Right, as applicable, and, in lieu of cash consideration, issue a promissory note to such Management Investor in the amount of the Call Repurchase Price or Involuntary Transfer Purchase Price, as applicable, the terms of which promissory note shall be acceptable to the Company’s senior lenders and shall not result in a breach or violation of any of the Financing Documents. The promissory note shall (i) bear compound interest at the prime rate as published in the Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made, (ii) have a term of no more than three (3) years and (iii) have such other reasonable terms and conditions as may be determined by the Company. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.

Section 5.4 Set-Off. If any Management Investor is determined by final judicial determination (or final determination of binding arbitration) to have materially breached any Restrictive Covenant following the exercise by the Company or the ECP Investors of the Call Right or the ECP Call Right, respectively, then such Management Investor shall immediately return any Gain realized with respect to the Sunnova Securities repurchased by the Company or the ECP Investors pursuant to the Call Right or the ECP Call Right. For purposes of this Agreement, “Gain” shall mean an amount equal to the excess, if any, of the Call Repurchase Price for the Sunnova Securities repurchased over the purchase price, if any, paid by such Management Investor for such Sunnova Securities. Each Management Investor consents to a deduction (to the extent permitted by applicable law and not prohibited by Section 409A of the Code) from any amounts the Company or any of its Affiliates may owe such Management Investor from time to time (including, without limitation amounts owed to such Management Investor as wages or other compensation, fringe benefits or vacation pay), to the extent of the amounts such Management Investor owes the Company pursuant to this Section 5.4. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by a Management Investor pursuant to this Section 5.4, such Management Investor shall immediately pay the unpaid balance to the Company.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1 Size of the Board. Each Investor shall vote all of his, her or its Sunnova Securities and shall take all other necessary or desirable actions within his, her or its control (whether in such Investor’s capacity as a shareholder of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board and shareholder meetings), so the size of the Board shall be set and remain at seven (7) directors and may be increased or decreased only with the written consent of (a) the Requisite Investors, following (b) approval of the Board including at least one ECP Director and one Non-ECP Director.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 6.2 Composition of the Board.

(a) Each Investor shall vote all of his, her or its Sunnova Securities and shall take all other necessary or desirable actions within his, her or its control (whether in such Investor’s capacity as a shareholder of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board and shareholder meetings) to effect the appointment of directors as set forth in this Section 6.2(a).

(i) Initial Directors. From and after the Initial Closing and until such time as any event set forth in Section 6.2(a)(iii) has occurred:

(1) the ECP Investors shall be entitled to designate four (4) natural Persons to serve on the Board (any natural Person designated by the ECP Investors, an “ECP Director”) as follows: (A) one (1) director nominated by Energy Capital Partners III, LP, who shall initially be Rahul Advani, (B) one (1) director nominated by Energy Capital Partners III-A, LP, who shall initially be Rahman D’Argenio, (C) one (1) director nominated by Energy Capital Partners III-B, LP, who shall initially be Matthew DeNichilo, and (D) one (1) director nominated by Energy Capital Partners III-D, LP, who shall initially be Doug Kimmelman.

(2) the Non-ECP Lead Investor Group, on behalf of the Non-ECP Investors, shall be entitled to designate three (3) natural Persons to serve on the Board (any natural Person designated by the Non-ECP Lead Investor Group on behalf of the Non-ECP Investors, and any replacement thereof designated by Russell Gordy pursuant to Section 6.4(b), a “Non-ECP Director”). The initial Non-ECP Directors shall initially be William J. Berger, Michael Morgan and C. Park Shaper.

(3) Provided that William J. Berger, the current Chief Executive Officer of the Company, is appointed as a Non-ECP Director, Mr. Berger shall be the initial Chairman of the Board until his earlier termination or replacement in accordance with the Restated Bylaws.

(ii) [Reserved]

(iii) Additional Board Adjustments.

(1) At such time as the ECP Investors (together with their Permitted Transferees) fail to hold Sunnova Securities representing more than thirty percent (30%) of the Series A Common Stock of the Company (calculated on a fully-diluted as-converted basis), then the ECP Investors shall be entitled to designate two (2) ECP Directors (with Energy Capital Partners III, LP and Energy Capital Partners III-D, LP losing their rights to designate a director) and the Non-ECP Lead Investor Group, on behalf of the Non-ECP Investors, shall be entitled to designate five (5) Non-ECP Directors.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(2) At such time as the Non-ECP Investors (together with their Permitted Transferees) fail to hold Sunnova Securities representing more than thirty percent (30%) of the Series A Common Stock of the Company (calculated on a fully-diluted as-converted basis), then the Non-ECP Lead Investor Group, on behalf of the Non-ECP Investors, shall be entitled to designate two (2) Non-ECP Directors and the ECP Investors shall be entitled to designate five (5) ECP Directors (with Energy Capital Partners III-D being entitled to designate such additional director).

(b) Each Investor hereby votes all of his, her or its Sunnova Securities in favor of the election of each Board nominee set forth in Section 6.2(a). In the absence of any designation from the Persons or groups with the right to designate a director as set forth in Section 6.2(a), the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

(c) From and after the execution of this Agreement, each Investor shall vote all of his, her or its Sunnova Securities and shall take all other necessary or desirable actions within his, her or its control (whether in such Investor’s capacity as a shareholder of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board and stockholder meetings), to give effect to the provisions of Sections 6.3, 6.4 and 6.5.

(d) In addition to any requirements set forth in the Restated Bylaws, (i) any quorum of the Board shall require the presence of at least one Non-ECP Director and one ECP Director and (ii) the Non-ECP Lead Investor Group shall be entitled to designate one Non-ECP Director to serve on each committee of the Board and the ECP Investors shall be entitled to designate one ECP Director to serve on each committee of the Board.

Section 6.3 Board Observers. For so long as any Principal Investor holds Sunnova Securities representing at least five percent (5%) of the outstanding Common Stock of the Company on a fully-diluted as-converted basis, the Company shall invite a representative designated by such Investor (an “Observer”) to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its Observer is a competitor of the Company. The rights described in this Section 6.3 shall terminate and be of no further force or effect upon consummation of a Qualified Public Offering. Notwithstanding the foregoing, (i) the members of the Board may engage in discussions with one another outside of any meetings of the Board without the need to include any Observer in such discussions or otherwise inform any Observer of such discussions; (ii) the Board may take actions by unanimous written consent without giving prior notice to any Observer, so long as such Observer is provided contemporaneous notice of such actions and (iii) at any meeting of the Board attended by any Observer, prior to the consummation of such meeting, the Board may sit in executive session without the presence of such Observer for purposes of discussion, vote or otherwise.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 6.4 Vacancies; Removal.

(a) The directors designated pursuant to Section 6.2(a) shall be elected at any annual or special meeting of the shareholders of the Company (or by written consent in lieu of a meeting of the shareholders) and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal.

(b) Subject to Section 6.4(c), (i) any director elected pursuant to Section 6.2(a) may be removed during his or her term of office, with or without cause, by and only by, the affirmative vote or written consent of the Persons entitled to designate such director pursuant to Sections 6.2(a) and (ii) the Investors shall not vote or consent to remove any director nominated and elected pursuant to Section 6.2(a) unless the Persons entitled to nominate such director shall consent to, approve and recommend such removal. Notwithstanding the immediately preceding sentence, for so long as (A) no more than one Non-ECP Investor and its Affiliates has an aggregate Proportionate Percentage greater than the Russell Gordy Investors and their Affiliates under the control of Russell Gordy and (B) no director nominated by Russell Gordy is serving on the Board, Russell Gordy may remove one Non-ECP Director (other than William J. Berger), with or without cause, and nominate such director’s replacement on behalf of the Non-ECP Investors; provided that the Non-ECP Lead Investor Group may remove, with or without cause, and replace any Non-ECP Director nominated pursuant to this sentence if at any time the condition set forth in clause (A) of this sentence fails to be satisfied.

(c) Upon the Non-ECP Lead Investor Group’s or the ECP Investors’ loss of the right to appoint a Non-ECP Director or ECP Director, as applicable, pursuant to Section 6.2(a), the Non-ECP Lead Investor Group or the ECP Investor, as applicable, losing such right shall, within five (5) calendar days, designate in writing to the other, as applicable, and the Chairman of the Board which Person is removed from the Board; provided, however, that immediately upon the loss of such right in accordance with Section 6.2(a), the Chairman of the Board shall not permit an action of the Board to be voted upon or taken by written consent until the appropriate number of directors shall have been properly adjusted in accordance with Section 6.2(a). In the event that the Non-ECP Lead Investor Group or the ECP Investor, as applicable, losing the right to appoint a director shall fail to designate which Person is removed in the timeframe required pursuant to the foregoing sentence, (i) the Non-ECP Lead Investor Group, on behalf of the Non-ECP Investors, in the case of a loss of an ECP Director and (ii) the ECP Representative, on behalf of the ECP Investors, in the case of a loss of a Non-ECP Director, shall have the right in its sole discretion to designate to the Chairman of the Board and the party losing such right which Person is removed as a director of the Board.

(d) Any vacancies created by the resignation, removal or death of a director elected pursuant to Section 6.2(a) shall be filled pursuant to the provisions of this Article VI.

Section 6.5 Expenses. The Company shall or shall cause a Subsidiary to pay or reimburse each director on the Board and on the board of directors of each Subsidiary for the reasonable out-of-pocket expenses incurred by such director in connection with attending meetings of the Board or such Subsidiary’s board of directors or attending any other activities in connection with the fulfillment of such director’s duties.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 6.6 Confidentiality Duties. Notwithstanding any applicable fiduciary duties, any director designated pursuant to Section 6.2(a) shall be and is hereby authorized to disclose to the Person who nominated such director pursuant to Section 6.2(a), confidential information of the Company and its Subsidiaries to the extent such disclosure is in furtherance of such nominating Person’s administration of its investment in the Company in the ordinary course of its business.

Section 6.7 No Liability for Election of Recommended Directors. No Investor, nor any Affiliate of any Investor, shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any Investor have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

Section 6.8 Reserved Board Decisions. Notwithstanding anything to the contrary contained in this Agreement and except for actions reasonably required to exercise rights and otherwise comply with Section 3.5 (to the extent such actions treat all Investors in a like manner), the Company shall not take and shall not permit its controlled Subsidiaries to take, and, with respect to any other Subsidiaries, shall take all reasonably necessary or desirable actions within the Company’s control (whether in the Company’s capacity as an equity holder or otherwise) to prevent any of the following actions without the prior affirmative vote of 70% of the Board members present at a meeting at which a quorum is present, such vote to include the affirmative vote of at least one Non-ECP Director that is not the Chief Executive Officer or President of the Company (a “Board Supermajority”):

(a) the acquisition, disposition, encumbrance or transfer of any assets of the Company or its Subsidiaries to a third party in a transaction or series of transactions with a value in excess of $100 million and not in the ordinary course of business other than to one or more wholly owned Subsidiaries of the Company;

(b) other than (i) budgeted or Board-approved draws and repayments under existing debt facilities, (ii) trade credit incurred in the ordinary course of business and (iii) portfolio-level or Subsidiary financings that are on a non-recourse basis to the Company (other than any such financings in this clause (iii) entered into with any Investor or its Affiliates (determined without regard to the last sentence of the definition of “Affiliate”)), the incurrence, assumption, prepayment, voluntary prepayment or redemption of any indebtedness, including guarantees, or the entering into of finance or operating leases by the Company or its Subsidiaries in a transaction or series of transactions in excess of $100 million (except for refinancings on market terms);

(c) the issuance of any Securities (other than pursuant to an Equity Incentive Plan or the Purchase and Exchange Agreement) of the Company or any Subsidiary of the Company to any Person other than the Company or any wholly owned Subsidiary of the Company;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d) the approval, declaration or making of any dividend payment of the cash proceeds of the issuance of Preferred Stock under the Purchase and Exchange Agreement to any Person other than the Company or any wholly owned Subsidiary of the Company;

(e) the approval or adoption of an annual budget or making any changes to an approved annual budget, provided, that if within 30 days after commencement of any fiscal year an annual budget has not been approved pursuant to this Section 6.8(e) for such fiscal year, then the Company shall (i) other than with respect to capital expenditures, continue to operate pursuant to the annual operating budget for the previous fiscal year with a variance of no greater than 5% in the aggregate and no greater than 10% on any given line item and (ii) only incur capital expenditures to the extent necessary to comply with law or regulatory requirements or for emergency expenses;

(f) the incurrence of expenses that would result in either (i) aggregate expenses exceeding the amount budgeted therefor in the approved annual budget by 10% or more, or (ii) individual line item expenses exceeding the amount budgeted therefor in the approved annual budget by 25% or more;

(g) engaging in any line of business substantially different from those lines of business conducted by the Company and any of its Subsidiaries on the date hereof;

(h) entering into, amending, modifying or consummating any transaction, agreement or arrangement, directly or indirectly, with or for the benefit of a director, officer, employee, shareholder or other Affiliate of the Company or any of its Subsidiaries (in each case, other than any such transaction, agreement or arrangement with a Subsidiary of the Company), other than any one or more series of related transactions, agreements or arrangements (i) that involve consideration in an amount not exceeding $1,000,000 annually or $2,000,000 in the aggregate and (ii) entered into in the ordinary course of business and on terms and conditions to the Company or the applicable Subsidiary not less favorable, in the aggregate, than the terms and conditions which would apply in a similar transaction negotiated on an arms-length basis with an unaffiliated third party, provided, however, that (A) for purposes of this Section 6.8(h), the vote of any interested director (including any director who is a director, officer, employee, relative of or similarly affiliated with a person with an interest in the applicable transaction, agreement or arrangement) shall be excluded and approval of the proposed transaction shall require the affirmative vote of 70% of the Board members that are not interested directors and (B) the Investors hereby approve, and a Board Supermajority shall be deemed to have approved, the documents set forth on Schedule II; or

(i) entry into any agreement or commitment with respect to any of the foregoing.

Section 6.9 Reserved Investor Decisions. Notwithstanding anything to the contrary contained in this Agreement and except for actions reasonably required to exercise rights and otherwise comply with Section 3.5 (to the extent such actions treat all Investors in a like manner), the Company shall not take and shall not permit its controlled Subsidiaries to take, and, with respect to any other Subsidiaries, shall take all reasonably necessary or desirable actions within the Company’s control (whether in the Company’s capacity as an equity holder or otherwise) to prevent, any of the following actions without the prior affirmative vote of the Requisite Investors (on a fully-diluted as-converted basis):

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) amending or altering, or repealing, this Agreement or any amendment of the Company’s or its Subsidiaries’ organizational documents which disproportionately and negatively impacts any Investor or group of Investors;

(b) increasing or decreasing the size of the Board except as otherwise expressly provided for in this Agreement;

(c) filing for voluntary Bankruptcy of the Company;

(d) appointing or removing the Company’s auditors or approving any material change in the accounting methods or tax policy of the Company (except as required by any governmental entity or applicable law or regulation, or as may be required under U.S. GAAP); or

(e) consummating a Sale of the Company.

Section 6.10 Vote to Increase Authorized Common Stock. Each Investor shall vote all of his, her or its Sunnova Securities and shall take all other necessary or desirable actions within his, her or its control (whether in such Investor’s capacity as a shareholder of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board and shareholder meetings), to increase the number of authorized shares of Common Stock from time to time as necessary to ensure that there will be sufficient shares of Common Stock available (i) for conversion of all of the shares of Preferred Stock outstanding at any given time and (ii) for the Company to satisfy its indemnity obligations under the Purchase and Exchange Agreement.

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.1 Information Rights. The Company shall deliver to each Principal Investor:

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, comparative financial statements as of and for the most recent fiscal year of the Company and the immediately preceding fiscal year, including a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, a statement of retained earnings, an income statement and a statement of cash flows for such period, all in reasonable detail, prepared in accordance with U.S. GAAP, audited by an independent public accounting firm, and accompanied by an auditor’s report prepared in accordance with U.S. GAAP, which shall state that (i) the financial statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company and its Subsidiaries as of their date and the results of operations and cash flows for the periods covered thereby and (ii) the audit by such accountants in connection with such financial statements has been made in accordance with U.S. GAAP;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

34

(b) as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each year, unaudited financial statements as of and for the most recent fiscal quarter, including a consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period, an income statement and a statement of cash flows for such period, all in reasonable detail, prepared in accordance with U.S. GAAP, and, in the case of the first, second and third fiscal quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case, in comparative form, the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that such financial statements were prepared in accordance with U.S. GAAP applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Company and its Subsidiaries as of their date and the results of operations and cash flows for the periods covered thereby, subject to (i) there being no footnotes contained therein and (ii) any changes resulting from year-end audit adjustments; and

(c) as soon as available, but in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its wholly owned Subsidiaries as at the end of each such month, an income statement and a statement of cash flows of the Company and its wholly owned Subsidiaries for such period and, in each case, for the period from the beginning of the current fiscal year to the end of such monthly period, setting forth in each case, in comparative form, the figures for the corresponding period of the previous fiscal year, all in reasonable detail, provided, however, that the Company shall use commercially reasonable efforts to cause its non-wholly owned Subsidiaries to produce the monthly financial statements described above and to the extent such Subsidiaries produce such monthly financial statements, the Company shall, to the extent not prohibited by applicable law or confidentiality obligations, provide to Investors such monthly financial statements as soon as available, but in any event within thirty (30) days after receipt of such financial statements.

Section 7.2 Inspection Rights. The Company will permit each Principal Investor holding Sunnova Securities representing at least five percent (5)% of the outstanding Common Stock of the Company on a fully-diluted as-converted basis and such Persons as it may designate, at such Investor’s expense, to examine its books and records and discuss the affairs, finances and accounts of the Company with the Company’s officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such holder and such designees such affairs, finances and accounts), during normal business hours and upon reasonable notice.

Section 7.3 Budget Process. The Company shall cause the appropriate members of the Company’s management to prepare and deliver to the Board, at least forty-five (45) days before the last day of each fiscal year, a draft budget for the Company’s upcoming fiscal year.

ARTICLE VIII

CERTAIN TAX MATTERS

Section 8.1 Certain Tax Matters.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) If reasonably requested by any Investor in writing, the Company shall within a reasonable period of time provide such Investor with a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) informing such Investor whether or not the Sunnova Securities held by such Investor constitute a “United States real property interest” (and shall comply with the related notice requirements in Treasury Regulation Section 1.897-2(h)(2)).

(b) The Company hereby agrees not to treat the Preferred Stock as “preferred stock” for purposes of Section 305 of the Code. In addition, the Company hereby agrees not to treat the Accruing Series A Preferred Dividends or the Series B PIK Accretion (each as defined in the Restated Certificate) as dividends or as distributions of the Company’s stock or distributions of property for purposes of Sections 301 and 305 of the Code, unless and until such Accruing Series A Preferred Dividends or Series B PIK Accretion are actually declared and paid by the Company in cash. The Company shall prepare and file all tax information reports and other returns in a manner consistent with this Section 8.1(b).

(c) [Reserved].

(d) Each Investor agrees to provide the Company from time to time with any information available to such Investor that is reasonably requested by the Company and reasonably necessary for the Company to determine whether the Company is a “tax-exempt” controlled entity within the meaning of Section 168(h)(6)(F)(iii) of the Code. Notwithstanding the foregoing, it is understood and agreed that (i) no Investor will be required by the previous sentence to provide any information that is not in its possession at the time such Investor receives the request from the Company and (ii) no Investor has a duty under this Section 8.1(d) to make inquiries of its direct or indirect owners.

ARTICLE IX

TERMINATION OF AGREEMENT

Section 9.1 Events of Termination. Except as expressly provided herein, this Agreement shall automatically terminate upon the first to occur of (a) a Sale of the Company and (b) a Qualified Public Offering of the type described in clause (i) of the definition of such term.

Section 9.2 Transfer of All Securities. Upon the Transfer in accordance with the terms of this Agreement by any Investor of all Sunnova Securities owned by such Investor, such Investor shall have no further rights or privileges under this Agreement or otherwise be entitled to the benefits hereof. However, such Transfer shall not relieve such Investor or the Investor’s successors or assigns from liability hereunder in the event of a breach by any such Investor of the Investor’s duties hereunder prior to such Transfer.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate, the Restated Bylaws and the other Transaction Agreements contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement (including the Exhibits hereto), the Restated Certificate, the Restated Bylaws and the other Transaction Agreements.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 10.3 Amendments; Waivers.

(a) Except as expressly set forth herein, the provisions of this Agreement may only be amended with the prior written consent of the Requisite Investors; provided, however, that the Company may update Schedule I from time to time, without consent, to reflect Transfers of Sunnova Securities made in accordance with this Agreement, and the Company will, from time to time, distribute to the Investors a revised Schedule I to reflect any such updates; provided, further, that the Company may enter into one or more Joinder Agreements to reflect Transfers permitted by this Agreement; provided, further that (i) any amendment that by it terms affects the rights or obligations of any Principal Investor in a manner that is materially adverse to such Principal Investor and substantially different relative to the other Investors shall require the written consent of such Principal Investor and (ii) the prior written consent of the Company shall be required, in the event that any such amendment imposes a burden or obligation on the Company or adversely affects a benefit or right of the Company under this Agreement.

(b) Any waiver, permission, consent or approval of any kind or nature by any party hereto, of any breach or default under this Agreement, or any waiver of any provision of this Agreement by any party hereto, must be in writing and shall be effective only in the specific instance and for the specific purpose given, and shall be effective only to the extent in such writing specifically set forth, and the same shall not operate or be construed as a waiver of any subsequent breach, default, provision or condition of this Agreement by any party hereto, including the party to whom originally given. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) when so delivered by hand, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) if by registered or certified mail, return receipt requested, postage prepaid, three days after mailing or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, as follows or to such other address as shall be given in writing by any party to the other:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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If to the Company, to:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 475

Houston, Texas 77046

Attention: Chief Executive Officer

If to an Investor, to the address set forth on Schedule I, or to such other address as the Party to whom such notice or other communication is to be given may have furnished to each other Party in writing in accordance herewith.

Each of the ECP Investors has designated the ECP Representative to act as its representative with respect to the making of, and the delivery and receipt of, all notices, elections, approvals, requests or other instructions or determinations (each, a “Notice”) and to otherwise act on behalf of any or all of the ECP Investors with respect to any Notices delivered in connection with this Agreement. The ECP Investors shall cause the ECP Representative to act at the direction of the ECP Investors holding a majority of Sunnova Securities (calculated on a fully-diluted as-converted basis) held by all of the ECP Investors with respect to all such Notices. Each of the Company and the other Investors shall direct any Notice to be made to any ECP Investor to the ECP Representative and agree that any Notice delivered under this Agreement by the ECP Representative shall be deemed to be a Notice delivered by the ECP Investors. Any Notice made to the ECP Representative (referencing the ECP Investors) shall be deemed to have been made to the ECP Investors in the form and at the time made to the ECP Representative.

Section 10.5 Equitable Remedies. The Sunnova Securities are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law and, to the extent permissible under applicable rules, provision and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.

Section 10.6 Confidentiality. Each Investor agrees to, and shall instruct its Affiliates, directors, officers, employees, agents, advisors and representatives (“Representatives”) to, hold confidential, and not knowingly and deliberately use in any manner detrimental to the Company or any of its Subsidiaries, all information they may have or obtain concerning the Company or any of its Subsidiaries and their respective assets, business, operations, financial performance or

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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prospects or the arrangements among the Investors and the Company (“Confidential Information”), provided, however, that the term “Confidential Information” does not include information that (a) is already in such party’s possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person known to such party, (b) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such party or such party’s Representatives, (c) is or becomes available to such party on a non-confidential basis from a source other than any of the parties hereto or any of their respective Representatives, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to any Person or (d) is developed by such Person without the use of Confidential Information, provided further, however, that nothing herein shall prevent any party hereto from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iii) to the extent required by law or regulation (it being understood and agreed that, in the case of clause (i), (ii) or (iii), unless prohibited by law, regulation or any regulatory authority or in the case of required periodic disclosure under applicable securities laws, to the extent not prohibited by applicable law, such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any information so disclosed is accorded confidential treatment, when and if available), (iv) to the extent necessary in connection with any suit, action or proceeding relating to this Agreement or the exercise of any remedy hereunder, (v) to such party’s Representatives that need to know such information and who agree to keep such information confidential on the terms set forth in this Section 10.6, (vi) to potential purchasers of the Company or of the Sunnova Securities held by an Investor, (vii) to potential investors in connection with fundraising purposes on the part of an Investor (or its controlling equity holder or any Person who manages, advises or sub-advises such Investor), (viii) to the limited partners, investors or other direct or indirect equity owners of, or prospective investors of, such party or its Affiliates or its or their Representatives or (ix) to the current or prospective financing sources of an Investor, provided that, prior to disclosing any Confidential Information to a potential purchaser or investor pursuant to clauses (vi), (vii), (viii) or (ix), such potential purchaser or investor will have entered into a customary confidentiality agreement. Notwithstanding the foregoing, in the event that an Investor instructs its Representatives to comply with this Section 10.6 and such Representative fails to comply, the Investor shall be fully liable for any breach of this Section 10.6 by its Representatives as though committed by the Investor itself. The obligations of each Investor under this Section 10.6 shall terminate on the one (1) year anniversary of first to occur of (I) the date such Investor ceases to be a party to this Agreement and (II) the termination of this Agreement.

Section 10.7 Public Announcements. Each party hereto will coordinate in good faith any and all press releases and other public relations matters with respect to this Agreement, the Purchase and Exchange Agreement and the transactions contemplated hereby and thereby. Unless otherwise required by law or the rules of any stock exchange or regulatory authority, no party hereto may issue any press release or otherwise make any public announcement or comment on this Agreement, the Purchase and Exchange Agreement or the transactions contemplated hereby or thereby without prior written consent of the Requisite Investors, provided that unless otherwise required by law or the rules of any stock exchange or regulatory authority no such press release, public announcement or comment shall identify any Investor or its Affiliates or otherwise make any public statement with respect to any Investor or its Affiliates without the prior written consent

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

39

of such Investor; provided, further that nothing in this Section 10.7 shall prohibit the Investors or any of their Affiliates or Representatives from making disclosures of customary information regarding the transactions contemplated by this Agreement, the Investors’ investment in the Company, the financial performance and operations of the Company and its Subsidiaries and such other information relevant to the Investors’ investment in the Company to the limited partners, investors or other direct or indirect equity owners of, or prospective investors of, the Investors or their Affiliates who are under customary duties or obligations of confidentiality.

Section 10.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles of such State. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Delaware sitting in New Castle County and to the jurisdiction of the United States District Court sitting in Wilmington, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the State of Delaware sitting in New Castle County or the United States District Court sitting in Wilmington, Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 10.9 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 10.10 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, and their permitted successors and assigns, any right or remedies under or by reason of this Agreement, except as expressly provided herein.

Section 10.11 No Voting Trusts. No Investor shall grant any proxy or become a party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

40

Section 10.12 Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 10.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 10.14 Other Interpretive Matters. For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day, (b) unless the context otherwise requires, all references in this Agreement to any “Article,” “Section” or “Exhibit” are to the corresponding Article, Section or Exhibit of this Agreement, (c) the word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it and (d) all references to dollar amounts are expressed in United States Dollars. As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.

Section 10.15 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 10.16 Spousal Consent. Each Investor who is an individual and is married as of the date hereof or the date of execution of a Joinder Agreement represents and warrants that he or she has delivered to the Company the spousal consent in the form attached hereto as Exhibit B (a “Spousal Consent”), executed by his or her spouse. Additionally, to the extent not previously delivered and if requested by the Company, each Investor who is an individual shall cause his or her spouse, as applicable, to execute and deliver a Spousal Consent. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a shareholder of the Company or a party to this Agreement except as may otherwise be set forth in such consent. Each Investor who is an individual will certify his or her marital status to the Company at the Company’s request.

Section 10.17 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 10.18 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

41

of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 10.19 Opportunities. The Company, on behalf of itself and its Subsidiaries, and each of the Investors (a) acknowledges and affirms that the Principal Investors (other than the Management Investors) and their Affiliates and Representatives, including any director of the Company, (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of the power generating business (and related services businesses) that may, are or will be competitive with the Company’s business or that could be suitable for the Company; (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments; (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will have conflicts of interest or potential conflicts of interest; (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (i) – (iv)) (collectively, the “Renounced Business Opportunities”); and (c) acknowledges and affirms that none of the Principal Investors (other than the Management Investors) or any of their Affiliates or Representatives, including any director of the Company, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any of the Principal Investors (other than the Management Investors) or their Affiliates or Representatives may pursue a Renounced Business Opportunity.

Section 10.20 Employment Rights. Nothing contained in this Agreement (a) obligates the Company or any Affiliate of the Company to employ any Management Investor in any capacity whatsoever or (b) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of any Management Investor at any time or for any reason whatsoever. Each Management Investor hereby acknowledges and agrees that, except as may otherwise be set forth in any written agreement between the Company and such Management Investor, neither the Company nor any other person has made any representations or promises whatsoever to such Management Investor concerning his or her employment or continued employment by the Company or any Affiliate of the Company.

Section 10.21 Offsets. The Company shall be permitted, to the extent not prohibited by Section 409A of the Code, to offset and reduce from any amounts payable to a Management Investor the amount of any indebtedness or other obligation or payment owing to the Company by the Management Investor.

Section 10.22 Counterparts and Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. A facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall have the same force and effect as an original signature.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

42

Section 10.23 Effectiveness. The First Amended and Restated Agreement is hereby amended, restated and superseded in all respects by this Agreement.

*             *             *

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

43

Execution Version

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or agents, or by themselves, as of the date first set forth above.

SUNNOVA ENERGY CORPORATION

By:	/s/ William J. Berger
Name: William J. Berger
Title: Chief Executive Officer

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

ELK MOUNTAIN, LTD.

By:	Gordy Oil Company, its general partner

	By:	/s/ Russell D. Gordy
Name: Russell D. Gordy
Title: President

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Lynda K. Attaway
Lynda K. Attaway

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

JACKSON LEIGH VENTURES, LLC

By:	/s/ William J. Berger
	Name:	William J. Berger
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Gerritt L. Ewing, Jr.
Gerritt L. Ewing, Jr.

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Jordan E. Frugé
Jordan E. Frugé

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

MOELLER INVESTMENT FAMILY
LIMITED PARTNERSHIP

By:	Racing Cloud Consulting LLC
Its general partner

By:	/s/ Debra Moeller
Name: Debra Moeller
Title: President

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Esmeralda Martinez
Esmeralda Martinez

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Mark Poche
Mark Poche

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Richard A. Rabinow
Richard A. Rabinow

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

REBECCA RABINOW MANAGEMENT TRUST

By:	/s/ Richard A. Rabinow
Name: Richard A. Rabinow
Title: Trustee

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

1811 PESIKOFF FAMILY TRUST

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

TRIANGLE PEAK PARTNERS II, LP

By:	/s/ Michael C. Morgan
Name: Michael C. Morgan
Title: Manager

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

SEIS HOLDINGS LLC

By:	/s/ Ronald H. Jacob, Jr.
Name: Ronald H. Jacob, Jr.
Title: President

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

CGK HOLDINGS LLC

By:	/s/ David Kinder
Name: David Kinder
Title: President

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER II)

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

MTP ENERGY MASTER FUND LTD.

By:	MTP Energy Management LLC
Its Investment Manager

By:	Magnetar Financial LLC
Its Sole Member

By:	/s/ Benjamin Paull
Name: Benjamin Paull
Title: Chief Financial Officer

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

BCP-IIIJ, LP, A TEXAS LIMITED PARTNERSHIP

By:	Brock Capital Group, LLC,
as general partner

By:
Name:
Title:

BCP-IVC, LP, A TEXAS LIMITED PARTNERSHIP

By:	Brock Capital Group, LLC,
as general partner

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

PORTCULLIS PARTNERS, LP

By:	Portcullis G.P., LLC,
Its general partner

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Fayez Sarofim
Fayez Sarofim

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

FSI NO. 2 CORPORATION

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ William J. Berger
William J. Berger

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

FS INVESTMENT CORPORATION

By:	GSO/Blackstone Debt Funds
Management LLC as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

FS INVESTMENT CORPORATION II

By:	GSO/Blackstone Debt Funds
Management LLC as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

FS INVESTMENT CORPORATION III

By:	GSO/Blackstone Debt Funds
Management LLC as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

FS ENERGY AND POWER FUND

By:	GSO Capital Partners LP as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

GLADWYNE FUNDING LLC

By:	FS Energy and Power Fund, as Sole Member and by GSO Capital Partners LP, as Sub-Adviser

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

ORIX PUBLIC FINANCE, LLC

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

MINION TRAIL, LTD.

By:	/s/ Russell D. Gordy
Name: Russell D. Gordy
Title: President, Gordy Oil & C., General Partner

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Brian Kerrigan
Brian Kerrigan

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ David Kinder
David Kinder

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Todd A. Reppert
Todd A. Reppert

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Kevin T. Howell
Kevin T. Howell

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

/s/ Michael Snyder
Michael Snyder

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

BA AND MS KERRIGAN, LLC

By:
Name:
Title:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	ECP ControlCo, LLC
	Its:	managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Partner

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	ECP ControlCo, LLC
	Its:	managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Partner

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	ECP ControlCo, LLC
	Its:	managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Partner

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	ECP ControlCo, LLC
	Its:	managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Partner

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	ECP ControlCo, LLC
	Its:	managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Partner

ENERGY CAPITAL PARTNERS III (SUNNOVA CO-INVEST), LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	ECP ControlCo, LLC
	Its:	managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Partner

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of _________________________________, 20____, is entered into by and between Sunnova Energy Corporation, a Delaware corporation (the “Company”) and ____ ____________ (“Joining Party”).

All defined terms not otherwise defined herein have the meanings ascribed to such terms in the Investors Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and certain other shareholders (the “Original Investors”) are parties to a Second Amended and Restated Investors Agreement dated as of November 9, 2017, pursuant to which the Company and the Original Investors granted each other certain rights (as amended, supplemented and/or restated, the “Investors Agreement”);

WHEREAS, in accordance with the terms of the Investors Agreement, upon the Transfer of any Sunnova Securities, the Transferee must join the Investors Agreement as an Investor thereunder;

WHEREAS, [Joining Party has purchased] [________ _____ has Transferred to Joining Party] Sunnova Securities pursuant to [____________________]; and

WHEREAS, Joining Party desires to be bound by and enjoy the benefits of the Investors Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Joining Party acknowledges receipt of a copy of the Investors Agreement and, after review and examination thereof, agrees to be bound by the restrictions and agreements contained therein in the capacity of an “Investor”.

2. The Company hereby (a) accepts Joining Party’s agreement to be bound by the Investors Agreement and (b) agrees that Joining Party is hereby a party to the Investors Agreement and as such shall have all rights provided to Investors under the Investors Agreement.

3. All notices to the Joining Party should be delivered to the following address:

[Signature Page to Second Amended and Restated Investors Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

[Name]

[Address] [Address]

Attention: [_______________________]

Tel: [_____________]

Fax: [_____________]

E-mail: [ ]

4. The provisions of Article VIII of the Investor Agreement are hereby incorporated herein as if set forth herein.

* * *

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

SUNNOVA ENERGY CORPORATION

By:
Name:
Title:

[JOINING PARTY]

By:
Name:
Title:

[Signature Pages to Joinder Agreement]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

EXHIBIT B

FORM OF SPOUSAL CONSENT AND PROXY

The undersigned is the spouse of              , who is party to:

i.

that certain Amended and Restated Investors Agreement, dated as of November 9, 2017, by and among Sunnova Energy Corporation, the other parties thereto and each Person who becomes a party thereto from time to time (as amended, supplemented and/or restated from time to time, the “Investors Agreement”); and

ii.

that certain Registration Rights Agreement, dated as of March 16, 2016, by and among Sunnova Energy Corporation, the other parties thereto and each Person who becomes a party thereto from time to time (as amended, supplemented and/or restated from time to time, the “Registration Rights Agreement”).

The undersigned hereby executes this Spousal Consent and Proxy for the purpose of consenting to (i) the Investors Agreement and (ii) the Registration Rights Agreement and binding any community property interest or marital property interest that he or she may have in any of the Sunnova Securities. By execution hereof, the undersigned represents and warrants that he or she has read (a) the Investors Agreement, (b) the Registration Rights Agreement and (c) this Spousal Consent and Proxy and consents to each of their terms.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investors Agreement.

Date:____________________, 2_____

Name:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

SCHEDULE I

INVESTORS

Name	Address	Preferred Stock
Elk Mountain, Ltd.	100 Waugh Drive, #400 Houston, TX 77007	7,561,322

Energy Capital Partners III, LP	51 John F Kennedy Pkwy #200, Short Hills, NJ 07078	968,320

Energy Capital Partners III-A, LP	51 John F Kennedy Pkwy #200, Short Hills, NJ 07078	32,596,992

Energy Capital Partners III-B, LP	51 John F Kennedy Pkwy #200, Short Hills, NJ 07078	3,936,621

Energy Capital Partners III-C, LP	51 John F Kennedy Pkwy #200, Short Hills, NJ 07078	13,476,104

Energy Capital Partners III-D, LP	51 John F Kennedy Pkwy #200, Short Hills, NJ 07078	16,631,743

Energy Capital Partners III (Co-Invest), LP	51 John F Kennedy Pkwy #200, Short Hills, NJ 07078	2,817,074

Lynda K. Attaway	1116 Rymer Switch Friendswood, TX 77546	20,148

Jackson Leigh Ventures, LLC	3775 Arnold St. Houston, TX 77005

Gerritt L. Ewing, Jr.	4110 Blue Bonnet Dr. Houston, TX 77025	19,154

Jordan E. Frugé	730 Omar Houston, TX 77009	29,729

BA and MS Brian Kerrigan, LLC	6139 Doliver Dr., Houston, TX 77057	47,889

Moeller Investment Family Limited Partnership	98 W. Racing Cloud Ct. The Woodlands, TX 77381	25,935

Esmeralda Martinez	25818 Riverside Creek Dr. Richmond, TX 77406	4,787

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Mark Poche	3411 S. Halls Point Ct. Missouri City, TX 77459	16,519

Richard A. Rabinow	3711 San Felipe #12-I Houston, TX 77027	19,157

Rebecca Rabinow Management Trust	3711 San Felipe #12-I Houston, TX 77027	23,131

1811 Pesikoff Family Trust (formerly the Sarah Rabinow Management Trust)	1811 North Blvd. Houston, TX 77098	23,131

Triangle Peak Partners II, LP	P.O. Box 3788 Carmel, CA 93921	2,052,791

SEIS Holdings LLC	501 Bering Dr, #220 Houston, TX 77057	1,724,093

CGK Holdings LLC	501 Bering Dr. #220 Houston, TX 77057	162,835

The Board of Trustees of the Leland Stanford Junior University (DAPER II)	635 Knight Way Stanford, CA, 94305-7297	32,789

MTP Energy Master Fund Ltd	c/o MTP Energy Management LLC 1603 Orrington Ave., 13th Floor Evanston, IL 60201	1,027,577

BCP-IVC, LP	4349 Crow Rd. Beaumont, TX 77706	1,800,370

BCP-IIIJ, LP	4349 Crow Rd. Beaumont, TX 77706

FS Investment Corporation	c/o GSO / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154	18,182

FS Investment Corporation II	c/o GSO / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154	36,363

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

FS Investment Corporation III	c/o GSO / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154	54,543

FS Energy and Power Fund	c/o GSO / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154	578,468

Gladwyne Funding LLC	2929 Arch Street, Suite 675 Philadelphia, PA 19104

Portcullis Partners, LLC	11 Greenway Plaza, Suite 2000 Houston, TX 77046	108,117

Fayez Sarofim	P.O. Box 52830 Houston, TX 77052	119,247

FSI No. 2 Corporation	P.O. Box 52830 Houston, TX 77052	119,247

William J. Berger	3775 Arnold Houston, TX 77005	51,729

William J. Berger, IRA	3775 Arnold Houston, TX 77005	16,212

Orix Public Finance	1717 Main Street, Suite 900, Dallas, Texas 75201	51,674

Minion Trail, Ltd.	100 Waugh Drive, #400 Houston, TX 77007

Brian A. Kerrigan	6139 Doliver Dr., Houston, TX 77057

David Kinder	510 Bering Dr, #220 Houston, TX 77057

Todd A. Reppert	718 W. Creekside Dr., Houston, TX 77024

Kevin T. Howell	1619 S. 2nd St., Austin, TX 78704

Michael Snyder	1130 Cocoanut Rd., Boca Raton, FL 33432

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

Execution Version

SCHEDULE II

APPROVED AFFILIATE AGREEMENTS

Observer Rights Letters dated as of March 16, 2016, between Sunnova Energy Corporation and the investors party thereto.

Observer Rights Letter dated as of April 26, 2016, between Sunnova Energy Corporation and the investors party thereto.

VCOC Letters dated as of March 16, 2016, between Sunnova Energy Corporation and each of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, and Energy Capital Partners III-D, LP.

Purchase Order of Seller with NextGrid Technologies LLC, issued May 12, 2015, pertaining to $2,818,080 of meters.

Letter of Intent between Seller and NextGrid Technologies, LLC dated June 23, 2015, relating to the provision of Novaquotes Support and Development services to Seller.

Letter of Intent between Seller and NextGrid Technologies, LLC dated June 23, 2015, relating to the provision of distribution and pre-provisioning services to Seller.

Letter of Intent between Seller and NextGrid Technologies, LLC dated June 23, 2015, relating to the agreement between the parties to continue to develop and negotiate a Master Services Agreement to govern the services, rights and obligations of both parties.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

Exhibit B

New Subordinated Indebtedness Note

[Attached]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT OF 1933 AND COMPLIANCE WITH STATE SECURITIES LAWS.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

(Bridge Loan Note – Sunnova)

$15,000,000.00 (plus any amounts owing in respect of PIK Interest as set forth on Schedule I)

Effective as of August 25, 2017

New York, New York

FOR VALUE RECEIVED, Sunnova Energy Corporation, a Delaware corporation (“Maker”), having a notice address of 20 E. Greenway Plaza, Suite 475, Houston, Texas 77046, hereby promises to pay pursuant to this promissory note (this “Note”) to Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP and Energy Capital Partners III-D, LP (collectively, the “Holders” and, each individually, a “Holder”), on the earlier of (i) the first date on which all of the 12.00% Senior Secured Notes due 2018 (the “2018 Notes”) issued pursuant to the Indenture, dated as of April 24, 2017 (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “2018 Notes Trustee”) and collateral trustee, have been repaid in full and are no longer outstanding, and (ii) November 30, 2018 (such date being referred to as the “Maturity Date”), the principal amounts set forth on Schedule I hereto next to each such Holder’s name, together with any and all accrued and unpaid interest on such outstanding principal amounts; provided, that, notwithstanding the foregoing all amounts payable hereunder shall become immediately due and payable upon (x) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Maker (subject to the Subordination Provisions (as defined below)) or (y) the initial funding under the Facility (as defined below); provided further, that, all amounts outstanding under the 2018 Notes are repaid and all obligations thereunder are extinguished in full in connection and contemporaneously with such initial funding.

Interest shall accrue from the effective date hereof until the entire balance is paid (or converted, as provided below) on the unpaid principal balance of this Note at the interest rate (“Interest Rate”) of twelve percent (12%) per annum. Interest shall be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, until and including the Maturity Date, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent Interest Payment Date or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. At all times prior to the repayment of the 2018 Notes, interest shall be payable solely by increasing the then outstanding principal amount of this Note by the entire amount of the interest payment due on the applicable Interest Payment

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Date (“PIK Interest”). Following an increase in the principal amount of this Note on the applicable Interest Payment Date by the amount of the PIK Interest, this Note will bear interest on such increased principal amount from and after such Interest Payment Date. For clarity, unless the context otherwise requires, references to any principal amount of this Note includes any increase in the principal amount of this Note as a result of the payment of PIK Interest. Upon the occurrence of the Maturity Date, all unpaid principal, accrued interest and other amounts owing hereunder shall be immediately due, payable and collectible by the Holders pursuant to applicable law. This Note shall not, under any circumstances, be payable in cash, except on and after the repayment in full of the 2018 Notes.

Notwithstanding any provision to the contrary herein, Maker may not, at any time, prepay all or any portion of this Note, except in connection with (x) any conversion into shares of the Company’s Convertible Preferred Stock pursuant to the terms hereof or (y) repayment in connection and contemporaneously with the initial funding of the Facility (as defined in the term sheet attached hereto as Exhibit A) pursuant to the terms hereof.

Unless earlier converted, on and after the Maturity Date, an amount equal to the principal amount of this Note and any accrued and unpaid interest, in each case, as of the Maturity Date, shall be payable in lawful money of the United States of America and in immediately available funds at the office of each Holder set forth on Schedule I, unless another place of payment shall be specified in writing by a Holder to Maker. Notwithstanding the foregoing, upon and subject to the affirmative written election of the Majority Holders (as defined below) delivered to the Maker not later than five (5) business days prior to the date of conversion, the entire balance then outstanding hereunder shall be converted into that number of shares of the Company’s Convertible Preferred Stock as is equal to (i) an amount equal to the principal amount of this Note and any accrued and unpaid interest, in each case, as of the date of conversion, divided by (ii) the lesser of $5.3246735 (as appropriately adjusted for any stock splits, combinations, recapitalizations or the like affecting the Convertible Preferred Stock after the date hereof) and the Conversion Price.

For purposes of this Note, the term “Conversion Price” shall mean an amount equal to the lowest purchase price per share of Convertible Preferred Stock issued at any time from and after the date of this Note and until the date of conversion.

In the event that any balance of this Note is converted into shares of the Company’s Convertible Preferred Stock pursuant to the terms hereof, (x) each Holder’s outstanding commitments under the Subscription Documents for Convertible Preferred Stock of the Company, dated April 24, 2017, by and between such Holder and the Company (the “Subscription Agreements”), shall be deemed reduced to the amount equal to (i) the applicable Aggregate Purchase Price (as defined in the Subscription Agreements) minus (ii) the initial principal balance of this Note (not including any increase thereto in respect of PIK Interest) held by such Holder and repaid pursuant to such conversion and (y) the number of shares of Convertible Preferred Stock subject to such Subscription Agreements shall be reduced by a number of shares of Convertible Preferred Stock equal to the initial principal balance of this Note (not including any increase thereto in respect of PIK Interest) repaid pursuant to such conversion divided by $5.3246735 (as appropriately adjusted for any stock splits, combinations, recapitalizations or the like affecting the Convertible Preferred Stock after the date hereof), rounded down.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

Anything in this Note to the contrary notwithstanding, the Maker hereby covenants and agrees, and the Holders likewise hereby covenant and agree, that the indebtedness and all other obligations, whether now or hereafter outstanding, of the Maker under this Note (the “Subordinated Debt”) shall be junior and subordinate to the extent and in the manner set forth in clauses (a) through (m) below (collectively, the “Subordination Provisions”) to the Maker’s Obligations (as defined in the Indenture), whether now or hereafter outstanding with respect to the 2018 Notes and related documents (the “Senior Indebtedness”).

(a) The Subordinated Debt is subordinated in all respects and subject in right of payment to the Senior Indebtedness such that the (i) payment in full, in cash of the principal of and interest and fees (including interest and fees accruing during the pendency of any insolvency or liquidation proceeding) regardless of whether allowed or allowable in an Insolvency Proceeding (as defined below) on the Senior Indebtedness and regardless of whether then due or payable and (ii) payment in full, in cash of all other Senior Indebtedness that is then due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any contingent indemnification obligations to the extent then asserted) (the “Payment in Full”) of the Senior Indebtedness shall occur before any Holder is entitled to receive any payment or distribution on account of the Subordinated Debt of assets, properties or cash of Maker or any other person of any kind or character, whether (A) a payment, purchase or other acquisition or retirement for cash, property or securities (other than PIK Interest in respect of this Note) or (B) by way of cancellation, forgiveness or offset of the indebtedness owing by Maker against any indebtedness owed by any Holder or (C) payable or deliverable by reason of the payment of any other indebtedness of Maker being subordinated to the payment of this Note and, in any case, shall include any assets of any kind or character received by the Holders in connection with the realization of any security for this Note (each, a “Distribution”) (including interest (other than PIK Interest)) on account of the Subordinated Debt and, in that connection, unless and until the Payment in Full of the Senior Indebtedness occurs, no payment or Distribution (including interest (other than PIK Interest)) with respect to this Note shall be made by or on behalf of the Maker; provided, that, nothing in this clause (a) or any other provision of this Note shall be construed to prohibit the refinancing, replacement or repayment of all or any portion of the unpaid principal balance of this Note with (or the conversion of all of any portion of the unpaid principal balance of this Note into) common or non-”disqualified preferred” (as customarily defined) equity interests of Maker. No Holder shall initiate or cooperate or join with any other person in any proceeding challenging (1) the validity or enforceability of any documents in connection with the Senior Indebtedness or any indebtedness governed thereby, (2) any payment or distribution received by any holder of Senior Indebtedness or any agent therefor (each, a “Senior Debtholder”) for application to all or any part of the Senior Indebtedness or (3) the existence, validity, perfection or priority of any actual or purported lien claimed by any Senior Debtholder in any collateral or any other property in which Maker has rights from time to time.

(b) In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceedings relative to Maker or its assets (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise) or upon an assignment

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

for the benefit of creditors, or any other marshaling of the assets of Maker or its assets (each of the foregoing, an “Insolvency Proceeding”), then Payment in Full shall occur before the Holders shall be entitled to receive or retain any payment or Distribution (including interest (other than PIK Interest)) with respect to this Note. In any such proceedings, any payment or Distribution (including interest (other than PIK Interest)) to which the Holders would be entitled if this Note and the Subordinated Debt were not subordinated to the Senior Indebtedness shall be paid by the Maker or by the agent or other person making such payment or distribution, or by the Holders if and to the extent received by the Holders, directly to the 2018 Notes Trustee to be allocated as set forth in the terms of the Senior Indebtedness or if not so allocated, pro rata based on the outstanding principal amount thereof. Following commencement of and during the continuance of an Insolvency Proceeding, each of the Holders may (i) prove its claim or, if applicable, its interest, in the Subordinated Debt, (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading objecting to, or otherwise seeking the disallowance of, the amounts due under this Note or otherwise impairing any of the Holders’ rights under this Note or, except as otherwise limited or prohibited by the Subordination Provisions, file any motions pertaining to the Subordinated Debt, and (iii) vote on any plan of reorganization or other dispositive plan that is consistent with the rights and priorities of the Senior Debtholders under the Subordination Provisions. Nothing in this clause (b) or any other provision of this Note shall be construed to prohibit the refinancing, replacement or repayment of all or any portion of the amounts due under this Note with (or the conversion of all of any portion of the amounts due under this Note into) common equity or non-”disqualified preferred” equity interests of Maker pursuant to this clause (b).

(c) Until the Payment in Full of Senior Indebtedness, if any Holder receives any payment or Distribution (including interest but excluding PIK Interest) in respect of the Subordinated Debt, then such payment or Distribution shall be promptly paid over or delivered to 2018 Notes Trustee with any necessary endorsement and the payment shall be deemed never to have been made in respect of the Subordinated Debt.

(d) The Holders shall not exercise any rights or remedies under this Note, including, without limitation, any action (A) to take from or for the account of the Maker or any other person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Maker or any such person with respect to the Senior Indebtedness or the Subordinated Debt (including but not limited to the amounts due on account of this Note), (B) to sue for payment of the Senior Indebtedness or the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding against the Maker or any other person to (i) enforce payment of or to collect the whole or any part of the amounts due with respect to the Senior Indebtedness or the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the 2018 Notes (or other applicable loan or credit agreement) or applicable law with respect to the Senior Indebtedness or under this Note or applicable law with respect to the amounts due hereunder or thereunder, (C) to accelerate the Senior Indebtedness (or any portion thereof) or the Subordinated Debt (or any portion thereof), (D) to cause the Maker to honor any redemption or mandatory prepayment obligation related to this Note, or (E) to take any action under the provisions of any state or federal law, including, without limitation, the

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Maker or any other person, including the collateral securing the Senior Indebtedness (each, an “Enforcement Action”), until Payment in Full has occurred. Notwithstanding anything in this Note to the contrary, whether or not any Senior Indebtedness is outstanding: (1) the Holders may file proofs of claim and statements of interest against Maker in any Insolvency Proceeding in a manner consistent with the Subordination Provisions; (2) the Holders may take any action required to toll the expiration of any statute of limitation; and (3) take any other actions to preserve or protect the validity and enforceability of rights of the Holders with respect to the Subordinated Debt not expressly prohibited in these Subordination Provisions. Any distributions or other proceeds of any Enforcement Action obtained by or for the benefit of the Holders shall in any event be held in trust by it for the benefit of the 2018 Notes Trustee and promptly paid or delivered to the 2018 Notes Trustee in the form received until Payment in Full has occurred.

(e) Until Payment in Full, each Holder hereby acknowledges and agrees that any Senior Debtholder may at any time and from time to time without the consent of or notice to any Holder, and without incurring responsibility to any Holder or impairing or releasing the subordination provided in the Subordination Provisions or the obligations hereunder of any Holder to any Senior Debtholder, do any one or more of the following: (i) extend, renew, modify, waive or amend the terms of any Senior Indebtedness; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for Senior Indebtedness or amend or waive the terms of any guaranty of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against Maker or any other person; (v) apply any sums by whomever paid or however realized to Senior Indebtedness; (vi) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; and (vii) take any other action which otherwise might be deemed to impair the rights of the Senior Debtholders. Any and all of such actions may be taken by the Senior Debtholders without incurring responsibility to any Holder and without impairing or releasing the obligations of any Holder to the Senior Debtholders.

(f) Any subsequent Holder of this Note agrees, by its acceptance hereof, that obligations of the Maker hereunder are junior and subordinate to the Senior Indebtedness to the extent and in the manner set forth in the Subordination Provisions.

(g) No right of any present or future Senior Debtholder to enforce subordination as provided in the Subordination Provisions will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any Senior Debtholder, or by any noncompliance by Maker with the terms of this Note regardless of any knowledge thereof that any such Senior Debtholder may have or otherwise be charged with. The Subordination Provisions are intended to be for the benefit of, and shall be enforceable directly by, the 2018 Notes Trustee or any Senior Debtholder, and no other person other than the 2018 Notes Trustee, any Senior Debtholder or the parties hereto shall have or be entitled to assert rights or benefits hereunder.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

(h) Until Payment in Full, so long as any Senior Indebtedness is outstanding, in the event that any Holder shall fail to file a proof of claim following any Insolvency Proceeding of Maker within 5 days prior to the deadline to file proofs of claim in the applicable Insolvency Proceeding, such Holder shall irrevocably appoint the 2018 Notes Trustee as its attorney in fact, and grant the 2018 Notes Trustee a power of attorney with full substitution, in the name of Holder, for the use and benefit of the Senior Debtholders, to file such proof of claim on its behalf in connection with such Insolvency Proceeding.

(i) Until Payment in Full, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Indebtedness and the Subordinated Debt, then, to the extent the debt obligations distributed on account of the Senior Indebtedness and on account of the Subordinated Debt are secured by liens upon the same assets or property, the Subordination Provisions will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the liens securing such debt obligations.

(j) Following the Payment in Full of the Senior Indebtedness, the Holders shall be subrogated to the rights of the Senior Debtholders (or their agent or representative) to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, and interest on, and all other amounts in respect of, the Subordinated Debt shall be paid in full; however, such right of subrogation shall not be exercised as to any collateral or other property acquired prior to Payment in Full by the 2018 Notes Trustee, the Senior Debtholders or their respective affiliates in connection with an Enforcement Action or an Insolvency Proceeding. For purposes of such subrogation, no payments or distributions to the Senior Debtholders (or their agent or representative) of any cash, property or securities to which the Holders would be entitled except for these Subordination Provisions, and no payments over pursuant to these Subordination Provisions to the Senior Debtholders (or their agent or representative) by the Holders, shall be deemed to be a payment or distribution by Maker to or on account of the Senior Indebtedness except to the extent constituting such a payment or distribution pursuant to the terms of the Indenture or constituting a Payment In Full; it being understood and agreed that the Subordination Provisions are solely for the purpose of defining the relative rights of the Senior Debtholders (or their agent or representative) on the one hand, and the Holders on the other hand.

(k) Until Payment in Full has occurred, no amendment or waiver of any provision of this Note, shall directly or indirectly (s) modify the Subordination Provisions, (t) increase the Interest Rate in respect of the Subordinated Debt, (u) shorten the scheduled final maturity of the Subordinated Debt, (v) modify the principal repayment or prepayment provisions of the Subordinated Debt in a manner that would require a repayment or prepayment not required as of the date hereof, (w) change any covenants, defaults, or events of default (including the addition of covenants, defaults, or events of default not contained in the Note as in effect on the date hereof) to restrict Maker from making payments in respect of any Senior Indebtedness, (x) increase the principal balance of the Subordinated Debt (other than as a result of the accrual of interest, accretion or the payment of PIK Interest pursuant to the terms of the Note as in effect as of the date hereof), or (y)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6

convert the payment of any accrual or PIK Interest to cash pay interest, in each case, without the prior written consent of the 2018 Notes Trustee and each of the Senior Debtholders. Until Payment in Full has occurred, Maker shall not grant (and no Holder shall accept the benefit of) a lien or security interest on any collateral to secure any portion of the Subordinated Debt.

(l) For the avoidance of doubt, nothing herein shall: (i) impair, as between the Maker and the Holders, the obligation of the Maker, which is absolute and unconditional, to pay principal of and interest on the Note as set forth herein; or (ii) affect the relative rights of the Holders and creditors of the Maker other than their rights in relation to the Senior Debtholders.

(m) No implied covenants or obligations shall be read into this Note against the 2018 Notes Trustee. The 2018 Notes Trustee shall not be deemed to owe any fiduciary duty to the Holders as a result of this Note and the 2018 Notes Trustee shall not be liable to any Holder of Notes if it shall pay over or deliver to holders of the 2018 Notes, the Issuer or any other Person money or assets which are delivered to the 2018 Notes Trustee hereunder.

Any waiver shall be in writing and effective against a Holder if signed by the applicable Holder. No delay or omission on the part of the Holders in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Holders with respect to this Note and the obligations hereunder, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Holders deems expedient.

The Holders shall not have the right to transfer or assign any of their rights or obligations under this Note without the prior written consent of the Maker and any proposed assignment or transfer without consent shall be void ab initio; provided, however, that transfers or assignments of this Note (but not increases in principal amount, other than as the result of PIK Interest) shall be permitted (a) to holders of Series A Common Stock or Convertible Preferred Stock that is required pursuant to Section 4.1(g) of that certain Investors Agreement, dated as of March 16, 2016, by and among the Maker and certain other parties thereto (the “Investors Agreement”) or (b) to Energy Capital Partners III (Sunnova Co-Invest), LP or any other Permitted Transferee, as defined in and in accordance with the Investors Agreement.

This Note and all obligations of Maker hereunder shall be binding upon the successors and assigns of Maker, and shall, together with the rights and remedies of the Holders, inure to the benefit of each Holder, any future holder of any of the indebtedness and their respective successors and assigns. This Note may be amended by the Maker and Holders holding a majority of the then outstanding principal amount under this Note (the “Majority Holders”). Notwithstanding the foregoing, the Interest Rate and Maturity Date cannot be amended without the written consent of all Holders and the principal amount owed to a Holder under this Note cannot be amended without such Holder’s written consent.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7

The Maker and the Holders intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is Maker’s and the Holders’ express intention that (i) the Maker not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, (ii) that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, (iii) that such excess amount shall be immediately credited to the principal balance of this Note, and (iv) the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Maker agrees that any suit for the enforcement of this Note may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Maker by mail at the address specified in the first paragraph of this Note (or such other address as Maker may provide written notice of to the Holders). Maker hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, Maker waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party (i) certifies that neither the other parties nor their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Note, each party is relying upon, among other things, the waivers and certifications contained in this Note.

If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Note by facsimile or by electronic portable document format shall be effective as delivery of a manually executed counterpart of this Note.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8

IN WITNESS WHEREOF, the Maker has executed and delivered this Note on August 25, 2017.

SUNNOVA ENERGY CORPORATION

By:	/s/ Jordan Kozar
Name: Jordan Kozar
Title: Chief Financial Officer

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ACCEPTED:

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

ENERGY CAPITAL PARTNERS III-A, LP ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

[Signature Page to Note]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ACCEPTED:

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

ENERGY CAPITAL PARTNERS III-A, LP ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

[Signature Page to Note]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP, its general partner

By:	Energy Capital Partners III, LLC, its general partner

By:	ECP ControlCo, LLC, its managing member

By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

[Signature Page to Note]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE I

Holders and Addresses	Principal Amount	PIK Interest Amount
Energy Capital Partners III, LP 51 JFK Parkway Suite 200 Short Hills, NJ 07078 Attn: General Counsel Fax: (973) 671-6101	$[***]	$[***]

Energy Capital Partners III-A, LP 51 JFK Parkway Suite 200 Short Hills, NJ 07078 Attn: General Counsel Fax: (973) 671-6101	$[***]	$[***]

Energy Capital Partners III-B, LP 51 JFK Parkway Suite 200 Short Hills, NJ 07078 Attn: General Counsel Fax: (973) 671-6101	$[***]	$[***]

Energy Capital Partners III-C, LP 51 JFK Parkway Suite 200 Short Hills, NJ 07078 Attn: General Counsel Fax: (973) 671-6101	$[***]	$[***]

Energy Capital Partners III-D, LP 51 JFK Parkway Suite 200 Short Hills, NJ 07078 Attn: General Counsel Fax: (973) 671-6101	$[***]	$[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Term Sheet

(See attached)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The following is intended to summarize certain basic terms of the proposed Term Loan Facility. It is not intended as a definitive list of all our requirements in connection with the financing. This summary term sheet does not constitute a commitment, a contract to provide a commitment, or an offer to enter into a contract regarding the proposed Term Loan Facility on these or any other terms. Such commitment, contract, or offer is subject to, among other things, completing our due diligence, the final customary approval of the ARCC Investment Committees and other accounts and investment vehicles managed by Ares Management, and delivery of final loan documentation satisfactory to Ares Management. These summary terms and conditions are confidential and should be treated as such and should not be discussed with any other party, except for the Sponsor(s) and its advisors.

SUNNOVA INTERMEDIATE HOLDINGS, LLC

PRELIMINARY SUMMARY TERMS AND CONDITIONS

$200 MILLION TERM LOAN

August 18, 2017

Parent:	Sunnova Energy Corporation (“SEC” and “Parent”), which owns assets and LLC interests per the Org Chart

NewCo:	[Sunnova Holdings] (“NewCo”), which owns 100% of the equity interests in Parent

Borrower:	Sunnova Intermediate Holdings, LLC or a newly-formed wholly-owned entity, which owns assets and LLC interests per the Org Chart, and which shall be a bankruptcy-remote SPV.

Org Chart:	See Appendix D

Management	Sunnova Management LLC, Sunnova TE Management I LLC, Sunnova SSA Management LLC, and Sunnova

Entities:	SLA Management LLC

Asset Portfolios:

Wholly-Owned Assets: All solar assets which are wholly-owned by Borrower (in certain instances alongside third-party tax equity investors) including:

•  LV3, AP4, AP5, AP6, AP7, Sunnova TEP I Developer, and

•  All newly formed entities which are, directly or indirectly, wholly-owned by Borrower

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Partially-Owned Assets: All solar assets which are partially-owned by Borrower alongside third-party (cash) equity investors including:

•  Sunnova Energy Yield GP LLC (“YieldCo Entity”), and

•  All newly formed subsidiaries formed for the purpose of owning and/or managing assets whereby SEC (or Borrower) does not own 100% of the economic interests and “customer relationship”

Managing Sponsor:	Energy Capital Partners (“ECP”)

Sponsors:	All investors owning Convertible Preferred Stock or Common Stock in NewCo including but not limited to: ECP, Elk Mountain, Minion Trails, GSO/Franklin Square, Brock Capital Group, Triangle Peak Partners, SEIS / CGK Holdings, and Magnetar Capital

Administrative Agent:	Ares Capital Corporation (“ARCC” or “Agent”)

Arrangers:	Investment vehicles and accounts managed by Ares Management, L.P. (“Ares Mgmt”) and investment vehicles and accounts managed by Melody Capital Partners, LP (“Melody”)

Lenders:	Ares Mgmt, Melody and other third-party lender assignees reasonably satisfactory to Ares Mgmt and Melody, provided that no such Lender shall be a “Disqualified Lender”.

Disqualified	Each entity listed as a “Disqualified Lender”, as provided in writing by the Borrower to Ares Mgmt and Melody

Lender:	prior to the Closing Date and on each anniversary of the Closing Date.

Initial Commitments:	$135 million by ARCC; $65 million by Melody

Facility:	The principal terms of the Term Loan (“TL” or “Facility”) are outlined below:

Commitment:	$200 million, fully funded on the Closing Date; $50 million under the Incremental Facility

Incremental Facility:	For 18 months following the Closing Date, the Borrower may elect by written notice to the Arrangers (the “Increase Notice”) to increase the Commitment by $50 million to be funded in not more than two draws (such amount, the “Incremental Facility”), subject to the satisfaction of the following conditions: (i) no event of default exists or would exist after giving effect to any such increase, (ii) the representations and warranties in the Facility shall be accurate in all material respects after giving effect to any

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

such increase, (iii) subject to the following paragraph, receipt of additional commitments from the Lenders or one or more other financial institutions, and (iv) the Lenders shall have received all organizational documents (including resolutions of the Borrower and any guarantors) it may reasonably request relating to the corporate or other necessary authority for such increase and the validity of such increase, and other organizational matters relevant thereto, all in form and substance reasonably acceptable to the Lenders. Borrower may not elect to increase the Commitment within 90 days of the Closing Date.

Until the date that is 30 days after receipt of an Increase Notice (“ROFR Period”), the Arrangers shall have a right of first refusal to participate in the Incremental Facility. During the ROFR Period, the Borrower and its affiliates may not seek commitments from new lenders (the “New Lenders”). After the ROFR Period, the Borrower and its affiliates may seek commitments from New Lenders. If the Incremental Facility is not closed within 120 days of the receipt of the Increase Notice, the ROFR Period is thereby reinstated.

If the Arrangers elect to participate in the Incremental Facility, (x) an upfront fee/OID equal to [***]% of the Incremental Facility shall be paid to each Arranger in the Incremental Facility based on their pro rata commitment, (y) the Interest Rate applicable to the Incremental Facility shall remain as set forth below and (z) the Warrants issued to the Arrangers shall be as described below.

Subject to the following bullets, the Incremental Facility shall have the same terms and conditions as the Facility[1][2]

•  If the Incremental Facility includes a higher upfront fee/OID, the Arrangers shall be paid (x) the difference of such upfront fee/OID and [***]%, multiplied by (y) the Commitment; provided that the New Lenders shall not be paid an upfront fee/OID greater than [***]% of the Incremental Facility commitment.

•  If the Incremental Facility includes a higher interest rate, such higher interest rate shall apply to the Facility with respect to the original Commitment, but there will be no change in the Minimum Cash Interest (as it relates to the Facility).

[1]	NOTE: For the avoidance of doubt, incremental lenders which are New Lenders shall not have any right or flexibility to modify any term except for Fees, Interest Rate and Warrants.
[2]

NOTE: For simplicity, “Arrangers” is used to mean the Lenders on the Closing Date in the “Incremental Facility” and “Warrant” sections of this term sheet . To the extent the Arrangers syndicate post-closing, the “true-ups” will be appropriately adjusted between the Arrangers and the lenders to whom the Arrangers syndicated.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

•  If the Incremental Facility grants more Initial Warrants to the New Lenders (on a per dollar of commitment basis) than were granted to the Arrangers on the Closing Date, the Arrangers shall receive additional Initial Warrants (on a per dollar of commitment basis) pro rata in an amount equal to the difference between the amount of additional Initial Warrants granted to the New Lenders and the amount of Initial Warrants granted to the Arrangers on the Closing Date.

•  If the Incremental Facility grants more Additional Warrants to the New Lenders (on a per dollar of commitment basis) than the amount set on the Closing Date to be granted to the Arrangers, the amount of Additional Warrants entitled to be received by the Arrangers shall be increased (on a per dollar of commitment basis) to match the amount granted to the New Lenders. The cap of 6.0% will also be increased proportionately.[3]

Closing Date:	September 5, 2017

Upfront Fee/OID:	[***]% of the Commitment to be funded on the Closing Date to be paid to the Lenders as of the Closing Date, based on their pro-rata commitment

Tenor:	4.5 years

Interest Rate:	12.0%

Payment Date:	Quarterly for interest and scheduled principal amortization

Minimum Cash	Minimum cash interest based on the below schedule:

Date	Minimum Cash Interest

Prior to 12/31/18	[***]%

Following 12/31/18	[***]%

PIK Option:

Borrower may exercise the PIK option subject to:

i.   Satisfying the Minimum Cash Coupon

ii.  No event of default exists

iii.   The total outstanding balance of the TL not exceeding 120% of the total funded amount

iv.   No occurrence or continuation of Turbo Amortization (i.e. PIK allowed during the 120-day Liquidity Cure Period, however, failure to cure the Liquidity Breach will eliminate eligibility of the PIK Option).

[3]	NOTE: Sunnova confirms the excel example sent by Ares on August 1; to be reflected in definitive documents.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

Administrative Agent Fee:	$[***] per annum, payable in advance in equal quarterly installments

Mandatory Amortization:	Mandatory amortization based on the below schedule, to be paid quarterly:

Date	Mandatory Amortization
Prior to 6/30/19	None

6/30/19	[***]% of draws

9/30/19	[***]% of draws

12/31/19	[***]% of draws

3/31/20	[***]% of draws

6/30/20	[***]% of draws

9/30/20	[***]% of draws

12/31/20	[***]% of draws

3/31/21	[***]% of draws

6/30/21	[***]% of draws

9/30/21	[***]% of draws

Prepayment Premium:	In the event the principal repayments and Interest received by the Lenders (excluding, for purposes of calculating the Prepayment Premium, Upfront Fee/OID, Default Interest, and gains associated with the Warrants) result in a return on investment to the Lender below the Minimum ROI, then upon repayment or prepayment of the Term Loan (including upon acceleration), the Borrower will make a true-up payment such that the Lender, after taking the true-up payment into account, will achieve the Minimum ROI on cumulative drawn amounts on the Facility. The Prepayment Premium will be calculated and paid at the earlier of maturity of the Facility and the repayment in full in cash of the Facility.

Minimum ROI:	1.40

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

Warrant:	Initial Warrant

On the Closing Date, the Arrangers will be issued warrants to purchase 2% of the Conv Pref of NewCo on a fully-diluted basis as of date of exercise, at an exercise price of $0.01 per share, which will have a 7-year term from the Closing Date and will be exercisable in part or in full at any time during such term. If ECP converts its Conv Pref to common stock, such warrants shall become exercisable into common stock (or dragged into common stock if ECP coverts after the Arrangers have exercised their warrants for Conv Pref). For the avoidance of doubt, only the Arrangers shall be allocated Initial Warrants. If the Arrangers participate in the Incremental Facility, the Arrangers will be issued additional warrants on the foregoing terms to purchase an additional 0.5% of the Conv Pref of NewCo on a fully-diluted basis as of date of exercise, at an exercise price of $0.01 per share, which will have a 7-year term from the Closing Date and will be exercisable in part or in full at any time during such term.

Additional Warrants

On each anniversary of the Closing Date until the Maturity Date (or the earlier repayment of the Loans in full), then-current Lenders will be granted on a pro rata basis additional warrants to purchase 1.0% (or, if the Arrangers have participated in the Incremental Facility, 1.25%) of the Conv Pref of NewCo at an exercise price of $0.01 per share, which will have a 7-year term from the Closing Date and will be exercisable in part or in full at any time during such term; provided, that, in no event shall the Initial Warrants and the Additional Warrants granted in connection with the Facility exceed 6.0% of the Conv Pref of NewCo (or, if the Arrangers have participated in the Incremental Facility, 7.5% and subject to increase if the Incremental Facility grants more Additional Warrants to the New Lender). For the avoidance of doubt, Additional Warrants shall only be granted to then-current Lenders who are Lenders with respect to the original Commitment, unless the Borrower has agreed separately to grant Additional Warrants to New Lenders with respect to the Incremental Facility.

Springing Warrant

In the event of an Event of Default that has not been cured for 180 days, then-current Lenders will be issued, on a pro-rata basis based on outstanding Term Loans owing to such lenders, an additional warrant to purchase 5.0% of the Conv Pref of NewCo on a fully diluted basis as of date of exercise, at an exercise price of $0.01 per share (the “Springing Warrants” and, collectively with the Initial Warrant and the Additional Warrants, the “Warrants”).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6

The Springing Warrants will have a 7-year term (from the Closing Date) and will be exercisable in part or in full at any time during such term.

Subject to the following sentence, the Springing Warrants shall be reduced to 0% of the Conv Pref of NewCo if the Borrower achieves Goldman Success (as defined below) within 6 months of the Closing Date. If the Springing Warrants have been reduced to 0% as a result of achieving Goldman Success, the Springing Warrants will be reinstated (on the original terms) in the event of a Warehouse CoC Violation (as defined in Appendix A).

“Goldman Success” means any of the following (a) amending the AP6 facility (i) to eliminate or modify (such modification to be reasonably satisfactory to the Lenders) the standstill requirement with respect to the pledge of Sunnova Asset Portfolio 6 Holdings, LLC (“AP6H”), Sunnova Asset Portfolio 6, LLC (“AP6”), Sunnova AP 6 Warehouse II, LLC (“AP6 Warehouse”) (provided that failure to eliminate or modify such standstill requirement as it relates to AP6 and AP6 Warehouse shall not prevent the reduction of Springing Warrants to 0% of Conv Pref of NewCo) and Borrower and (ii) to eliminate the change of control with respect to foreclosure on equity in AP6H, AP6, AP6 Warehouse (provided that failure to eliminate such change of control requirement as it relates to AP6 and AP6 Warehouse shall not prevent the reduction of Springing Warrants to 0% of Conv Pref of NewCo) and Borrower (which can be subject to customary limitations (such as transferee satisfying creditworthiness and operational requirements)); for the avoidance of doubt, an amendment substantially similar to the provisions negotiated in the amendments to the SSA/SLA Warehouse Facilities as of the Closing Date would satisfy this clause (a)(ii)), or (b) refinancing the AP6 facility and opening a new warehouse on similar terms whereby the change of control triggers are subject to customary limitations (such as transferee satisfying creditworthiness and operational requirements).

Warrant-holder Rights (all Warrants)

The Warrants will have, among other things: (i) information rights that are equivalent to the TL, and (ii) customary minority protections substantially equivalent to the rights of the non-ECP investors.

The Warrants will also be subject to weighted average anti-dilution protection on substantially the same terms as the Convertible Preferred Stock, which protection shall apply on a post-exercise basis.

Use of Proceeds:	To repay the Magnetar notes, pay fees and expenses incurred in connection with the Facility, deposit cash with Borrower and Parent to achieve the balances set forth in clause (iii) of the Conditions Precedent, to repay a $15 million shareholder loan and thereafter for general corporate purposes. Incremental facility shall be used to first prepay all “Class C Notes” issued by Helios Issuer, LLC (“Helios Repayment”) and, if there are excess proceeds following the Helios Repayment, for general corporate purposes of the Borrower.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7

Cash Management:

•  Borrower Deposit Account Control Agreement (“DACA”)

•  Borrower will open a “Waterfall Account” (“WA”) and a “Multi-Purpose Account” (“MPA”), which shall each be subject to a DACA and under the control of the Lenders for the purpose of perfecting a security interest therein.

•  All of Borrower’s subsidiaries will direct distributions into the MPA

•  With respect to the net proceeds of individual asset sales actually received by the Borrower, amounts below $5 million will be deposited into the MPA, and amounts equal to and greater than $5 million will be deposited into the WA whereby. In each case, the Borrower will have the option to exercise the Asset Sale Proceeds Sharing mechanism

•  Cash will be run through the WA quarterly. The Borrower shall cause enough funds on deposit in the MPA to be run through the WA to pay the items listed in clauses (i) through (v) below.

•  Waterfall Account (WA)

i.   Administrative expenses of Borrower entity

ii.  All fees, costs, charges and expenses due to the Lenders and Administrative Agent

iii.   To the Lenders, TL Interest

iv.   To the Lenders, TL Mandatory Amortization

v.  To the Lenders, to satisfy all Mandatory Prepayments and Turbo Amortization

vi.   To the Lenders, any Optional Prepayments

vii.  To SEC, Minimum Parent Distributions (unless an Event of Default has occurred and is continuing)

viii.  To SEC, Additional Parent Distributions (unless an Event of Default has occurred and is continuing)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8

ix.   Asset Sale Proceeds Sharing. If Borrower elects to exercise the Asset Sales Proceeds Sharing mechanism, every $1.00 of net asset sale proceeds shall be distributed:

a.   $0.50 to the Lenders as a prepayment

b.  $0.50 to the Parent as an Asset Sale Parent Distribution

x.  All excess amounts shall be deposited into the MPA

•  Multi-Purpose Account (MPA)

•  Borrower may utilize cash in this account as necessary throughout the quarter and to conduct ordinary business including but not limited to:

•  Funding deposits with channel partners and/or acquiring new assets

•  Repaying/refinancing subsidiary debt and/or funding equity cures for underlying subsidiaries

•  General administrative and operations expenses of the Borrower and of any subsidiary

Parent	“Asset Sale Parent Distributions” shall be defined as those amounts eligible to be distributed to Parent pursuant to clause (ix)(b) of the Waterfall Account above

Distributions

“Minimum Parent Distributions” shall be defined as $6.0 million per quarter for the 2017 calendar year; $7.0 million per quarter for the 2018 calendar year; and $8.0 million per quarter thereafter until the Maturity Date. Minimum Parent Distributions shall not accrue if not able to be fully paid in any quarter.

“Additional Parent Distributions” shall be defined as:

•  Prior to and until the end of 4Q’18, $0; and

•  Thereafter, the amount set forth below corresponding to the applicable Lenders’ Return on Investment and CLTV, which amount shall not accrue if not able to be fully paid in any quarter:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9

		Return On Investment
		<=0.50x	0.50 - 1.00x	>= 1.00x
Cons. LTV	>= 80.0%	$0.0	$0.0 mm	$2.0 mm
	75.0% – 80.0%	$0.0	$1.5 mm	$4.0 mm
	<= 75.0%	$1.5 mm	$2.0 mm	$6.0 mm

Reporting:

Usual and customary for transactions of this type including but not limited to:

i.   documentation for amendments of existing indebtedness and issuances of debt and equity at any downstream subsidiary of the Borrower

ii.  all reporting materials related to performance of assets and notices of material events (including, but not limited to, defaults, events of default, litigation and material adverse changes) distributed to investors or lenders of Asset Portfolios including lenders, tax equity, and cash equity investors

iii.   Quarterly and annual unaudited and audited financial statements of Borrower and Parent

iv.   Within 10 business days after month end, Borrower shall report the cash balance of Borrower, Parent, and each of Borrower’s wholly-owned subsidiaries

v.  Copies of asset sale documents other than to Borrower or another subsidiary, where such asset sale was in excess of $5.0 million.

vi.   If Unlevered Asset Value of an asset sale is greater than $50 million, then the Borrower must provide to the Lenders at least 7 business days’ prior to execution of definitive documents notice of the transaction and summary details (target portfolio, identity of buyer, equity structure, term sheet, consideration, CLTV levels both pre-deal and pro forma). Further, in the next quarterly reporting period, Borrower must provide analysis showing implied discount rate and provide commentary to the extent there is material variance from the 7.0% Discount Rate used under this Facility (it being understood that quarterly board packages or special meetings shall address this requirement).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10

vii.  To the extent the Borrower initiates a cash equity sale process either directly or with an advisor/banker, Borrower shall share all marketing materials (CIM, model reports, etc.) with the Lenders (such obligation will be only to track asset sale activity and shall not provide Lenders any right to participate in the process).

Board Observation Rights:	Ares, Melody and any other lender that is a lender on the Closing Date with a commitment of at least $50 million (such other lender subject to the approval of the Borrower/Managing Sponsor prior to the Closing Date) shall be granted board observation rights (other than customary exclusions, including those related to attorney-client privilege and matters directly related to the Facility); provided, that, such observation rights granted to each of Ares, Melody and any other lender on the Closing Date with a commitment of at least $50 million shall terminate upon its respective transfer of more than 50% of its position in the Facility.

SEC Liquidity Test:

To the extent aggregate cash at Parent is below $15.0 million as of any month-end period, which amount can include the Minimum Parent Distribution expected within the succeeding 90 day period (such event, a “Liquidity Breach”), the Borrower will be subject to Turbo Amortization beginning 120 days following a Liquidity Breach Following a Liquidity Breach and prior to the commencement of Turbo Amortization, the Sponsors shall have the right to cure such event (“Liquidity Cure Period”) by satisfying either of the following:

i.   Sponsors collectively funding an equity contribution (or issuing new equity) to cause the aggregate cash balance at SEC to exceed $20.0 million for 5 consecutive business days; or

ii.  SEC demonstrating an aggregate average cash balance of $20.0 million over any trailing 30-day period.

For the avoidance of doubt, during the Liquidity Cure Period:

•  any Mandatory Amortization payments due shall remain an obligation

•  the existence of the Liquidity Breach will not constitute an Event of Default

•  the Borrower will be eligible to fund Parent Distributions (to the extent permitted)

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11

Failure to exercise a cure during the Liquidity Cure Period shall result in, subject to the following sentence, an irrevocable trigger of Turbo Amortization whereby the Mandatory Amortization schedule will be revised to reflect an additional $10.0 million payment every 3 months, whereby the first such Turbo Amortization payment would be due on the last day of the fiscal quarter ending after the end of the Liquidity Cure Period. Borrower shall be permitted one time to stop Turbo Amortization (and return to the Mandatory Amortization schedule in effect immediately prior to the trigger of Turbo Amortization) by making a prepayment of the Term Loan in an amount equal to at least $25 million.

For the avoidance of doubt, upon the occurrence and during the continuation of Turbo Amortization:

•  the existence of Turbo amortization will not constitute an Event of Default

•  the Borrower will be eligible for Minimum Parent Distributions (to the extent permitted)

•  the Borrower will not be eligible for other Parent Distributions

Asset Sale Transaction:	Any transaction per below: YieldCo

A public or private offering in operating assets held by the YieldCo Entity

Portfolio Sale

A sale of assets or equity interests by Borrower or its subsidiaries to a third-party equity investor or into a newly-formed entity which is not a wholly-owned entity by Borrower

•  “Full Portfolio Sale” - transactions resulting in no residual economic interests to SEC

•  “Minority Portfolio Sale” - transactions resulting in all of the following:

i.   Borrower retaining at least 50.1% of the economic rights via an equity structure whereby SEC and the new investor are allocated cash-flows on a pro-rata basis and new investor is not allocated cash exceeding 50.0% of available cash (for the avoidance of doubt, a customary tax equity partnership shall be permitted by this clause (i) irrespective of the cash allocations under such partnership);

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12

ii.  SEC retaining the same affiliate transactions which existed prior to the transaction (including but not limited to asset management, collections, etc.);

iii.   SEC retains the “customer relationship”; and

iv.   Exercise of the Lenders’ remedies following an Event of Default subject only to customary limitations (such as transferee satisfying creditworthiness and operational requirements).

•  “Passive Preferred Sales” - transactions whereby a new investor is granted an allocation of cash which exceeds 50.0% of available cash or has a preferred claim on cash which would be expected to exceed 50.0% of available cash in any year over the next seven (7) years, provided that customary tax equity partnerships will not be considered Passive Preferred Sales

•  “Other Portfolio Sales” - transactions resulting in either of the following:

i.   SEC does not retain affiliate transaction role performed historically (asset management, collections, etc.)

ii.  SEC does not retain the “customer relationship”.

“Core Assets” shall be defined as (i) Wholly-Owned Assets and (ii) assets owned through a vehicle which has executed a Minority Portfolio Sale. For the avoidance of doubt, Core Assets will not include assets whereby definitive documentation has been executed that would be deemed (x) Full Portfolio Sale, (y) Other Portfolio Sales or (z) Passive Preferred Sale.

Consolidated Loan to Value (“CLTV”) shall be tested quarterly beginning on December 31, 2017 and the Borrower shall have a CLTV equal to or less than the levels set forth in Appendix C.

CLTV Covenant:

Numerator shall be the sum of all debt of the Borrower (including the TL) and Borrower’s share of all debt at subsidiaries

•  Disregards tax equity

•  With respect to indebtedness secured by assets which are Partially-Owned Assets, the numerator shall be adjusted to capture Borrower’s pro-rata share of debt

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13

Denominator shall be the sum of:

•  Unlevered Asset Value, defined as the present value of the sum of:

•  Contracted Cash Flows (defined as the aggregate amount of payments expected to be received by a subsidiary of Borrower pursuant to binding and enforceable contracts with customers), plus

•  Hedged SRECs (defined as the aggregate amount of payments expected to be received by a subsidiary of Borrower pursuant to binding and enforceable SREC sale agreements), less

•  asset-level operating expenses reasonably expected to be incurred (provided that such assumptions may not vary by more than 10% relative to historical levels on a portfolio basis per MW and/or per system)

•  100% of Work-in-Process (“WIP”) Capex which has been funded

•  Adjusted Cash defined as:

•  Aggregate cash held at Parent, Borrower and all entities which are wholly-owned by Borrower

•  75% of market value of publicly traded equity securities (VWAP over 30 trailing days)

As it relates to Unlevered Asset Value above:

•   Projections shall be subject to the actual contracted end dates and subject to a maximum projection end date of 25 years from the covenant calculation date (“Max Asset Tenor”), regardless of actual contract tenor remaining; no residual value will be included

•   Projections shall be adjusted to be net of cash allocations to:

•  tax equity investors

•  third-party cash equity investors in connection with Partially-Owned Assets

•   Discount Rate used to derive Unlevered Asset Value shall be defined as 7.0%

•   Projections shall assume

•  0.50% annual degradation

•  0.35% annual default rate assumptions

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14

Equity Cures:

•  97.5% production case assumption

Sponsor shall be permitted to make unlimited equity cures to satisfy any Minimum Cash Coupon or Mandatory Amortization payments

Sponsor shall be permitted to make unlimited equity cures upon the breach of the CLTV Covenant. Following the first six equity cures for breach of the CLTV Covenant, the Borrower shall make a $15 million partial prepayment of the Facility (with the proceeds of the cure or other unrestricted cash on hand) with each additional equity cure.

For the avoidance of doubt, Sponsor shall be permitted to raise outside capital to facilitate the exercise of its cure rights.

Negative	Usual and customary for transactions of this type, including but not limited to:

Covenants:

i.   Restricted debt incurrence and amendments set forth under Appendix A; SEC shall not be permitted

ii.  Corporate Expenses (including but not limited to (a) Sunnova SG&A and (b) Corporate CapEx as laid out in the Base Case Model) shall only be incurred by NewCo, SEC and the Management Entities; no G&A shall be incurred at Borrower or subsidiaries except for Approved Affiliate Transactions (as defined below)

iii.   No Asset Sale Transactions allowed by the Borrower or a subsidiary thereof except for Permitted Asset Sales to enter into a debt financing transaction (such restriction shall not apply to NewCo).

iv.   Usual and customary restricted payments including:

a.   Subsidiaries shall not make restricted payments other than upstreaming cash to Borrower

b.  NewCo shall not make payments to any class of equity or indebtedness while the Facility remains outstanding, other than mandatory cash distributions required by the Investors Rights Agreement; for the avoidance of doubt, there shall be no limitations on distributions made by SEC to NewCo to pay reasonable accounting, administrative and other expenses of NewCo and mandatory cash distributions required by the Investors Rights Agreement.[4]

[4]	NOTE: Parties to agree on reasonable cap in long form documentation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15

v.  Mergers / Acquisitions

a.   Borrower shall be allowed to acquire portfolios of operating assets under lease, PPA, or loan agreements and equity interests in entities (including tax equity partnerships) all or substantially all of whose assets consist of the foregoing assets or equity, however, shall not acquire any companies or platforms which are in the business of origination, development, construction, management, customer acquisition, or any other such business

b.  Borrower shall not acquire or merge with new companies or platforms, unless such transaction is an Approved Merger/Acquisition (to be defined in the definitive documents)

vi.   Approved Affiliate Transactions (defined as transactions with affiliates of the Borrower that are on terms no less favorable to the affiliate than would be obtained in a comparable arm’s length transaction with a person that is not an affiliate or are on terms substantially similar to existing affiliate transactions. All existing affiliate transactions shall be deemed to be “Approved Affiliate Transactions”). For the avoidance of doubt, no intercompany loans made by Borrower, SEC or NewCo will be permitted without prior Lender approval and there shall be no restrictions on intercompany loans between or among any Subsidiary of the Borrower and/or any Management Entity.

a.   Management Entities shall continue to provide services under existing affiliate transactions, however, no changes to economic terms shall be permitted (except for an 2% annual growth rate)

b.  Management Entities shall be allowed to enter into similar transactions to support future asset growth that are Approved Affiliate Transactions.

vii.  Parent and NewCo shall not form any new subsidiaries unless such subsidiaries are wholly-owned by Borrower (alongside third-party tax equity investors).

viii.  Parent shall not own any assets through Sunnova Energy Yield GP, LLC or another yield co entity

ix.   Underwriting Criteria:

a.   Borrower shall not modify its Underwriting Policy (as in effect on the closing date) unless and to the extent that such modification (i) would not reasonably be expected to result in a breach or default under any of its subsidiaries’ senior secured credit facilities or (ii) is otherwise consistent with the applicable provisions of such senior secured credit facilities.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16

b.  In addition, no customer for any solar asset shall have a FICO Score of less than [***] at origination; provided, that the Borrower may deploy up to $40 million in additional capital in assets with FICO Scores of at least [***] at origination.

Permitted Asset Sales:

A sale:

i.   by Borrower to a Subsidiary or by a Subsidiary to Borrower or another Subsidiary;

ii.  of obsolete, worn-out or replaced property not used or useful in its business;

iii.   of equipment to customers in the ordinary course of business;

iv.   the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction; or

v.  whereby Pro Forma for the asset sale (which may take the form of a Minority Portfolio Sale, Passive

Preferred Sale or Other Portfolio Sale), the Borrower:

a.   Would remain in compliance with the CLTV covenant minus a 2.5% adjustment;.

b.  CLTV level would not increase by more than 10.0% relative to previous quarter, unless it would remain in compliance with the CLTV covenant minus a 5.0% adjustment;

c.   Would remain in compliance with the Portfolio Diversification Requirement set forth in Appendix A;

d.  Shall remain in compliance with all Affirmative Covenants and Negative Covenants, and

e.   Shall maintain a ratio between levered equity value of Core Assets (unlevered Asset Value of Core Assets, less Debt of Asset Portfolios) and balance of Term Loans of not less than:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17

Date	Level
9/30/2017	[***]

12/31/2017	[***]

3/31/2018	[***]

6/30/2018	[***]

9/30/2018	[***]

12/31/2018	[***]

3/31/2019	[***]

6/30/2019	[***]

9/30/2019	[***]

12/31/2019	[***]

3/31/2020	[***]

6/30/2020	[***]

9/30/2020	[***]

12/31/2020	[***]

3/31/2021	[***]

6/30/2021	[***]

9/30/2021	[***]

12/31/2021	[***]

3/31/2022	[***]

For the avoidance of doubt, when performing the CLTV calculation to determine whether a Passive Preferred Sale satisfies the foregoing clauses (a) through (e), (x) all operating portfolios and debt associated with such Passive Preferred Sale shall be excluded from the numerator and denominator of such calculation (and shall remain ineligible for future CLTV calculations) and (y) cash proceeds from such sale may be included as Borrower cash in the denominator of such calculation.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

18

For the avoidance of doubt, the Equity Cures shall not enable the Borrower to qualify for any of the above for purposes of effecting a Permitted Asset Sale, provided, however the Borrower may exercise an Optional Prepayment at any time, and to the extent the Borrower can demonstrate that following such prepayment it can qualify under all of the above then such sale shall be deemed permitted.

No asset sales under clause (v) above are permitted during the continuation of an Event of Default

Affirmative Covenants:

Usual and customary for transactions of this type. Borrower shall cause each of its Subsidiaries to distribute all cash that each such Subsidiary is permitted to distribute under applicable law, its organizational documents, and the applicable debt financings and tax equity partnership documents; provided that each Subsidiary may retain cash in an amount, in the Borrower’s reasonable discretion, necessary or advisable for working capital purposes, capital expenditures or the prudent operation of such Subsidiary’s business.

Borrower shall use commercially reasonable efforts to achieve TCB Success and CIT Success.

“TCB Success” means an amendment to the AP4 facility that eliminates (a) the change of control with respect to foreclosure on equity in Borrower and AP4 (which can be subject to customary limitations (such as transferee satisfying creditworthiness and operational requirements)) and (b) the event of default under the TCB facility triggered by acceleration of the TL and prepayment, repurchase, defeasance or redemption prior to the stated maturity.

“CIT Success” means an amendment to the TEP I facility that eliminates the change of control with respect to foreclosure on equity in Borrower and TEP I Developer (which can be subject to customary limitations (such as transferee satisfying creditworthiness and operational requirements)).

Base Case Model:	Model sent by management labeled “[☐]”

Conditions Precedent:

Conditions precedent to closing the Facility shall include, but not be limited to the following:

i.   investment committee approval of ARCC, other Ares Mgmt committees and Melody,

ii.  satisfactory completion of customary legal diligence and documentation,

iii.   pro-forma balances of

a.   $70 million cash at Borrower

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19

b.  $25 million cash at Parent after giving effect to a distribution of loan proceeds to the Parent on the Closing Date[5]

c.   Funded WIP of $100 million;

iv.   execution of Org Chart consolidation under Borrower, including sale of AP3 assets to AP6 warehouse[6],

v.  repayment of Magnetar bridge loan,

vi.   ECP shall evidence historical funding of $375.0 million (inclusive of $300mm Conv Pref and $75mm secondary purchases) by ECP and ECP related co-investors,

vii.  Minimum systems in service of 37,465,

viii.  Management shall provide the Administrative Agent the CLTV calculations as of June 30, 2017 with detail broken down for each portfolio, and

ix.   In respect of the SSA and SLA Warehouse Facilities, Borrower shall deliver a consent (in a form to be agreed) from Credit Suisse providing that the exercise of remedies by the Lenders shall not result in a breach of the change of control covenants under such facilities.[7][8]

Security:

The Facility will be secured by perfected first liens on:

•  100% of the equity interests in Parent owned by NewCo.[9]

•  All assets of Parent including but not limited to:

•  All equity interests in Borrower

•  all bank accounts including the account which receives payments on behalf of the Management Entities

[5]

NOTE: The amounts in clauses (iii)(a) and (b) are subject to final confirmation from ARCC after review of (i) latest model and (ii) reconciliation of net changes in working capital (and collateral value) increase/decrease net of shareholder loan repayment.

[6]	NOTE: The lenders understand that some assets (with an EPC cost of $1.7M) will remain in AP3.
[7]	NOTE: AP4 facility to be amended so this facility can qualify as a “Qualified Parent Credit Facility”.
[8]	Note: NewCo structure subject to ongoing legal review (including review of revised corporate docs of SEC and amendments to senior financings).
[9]	NOTE: Qualified transferee requirements and approval rights applicable to post-foreclosure matters, including operational management and servicing, to be discussed with Credit Suisse.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

20

•  pledges of its membership interests in all subsidiaries which exist as of the Closing Date, and in newly-formed entities following the Closing Date

•  All assets of Borrower including but not limited to:

•  all bank accounts including the accounts governed by the DACA

•  pledges of its membership interests in all subsidiaries which exist as of the Closing Date not pledged to an existing lender (provided that such pledge shall exclude any assets pledged under the existing senior financings or subject to a negative pledge or other restrictions on liens under the existing senior financings), and in newly-formed entities directly owned by Borrower

•  Bank accounts held by TEP I Developer, AP6 and any other applicable Subsidiary that hold cash intended to fund WIP obligations; provided, that such lien shall be released when WIP is transferred to a Subsidiary subject to a debt or tax equity senior financing.

Guaranty:	SEC will provide a guaranty of Borrower’s obligation to pay the Prepayment Premium to the initial Lenders under the Facility.

Mandatory Prepayments

Including but not limited to:

i.   Change of Control; and

ii.  100% of extraordinary proceeds received by Borrower (including, but not limited to, insurance proceeds and casualty proceeds following exercise of customary reinvestment rights).

Optional Prepayments:	Borrower shall have the right to partially prepay the loan at any time without premium or penalty (except as set forth below); provided that such prepayments are not less than $5 million (or, if less, the remaining balance of the Facility) other than in the case of Optional Prepayments made with the proceeds of transactions under clause (v) of Permitted Asset Sales. All such prepayment shall repay accrued PIK at par and, with respect to the optional repayment of the loan in full, shall include the Prepayment Premium.

Change of Control:	See Appendix B.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

21

Events of Default:

Usual and customary for financings of this type including but not limited to the following:

i.   Payment default caused by the failure to pay the Minimum Cash Coupon, Mandatory Amortization and Turbo Amortization (subject to Equity Cures) under the Facility

ii.  Cross-Acceleration to all financings which sit downstream of SEC whereby the indebtedness has notional par value that exceeds $25 million

iii.   Cross-Default to financings that sit downstream of SEC with indebtedness that has a notional par value exceeding $25 million; the Cross-Default triggers shall be subject to a 60-day grace period (other than with respect to clause (d)) and shall be limited to:

a.   Payment default of interest or mandatory principal payments

b.  Financial covenants (i.e., debt service coverage ratio, where applicable) to the extent that failure to satisfy such covenant is a default under the senior facility

c.   Solely with respect to warehouse facilities and term securitizations (including the Goldman Sachs and Credit Suisse facilities), the occurrence of any event that causes or would cause (absent a waiver or amendment) a cash sweep, cash trap or rapid amortization event (i.e., “full sweep event” or “early amortization event”)

d.  A warehouse facility shall have a balance of greater than $25 million and such facility is maturing within 30 days

iv.   Breach of the CLTV Covenant (subject to 10-day cure period from delivery of financial statements for the applicable quarter)

v.  Breach of certain other Negative Covenants and Affirmative Covenants (with grace periods usual and customary for financings of this type and to be agreed upon, as applicable)

vi.   Removal of SEC or any SEC affiliate as a manager of (x) any partnership or joint venture with a cash or tax equity investor or (y) any other vehicle subject to a Minority Portfolio Sale, if the value of the Asset Portfolio held by such partnership, joint venture or other vehicle exceeds $25 million

Default Interest:	3.0% in excess of the applicable Interest Rate upon the occurrence of an Event of Default.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

22

Bankruptcy:	Compliance with separateness covenants that are usual and customary for structured finance transactions, including a requirement of affirmative approval by an independent director of bankruptcy actions by the Borrower.[10]

Step-In Rights:	Upon the occurrence and during the continuation of an Event of Default, the Lender shall have the right to exercise remedies that are usual and customary for financings of this type, including, but not limited to, foreclosing on the equity of the Borrower and foreclosing on the assets of the Borrower (including any equity owned by the Borrower).

Expenses:	Per the mandate letter executed April 20, 2017 (as amended on June 29, 2017, July 28 2017 and as further amended, amended and restated, or otherwise modified from time to time, “Mandate Letter”).

Representations and Warranties:	Usual and customary for transactions of this type

Required Lenders:	50.01%

Assignments:

Prior to the occurrence of any of the below events, any assignment of the Loans shall require the consent (not to be unreasonably withheld) of the Administrative Agent (other than assignments of the Loans by Lenders to related funds and to investors of such Lender or of such related fund), provided that no such assignment shall be to a Disqualified Lender. Participations shall be permitted.

Following the occurrence of any of the following, the Loans may be assigned to any entity with the consent (not to be unreasonably withheld) of the Administrative Agent:

i.   Bankruptcy of the Borrower, Parent or NewCo

ii.  Bankruptcy of any subsidiary of Borrower (wholly-owned or partially owned) whereby any class of creditors has indebtedness which has notional par value exceeding $25 million

iii.   Event of Default which has not been cured for 60 days

iv.   Liquidity Breach which has not been cured for 120 days

Governing Law:	State of New York

[10]	NOTE: Parties to discuss independent directors at Management Entities.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

23

APPENDIX A

RESTRICTED DEBT INCURRENCE AND AMENDMENTS

Borrower shall not, and shall not permit any subsidiary to issue Indebtedness (including any Indebtedness which was incurred prior to the acquisition of such subsidiary directly or indirectly by the Borrower, which shall be deemed to be issued upon the acquisition of such subsidiary), or amend the terms of the most recently executed agreement, to the extent such execution causes any of the following:

i.

Portfolio Diversification Requirement – Any class of creditors under a single financing agreement entered into after the Closing Date would be secured by assets (“Asset Pool”) the value of which exceeds 33% of the total asset pool value (such values calculated utilizing the Discount Rate) controlled or owned by SEC and no two pools in aggregate exceed 60%.

ii.

Anti-Layering - The security of the transaction reflects security or a guarantee that is deemed as 2nd lien, mezzanine debt, structurally subordinated, unsecured or preferred (i.e. junior capital) including Passive Preferred Sales whereby the underlying downstream assets are encumbered by another class of creditors or preferred equity investors, provided, however, that the following shall be permitted (subject to satisfying all other requirements under this Appendix A including (i), (iii), and (iv)):

•	Debt transactions commonly known as “back-leverage” whereby the lender is subordinated to tax equity, and

•	“B” and “C” tranches related to securitizations

For the avoidance of doubt, (x) no debt shall be incurred by Borrower or any other subsidiary of SEC which sits between SEC and any other class of creditors of any Asset Pool, whether Wholly-Owned Assets or Partially-Owned Assets, (y) the security of the transaction may not include a lien on any assets that are pledged to the Lender as security for the Facility and (z) the Borrower shall be permitted to do Passive Preferred Sales (and other preferred equity sales) so long as they are treated and qualified as Permitted Asset Sales.

The Borrower will not permit any subsidiary to enter into any financing after the Closing Date that contains a change of control or assignment provision that would be triggered by a foreclosure on the equity interests in SEC.

The Borrower will cause each subsidiary to use commercially reasonable efforts not to enter into any financing after the Closing Date that contains a change of control or assignment provision that would be triggered by a foreclosure on the equity interests in Borrower or other downstream entity (provided, that, such foreclosure can be subject to customary limitations (such as transferee satisfying creditworthiness and operational requirements)). “Warehouse CoC Violation” means the entry of a warehouse or aggregation financing that contains such a restriction.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

24

iii.	Value Creation

•

Asset Pool - The weighted average interest rate for the Asset Pool is less than 200 basis points below the weighted average unlevered asset yield (“Unlevered Asset Yield” or “UAY”) whereby UAY is calculated as Sunnova’s internal underwriting model post-tax equity;

iv.	Leverage Guidelines

•

The principal amount of the debt obligation for a single Asset Pool to exceed an advance rate of, prior to 12/31/19, 80.0% and, thereafter, 85.0% (except for in each case existing senior facilities and refinancings thereof that provide for a higher advance rate) when utilizing a market standard methodology included but not limited to PV-6 of Aggregate Discounted Solar Asset Balance (“ADSAB”)

•	Any transaction which causes the CLTV level to increase by more than 10.0% relative to the previous quarter’s actual level

•	No re-leveraging of assets that were subject to the “Class C Notes” issued by Helios Issuer, LLC until after 9/30/18

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

25

APPENDIX B

CHANGE OF CONTROL DEFINITION

“Change of Control” means:

i.

the consummation of a transaction or a series of transactions after which a person or two or more persons acting in concert (in each case, other than the Existing Owners and their respective affiliates) obtains a majority of seats on the board of directors or equivalent governing body of NewCo;

ii.

the consummation of a transaction or a series of transactions after which a person or two or more persons acting in concert (in each case, other than the Existing Owners and their respective affiliates) shall acquire or hold beneficial ownership, directly or indirectly, of equity securities of NewCo representing (x) more than 50% of the combined voting power of all equity securities of NewCo entitled to vote in the election of the members of the board of directors or equivalent governing body of NewCo or (y) more than 50% of the equity value of all equity securities of NewCo; or

iii.	a transaction or a series of transactions in which ECP or any of its affiliates directly or indirectly transfers or otherwise disposes any of its interests in NewCo.

provided, however, that the following shall not constitute a Change of Control:

i.	transfers of any class of securities in NewCo among or to other affiliates;

ii.

upon a Qualified IPO one or more of the Existing Owners and their respective affiliates collectively hold, directly or indirectly, equity securities of NewCo representing more than 35% of the combined voting power of all equity securities of NewCo entitled to vote in the election of the members of the board of directors or equivalent governing body of NewCo.

“Existing Owners” shall mean, collectively, Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP and Energy Capital Partners III-D, LP, any other existing owners of Sunnova as of Closing and each of their Permitted Transferees (as defined in the Investors Agreement, dated as of the Third Restatement Effective Date, by and among Sunnova and the other signatories thereto).

“Qualified IPO” shall mean a firm commitment underwritten initial public offering of securities of NewCo or any entity into which securities of NewCo may be converted into, contributed for, or exchanged for (an “IPO Entity”) pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, with aggregate gross proceeds, net of the underwriting discount and commissions, to NewCo or IPO Entity, as applicable, of not less than $100 million.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

26

APPENDIX C

CLTV COVENANT

9/30/2017	NA

12/31/2017	[***]%

3/31/2018	[***]%

6/30/2018	[***]%

9/30/2018	[***]%

12/31/2018	[***]%

3/31/2019	[***]%

6/30/2019	[***]%

9/30/2019	[***]%

12/31/2019	[***]%

3/31/2020	[***]%

6/30/2020	[***]%

9/30/2020	[***]%

12/31/2020	[***]%

3/31/2021	[***]%

6/30/2021	[***]%

9/30/2021	[***]%

12/31/2021	[***]%

3/31/2022	[***]%

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

27

APPENDIX D - ORG CHART

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.